[DESCRIPTION]   EXHIBIT 11.2 LOAN AGREEMENT DATED AUGUST 4, 1998

                        FIRST AMENDMENT
                             TO
         THIRD AMENDED AND RESTATED CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is made and entered into as of the _4_ day of _August , 1998, by and among CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter referred to as "Borrower"), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as successor in interest to Wells Fargo Realty Advisors Funding, Incorporated, a Colorado corporation, U.S. BANK NATIONAL ASSOCIATION, a national banking association, f/k/a First Bank National Association, FLEET NATIONAL BANK, a national banking association, and WACHOVIA BANK, N.A., a national banking association (hereinafter referred to individually as a "Lender" and collectively as "Lenders") and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as successor in interest to Wells Fargo Realty Advisors Funding, Incorporated, a Colorado corporation, as agent for the benefit of each of the Lenders (in such capacity, the "Agent").

                           W I T N E S S E T H:

     WHEREAS, Borrower, Wells Fargo Bank, National Association and U.S.
Bank National Association (collectively, the "Original Lenders") and Agent entered into that certain Third Amended and Restated Credit Agreement dated as of June 30, 1998 (the "Credit Agreement"), pursuant to which the Original Lenders agreed to extend to Borrower a credit facility (the "Credit Facility") in the aggregate principal amount of up to Eighty-Five Million Dollars ($85,000,000.00) at any one time outstanding; and

     WHEREAS, Borrower, Original Lenders, Fleet National Bank ("Fleet"), Wachovia Bank, N.A. ("Wachovia") and Agent desire to modify and amend the Credit Agreement to, among other matters, add Fleet and Wachovia as "Lenders" thereunder and increase the aggregate principal amount of the Credit Facility to up to One Hundred Twenty Million Dollars ($120,000,000.00).

     NOW THEREFORE, for and in consideration of the premises, for Ten and No/100 Dollars ($10.00) in hand paid by the parties to each other, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Borrower, Lenders, and Agent, Borrower, Lenders, and Agent do hereby covenant and agree as follows:

     1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement; and

     2. Definition Changes. Section 1.1 of the Credit Agreement is hereby amended by adding the following at the end of the definition of "Adjusted Asset Value: "and, during the fifteen months after the purchase of real property by Borrower, shall exclude any EBITDA from such real property." Furthermore, Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Commitment" in its entirety and by

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substituting therefor a new definition of "Commitment" to read as follows:

               "Commitment" means, in respect of each Lender, the obligation of such Lender to make Advances to Borrower, subject to the terms and conditions hereof, up to an aggregate principal amount not to exceed at any one time outstanding the amount set forth opposite such Lender's name on the signature pages hereto or as set forth in any amendment to this Agreement, subject to adjustment, in the case of any Lender, from time to time by assignment pursuant to Section 9.6 hereof or decrease by Borrower pursuant to Section 2.1 hereof, and "Commitments" shall mean the Commitment of all the Lenders in an aggregate principal amount not to exceed at any one time outstanding One Hundred Twenty Million Dollars ($120,000,000.00).

     3. Commitment. The parties agree that, as of the date hereof, giving effect to this Amendment, the Commitment of each Lender is as follows:

          Commitment               Lender

          $45,000,000.00      Wells Fargo Bank, National Association

          $40,000,000.00      U.S. Bank National Association

          $17,500,000.00      Fleet National Bank

          $17,500,000.00      Wachovia Bank, N.A.

     Borrower, Agent and the Original Lenders agree that Fleet and Wachovia, to the extent of each of its $17,500,000.00 Commitment, shall have the same rights and benefits with respect to Borrower under the Credit Agreement and the Loan Documents as each would have had if it was a Lender hereunder on June 30, 1998 with respect to its Pro Rata Share.

     4. Borrowing Base. Schedule 3.1 attached to the Credit Agreement is hereby amended by deleting it in its entirety and by substituting therefor the Schedule 3.1 attached to this First Amendment.

     5. Release of Eligible Projects. Section 3.1(d)(vi) of the Credit Agreement is hereby amended by inserting the phrase "plus the aggregate face amount of the outstanding Letters of Credit" after the word "Loans" in the second line thereof.

     6. Assignments. Section 9.6(c) of the Credit Agreement is hereby amended by deleting the clause "(not to be unreasonably withheld)" from the fourth line thereof, and inserting the clause "(not to be unreasonably withheld, and provided that Borrower's consent shall not be required if, at the time of such assignment, any monetary Default or monetary Event of Default is in existence hereunder or under the Notes or any other Loan Document)" is inserted in lien thereof.

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     7.   Conditions Precedent.  Subject to the other terms and conditions hereof, this Amendment shall not become effective until the Agent shall have had delivered to it each of the following instruments, documents or agreements, each in form and substance satisfactory to the Agent and the
Lenders:

     (a) counterparts this Amendment duly executed and delivered by the Borrower, the Agent and each of the Lenders;

     (b) receipt by Agent of the opinions of Mary Ann Sinnott and such other counsel located in the jurisdictions where the Eligible Projects are located, addressed to Agent and each Lender and satisfactory in form and substance to Agent covering such matters relating to the transactions contemplated by this Amendment as Agent may reasonably request;

     (c) an amendment to each Mortgage (collectively, the "Mortgage Amendments") encumbering a Project, amending each such Mortgage to reflect this Amendment;

     (d) endorsements to each of the title insurance policies insuring the validity and priority of the Mortgage, as amended pursuant to Section 5(c), covered thereby as a first priority Lien upon the Eligible Project and Collateral described therein, subject to Permitted Liens, and increasing the amount of coverage of such policies by an aggregate amount of Thirty-Five Million Dollars ($35,000,000), allocated in a manner approved by Agent and the Lenders;

     (e) a certificate of the Secretary of CBL Holdings I, Inc. dated as of the date hereof certifying (i) that the Certificate of Incorporation and By-laws of CBL Holdings I, Inc., have not been modified since June 30, 1998;
(ii) that attached thereto is a true and complete copy of Resolutions adopted by the Board of Directors of CBL Holdings I, Inc., authorizing the execution and delivery on behalf of Borrower of this Amendment and the other instruments, documents or agreements executed and delivered by Borrower in connection herewith, authorizing the execution and delivery on behalf of Borrower as general partner of each Subpartnership of the Mortgage Amendment(s) to which such Subpartnership is a party, and authorizing the execution, delivery and performance of any instruments, documents or agreements executed and delivered by CBL Holdings I, Inc. in connection with this Amendment (all such instruments, documents or agreements executed and delivered in connection herewith by or on behalf of CBL Holdings I, Inc., Borrower or any Subpartnership are hereinafter collectively referred to as the "Amendment Documents"); and (iii) as to the incumbency and genuineness of the signatures of the officers of CBL Holdings I, Inc. executing the Amendment Documents to which CBL Holdings I, Inc., Borrower or any Subpartnership is a party;

     (f) receipt by Agent of a certificate of Borrower approving the execution, delivery and performance of this Amendment and the other Amendment Documents to which Borrower is a party, duly adopted by Borrower in accordance with the terms of Borrower's Partnership Agreement; and

     (g) receipt by Agent of a certificate of each Subpartnership approving the execution, delivery and performance of the Amendment Documents to which such Subpartnership is a party, duly adopted by such Subpartnership in accordance with the terms of such Subpartnership's partnership agreement.

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     Upon fulfillment of the foregoing conditions precedent, this Amendment shall become effective as of the date hereof.

     8.   Borrowing.     Upon the fulfillment of the conditions precedent set
forth in Section 7 above and the effectiveness of this Amendment, the Borrower shall, on such date, borrow Advances from Fleet and Wachovia, such that, after giving effect thereto, the Loan (including, without limitation, the principal amounts of the Advances, the types and (if applicable)
Interest Periods thereof) shall be held by the Lenders ratably in accordance with their Commitments by reference to the principal amounts of the Loan.

     9. Notes. For purposes of Note, the addresses of Fleet National Bank and Wachovia Bank, N.A. shall be as follows:

          Fleet National Bank
          Mail Stop MA BO F11C
          75 State Street
          Boston, MA 02109
          Attention:  Aron Levine

          Wachovia Bank, N.A.
          191 Peachtree Street, N.E.
          30th Floor
          Atlanta, GA 30303
          Attention: Toni Nunn

provided, however, that Fleet National Bank and Wachovia Bank, N.A. shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to the other parties in the manner set forth in Paragraph 9.1 of the Credit Agreement.

     10. Representations and Warranties; No Default. Borrower hereby represents and warrants to the Agent and the Lenders that (a) all of Borrower's representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date of Borrower's execution of this Amendment; (b) no Default or Event of Default has occurred and is continuing as of such date under any Loan Document; (c) Borrower has the power and authority to enter into this Amendment and to perform all of its obligations hereunder; (d) the execution, delivery and performance of this Amendment by Borrower have been duly authorized by all necessary corporate, partnership or other action; and (e) the execution and delivery of this Amendment and performance thereof by or on behalf Borrower does not and will not violate the Partnership Agreement of Borrower or the Certificate of Incorporation, By-laws or other organizational documents of CBL Holdings I, Inc. and does not and will not violate or conflict with any law, order, writ, injunction, or decree of any court, administrative agency or other governmental authority applicable to Borrower, CBL Holdings I, Inc., or their respective properties.

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     11.  Expenses.  Borrower agrees to pay, immediately upon demand by the Agent, all reasonable costs, expenses, fees and other charges and expenses actually incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the Amendment Documents.

     12. Defaults Hereunder. The breach of any representation, warranty or covenant contained herein or in any document executed in connection herewith, or the failure to observe or comply with any term or agreement contained herein shall constitute a Default or Event of Default under the Credit Agreement (subject to any applicable cure period set forth in the Credit Agreement) and the Agent and the Lenders shall be entitled to exercise all rights and remedies they may have under the Credit Agreement, any other documents executed in connection therewith and applicable law.

     13. Interest Expense. The definition of "Interest Expense" which appears on Page 9 of the Credit Agreement is hereby amended by deleting the phrase "and (iii) all Interest to a Project" from the eighth and ninth lines thereof, and inserting in lieu thereof the following: "and (iii) all Interest specifically attributable as an expense to a Project."

     14. References. All references in the Credit Agreement and the Loan Documents to the Credit Agreement shall hereafter be deemed to be references to the Credit Agreement as amended hereby and as the same may hereafter be amended from time to time.

     15. Limitation of Agreement. Except as especially set forth herein, this Amendment shall not be deemed to waive, amend or modify any term or condition of the Credit Agreement, each of which is hereby ratified and reaffirmed and which shall remain in full force and effect, nor to serve as a consent to any matter prohibited by the terms and conditions thereof.

     16. Counterparts. This Amendment may be executed in any number of counterparts, and any party hereto may execute any counterpart, each of which, when executed and delivered, will be deemed to be an original and all of which, taken together will be deemed to be but one and the same agreement.

     17. Further Assurances. Borrower agrees to take such further action as the Agent or the Lenders shall reasonably request in connection herewith to evidence the amendments herein contained to the Credit Agreement.

     18. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

     19. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Georgia, without regard to principles of conflicts of law.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the date first above written.

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                         "BORROWER"

                         CBL & ASSOCIATES LIMITED PARTNERSHIP

                              By:  CBL Holdings I, Inc. as General Partner

                              By:__John N. Foy______________
                              Name:  John N. Foy
                              Title: Executive Vice President

                              Attest:__Joan C. Perry________
                              Name:  Joan C. Perry
                              Title: Assistant Secretary

                                   (CORPORATE SEAL)

             (Signatures continued on next page)

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          Signatures continued from previous page)


                             "LENDERS"

Commitment:  $45,000,000.00   WELLS FARGO BANK, NATIONAL ASSOCIATION, as
                              successor in interest to Wells Fargo Realty
                              Advisors Funding, Incorporated


                              By: ___Robert W. Belson_______
                              Name:__Robert W. Belson_______
                              Title:_Senior Vice President__



             (Signatures continued on next page)

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          (Signatures continued from previous page)


Commitment:  $40,000,000.00   U.S. BANK NATIONAL ASSOCIATION, f/k/a First
                              Bank National Association


                              By: ____Stephen P. Bailey_____
                              Name:___Stephen P. Bailey_____
                              Title:__Vice President________




                     (Signatures continued on next page)


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                  (Signatures continued from previous page)


Commitment:  $17,500,000.00   FLEET NATIONAL BANK


                              By: ___Aron D. Levine_________
                              Name:__Aron D. Levine_________
                              Title:_Vice President_________



                     (Signatures continued on next page)

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                  (Signatures continued from previous page)


Commitment:  $17,500,000.00   WACHOVIA BANK, N.A.

                              By: ___Judith A. Nunn_________
                              Name:__Judith A. Nunn_________
                              Title:_Vice President_________



                     (Signatures continued on next page)

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                  (Signatures continued from previous page)

                         "AGENT"

                         WELLS FARGO BANK, NATIONAL ASSOCIATION, as successor in interest to Wells Fargo Realty Advisors Funding, Incorporated, as Agent

                         By: __/s/__Robert W. Belson_____
                         Name:_____Robert W. Belson_____
                         Title:____Senior Vice President

                        SCHEDULE 3.1

                      Eligible Projects


                                        Attributable
     Project:                           Borrowing Base:


1.   Post Oak Mall                           $47,925,000
     Brazos County, Texas

2.   Georgia Square Mall                     $39,600,000
     Clark County, Georgia

3.   Twin Peaks Mall                         $33,075,000
     Boulder County, Colorado

          _________________________________________________________

                              $85,000,000.00

                 THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                        Effective as of June 30, 1998

                               By and Among

                    CBL & ASSOCIATES LIMITED PARTNERSHIP,
               a Delaware limited Partnership, as Borrower,

                                    and

                  WELLS FARGO BANK, NATIONAL ASSOCIATION
                         as successor in interest to
            Wells Fargo Realty Advisors Funding, Incorporated,
                     U.S. BANK NATIONAL ASSOCIATION,
           f/k/a First Bank National Association,
                        TOGETHER WITH THOSE ASSIGNEES
               BECOMING PARTIES HERETO PURSUANT TO SECTION 9.6
                                 as Lenders,

                                    and

                 WELLS FARGO BANK, NATIONAL ASSOCIATION,
                         as successor in interest to
            Wells Fargo Realty Advisors Funding, Incorporated,
                                 as Agent

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                              TABLE OF CONTENTS

ARTICLE 1                                               2
DEFINITIONS                                             2
1.1 Definitions                                         2
1.2 Use of Defined Terms                               17
1.3 Accounting Terms, Calculation                      17
1.4 Terminology                                        18
ARTICLE 2.
THE LOAN                                               19
2.1 Commitment to Lend                                 19
2.2 Letters of Credit                                  19
2.3 Method of Borrowing                                21
2.4 Notes                                              23
2.5 Interest Rate                                      24
2.6 Special Provisions for LIBOR Advances              25
2.7 Payments                                           27
2.8 Fees                                               30
2.9 Computation of Interest and Fees                   31
2.10 Option to Replace Lenders                         31
2.11 Extension of Termination Date                     32
2.12 Term Loan Conversion                              32
ARTICLE 3.                                             33
BORROWING BASE; ELIGIBLE PROJECTS                      33
3.1 Borrowing Base                                     33
3.2 Leases and Major Agreements                        37
3.3 Appraisals                                         38
3.4 Major Construction                                 38
ARTICLE 4.                                             39
CONDITIONS                                             39
4.1 Effectiveness                                      39
4.2 Advances                                           41
4.3 Conditions Precedent to a Project
      Becoming An Eligible Project                     42
4.4 Conditions to Conversion to Term Loan              44
ARTICLE 5                                              44
REPRESENTATIONS AND WARRANTIES                         44
5.1 Organization and Power                             44
5.2 Validity of Loan Instruments                       44
5.3 Binding Effect                                     45
5.4 Financial Information                              45
5.5 Litigation                                         46
5.6 ERISA                                              46
5.7 Hazardous Substances                               46
5.8 Taxes and Other Payments                           48
5.9 Not an Investment Company                          48
5.10 Information                                       48
5.11 Insurance                                         49

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5.12 Liens                                             49
5.13 Title to the Projects                             49
5.14 Governmental Requirements                         49
5.15 ERISA; Plan Assets                                49
ARTICLE 6                                              50
COVENANTS                                              50
6.1 Reporting Requirements                             50
6.2 Payment and Performance.                           52
6.3 Maintenance of Property; Insurance                 52
6.4 Business; Existence                                53
6.5 Payment of Impositions                             53
6.6 Compliance with Legal Requirements                 54
6.7 Inspection of Property, Books and Records          54
6.8 Indebtedness                                       54
6.9 Consolidations, Mergers and Sales of Assets        54
6.10 Use of Proceeds                                   54
6.11 Investment Concentration                          55
6.12 Total Obligations to Gross Asset Value            56
6.13 Minimum Net Worth                                 56
6.14 Interest Coverage Ratio                           56
6.15 Debt Coverage Ratio                               56
6.16 ERISA                                             56
6.17 Liens                                             56
6.18 Restricted Payments                               57
6.19 Year 2000 Compliance                              57
ARTICLE 7                                              57
DEFAULTS                                               57
7.1 Events of Default                                  57
7.2 Remedies                                           61
7.3 Actions in Respect of the Letters of
      Credit Upon Default                              61
7.4 Curing Defaults Under Collateral Documents         62
7.5 Permitted Deficiency                               62
ARTICLE 8                                              63
THE AGENT                                              63
8.1 Appointment and Authorization                      63
8.2 Agent and Affiliates                               64
8.3 Action by Agent                                    64
8.4 Consultation with Experts                          64
8.5 Reliance by Agent                                  64
8.6 Defaults                                           65
8.7 Indemnification                                    65
8.8 Credit Decision                                    65
8.9 Failure to Act                                     66
8.10 Resignation or Removal of Agent; Co-Agent         66
8.11 Consent and Approvals                             67
8.12 Agency Provisions Relating to Collateral          69

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8.13 Defaulting Lenders                                71
8.14 Borrower Not a Beneficiary                        74
ARTICLE 9                                              74
MISCELLANEOUS                                          74
9.1 Notices                                            74
9.2 No Waiver                                          74
9.3 Expenses; Documentary Taxes; Indemnification       75
9.4 Waiver of Set-Offs; Sharing of Set-Offs            76
9.5 Amendments and Waivers                             76
9.6 Successors and Assigns                             78
9.7 Capital Adequacy                                   79
9.8 Counterparts                                       80
9.9 Notice of Final Agreement                          80
9.10 Invalid Provisions                                80
9.11 Maximum Rate                                      80
9.12 Limitation Upon Liability                         81
9.13 Course of Dealing                                 82
9.14 Treatment of Certain Information;
       Confidentiality                                 82
9.15 Conflict of Terms                                 82
9.16 Governing Law; Submission to Jurisdiction         82
9.17 Waiver of Right to Trial by Jury                  83
9.18 Amendment and Restatement                         83



Schedule 3.1                            List of Projects
Schedule 5.5                            Litigation
Schedule 5.6                            ERISA Plans
Schedule 5.11                           Insurance

Exhibit A                               Notes
Exhibit B                               Notice of Borrowing
Exhibit C                               Rate Selection Notice
Exhibit D                               Form of Mortgage
Exhibit E                               Form of Environmental Indemnity
                                          Agreement
Exhibit F                               Form of Closing Certificate
Exhibit G                               Form of Guaranty
Exhibit H                               Form of Assignment
Exhibit I                               Form of Extension Request

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                 THIRD AMENDED AND RESTATED CREDIT AGREEMENT


     THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement") is made and entered into as of this 30th day of June, 1998, by and between CBL
& ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter referred to as the "Borrower"), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as successor in interest to Wells Fargo Realty Advisors Funding, Incorporated, a Colorado corporation, and U.S. BANK NATIONAL ASSOCIATION, f/k/a FIRST BANK NATIONAL ASSOCIATION, a national banking association, (hereinafter referred to individually as a "Lender" and collectively as the "Lenders") and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as successor in interest to Wells Fargo Realty Advisors Funding, Incorporated, a Colorado corporation, as agent for the benefit of each of the Lenders (in such capacity, the "Agent").


                           W I T N E S S E T H:

     WHEREAS, Borrower, Wells Fargo Realty Advisors Funding, Incorporated, NationsBank of Georgia, N.A., and First Bank National Association (collectively, the "Original Lenders") and Agent entered into that certain Credit Agreement dated as of July 28, 1994 (the "Credit Agreement"), pursuant to which the Original Lenders agreed to extend to Borrower a credit facility (the "Credit Facility") in the aggregate principal amount of up to Seventy-Five Million Dollars ($75,000,000.00) at any one time outstanding; and

     WHEREAS, Borrower, Original Lenders, Union Bank of Switzerland (New York Branch) ("UBS") and Agent entered into that certain First Amendment to Credit Agreement dated as of May 5, 1995 (the "First Amendment") to, among other matters, add UBS as a "Lender" and increase the aggregate principal amount of the Credit Facility to up to Eighty-Five Million Dollars ($85,000,000.00) at any one time outstanding; and

     WHEREAS, Borrower, Original Lenders, UBS, and Agent entered into that certain Second Amendment to Credit Agreement dated as of July 5, 1995 (the "Second Amendment"); and

     WHEREAS, Borrower, Original Lenders, UBS, and Agent entered into that certain Third Amendment to Credit Agreement dated as of May 23, 1996 (the "Third Amendment"); and

     WHEREAS, Borrower, Original Lenders, UBS, and Agent entered into that certain Fourth Amendment to Credit Agreement dated as of July 26, 1996 (the "Fourth Amendment") (the Credit Agreement, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment being collectively referred to herein as the "Original Credit Agreement"); and

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     WHEREAS, Borrower, Original Lenders, UBS, and Agent entered into that certain Amended and Restated Credit Agreement dated as of September 26, 1996 (the "Restated Credit Agreement"); and

     WHEREAS, Borrower, Original Lenders, UBS, and Agent entered into that certain First Amendment to Amended and Restated Credit Agreement dated as of March 14, 1997 (the "First Amendment to Restated Credit Agreement"); and

     WHEREAS, Borrower, Original Lenders, UBS, and Agent entered into that certain Second Amended and Restated Credit Agreement dated as of June 5, 1997 to be effective as of April 1, 1997 (the "Second Restated Credit Agreement"); and

     WHEREAS, Borrower, Original Lenders, UBS, and Agent entered into that certain First Amendment to Second Amended and Restated Credit Agreement dated as of November 15, 1997 (the "First Amendment to Second Restated Credit Agreement")(the Second Restated Credit Agreement and the First Amendment to Second Restated Credit Agreement being collectively referred to herein as the "Second Amended and Restated Credit Agreement"); and

     WHEREAS, Borrower, Lenders and Agent desire to modify, amend and restate the Second Amended and Restated Credit Agreement in the manner and for the purposes set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual obligations and covenants hereinafter contained, the parties hereto hereby agree as follows:

                          ARTICLE 1

                                 DEFINITIONS

     SECTION 1.1 Definitions. When used herein, the following terms shall have the following meanings:

     "Adjusted Asset Value" means, as of a given date, (a) EBITDA for Borrower's fiscal quarter most recently ended multiplied by (b) 4 and divided by (c) the Capitalization Rate. For purposes of determining Adjusted Asset Value, EBITDA shall be adjusted by the Agent in its reasonable discretion to take into account acquisitions and dispositions of property by Borrower and shall exclude any EBITDA from property not owned by Borrower for the entire fiscal quarter most recently ended or upon which construction was in progress at the end of the fiscal quarter most recently ended.

     "Advance" shall have the meaning given such term in Section 2.1 hereof. An Advance may be either a LIBOR Advance or a Base Rate Advance.

     "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, owns or controls, on an aggregate basis, including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, at least ten percent (10%) of the outstanding shares of

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

Capital Stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other governing body (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have contingency) of such Person or at least ten percent (10%) of the partnership or other ownership interest of such Person; or which controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, a pension fund, university or other endowment funds, mutual fund investment company or similar fund having a passive investment intent owning such a ten percent (10%) or greater interest in a Person shall not be deemed an Affiliate of such Person unless such pension, mutual, endowment or similar fund either
(i) owns fifty percent (50%) or more of the Capital Stock or other ownership interest in such Person, or (ii) has the right or power to select one or more members of such Person's board of directors or other governing body.

     "Applicable Law" means, in respect of any Person, all provisions of statutes, rules, regulations and orders of any Governmental Authority applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

     "Appraisal" means, in respect of any Project or proposed Project, a M.A.I. appraisal commissioned by and addressed to Agent (acceptable to Agent, in Agent's reasonable judgment, as to form, substance and appraisal date), prepared by a professional appraiser acceptable to Agent, in Agent's reasonable judgment, having at least the minimum qualifications required under applicable regulations governing Agent, including FIRREA, and determining the "as is" market value of such Project or proposed Project as between a willing buyer and a willing seller.

     "Appraised Value" means, as to any Project or proposed Project, the "as is" market value of such Project as reflected in the then most recent Appraisal of such Project as the same may have been adjusted by Agent based upon its internal review of such Appraisal which is based on criteria and factors then generally used and considered by Agent in determining the value of similar projects, which review shall be conducted prior to acceptance of such Appraisal by Agent and in any event within thirty (30) days after receipt by Agent of such Appraisal. In the event that an Appraisal of a Project is performed after the occurrence of either (a) a casualty affecting such Project or (b) a condemnation of a portion of such Project which results in a loss of less than 10% of the acreage of the Project and of no portion of the principal structures, but prior to complete restoration of the same, the Appraised Value shall, to the extent permitted by applicable regulations, be made on an "as-restored" basis.

     "Approved Percentage" means with respect to the Appraised Value of any Project, a percentage not to exceed seventy five percent (75%), as determined by Agent and disclosed to Borrower prior to admission of such Project into the Borrowing Base. With respect to the Appraised Value of the Property listed in Schedule 3.1 attached hereto, the Approved Percentage is seventy five percent (75%).

     "Base Rate" shall mean an interest rate per annum, fluctuating daily, equal to the higher of (a) the rate announced by Agent from time to time at its principal office in San Francisco, California as its prime rate in effect on such day, or (b) the Federal Funds Rate in effect on such day plus 0.5%. The Base Rate is not necessarily intended to be the lowest rate of interest charged by Agent or any Lender in connection with extensions of credit. Each change in Base Rate shall result in a corresponding change in the interest rate hereunder with respect to a Base Rate Advance and such change shall be effective on the effective date of such change in the Base Rate.

     "Base Rate Advance" means any Advance hereunder with respect to which the interest rate is calculated by reference to the Base Rate.

     "Borrowing Base" has the meaning set forth in Section 3.1(b) hereof.

     "Business Day" means any day on which all major departments of Agent are open for business at its downtown headquarters in San Francisco, California.

     "Capital Stock" shall mean, as to any Person, any and all shares, interests, warrants, participations or other equivalents (however designated) of corporate stock of such Person.

     "Capitalization Rate" means (a) eight and one-half percent (8.50%), as to EBITDA from regional malls and power centers or (b) nine and one-quarter percent (9.25%), as to all other EBITDA.

     "CBL Management, Inc." means CBL & Associates Management, Inc., a Delaware corporation.

     "CBL Properties, Inc." means CBL & Associates Properties, Inc., a Delaware corporation, a qualified public REIT and sole shareholder of Holdings I and Holdings II.

     "Collateral" means the real and personal property comprising each Eligible Project securing payment of the Loan pursuant to the Collateral Documents.

     "Collateral Documents" means the Mortgages, assignments, security agreements, financing statements, subordination, attornment and non-disturbance agreements, tenant estoppel letters, title insurance policies and other loan and collateral documents creating, evidencing, perfecting insuring or relating to the Liens and security interests in the Collateral.

     "Combined" means, as to any calculation hereunder, that such calculation shall be made on a combined basis for Borrower, Holdings I, Holdings II, CBL Properties, Inc. and CBL Management, Inc., with each such calculation being made, (a) in respect of Borrower, on a consolidated basis for Borrower and its Subsidiaries, (b) in respect of Holdings I, on a consolidated basis for Holdings I and its Subsidiaries, (c) in respect of Holdings II, on a consolidated basis for Holdings II and its Subsidiaries,
(d) in respect of CBL Properties, Inc., on a consolidated basis for CBL Properties, Inc. and its Subsidiaries, and (e) in respect of CBL Management, Inc., on a consolidated basis for CBL Management, Inc. and its Subsidiaries.

     "Commitment" means, in respect of each Lender, the obligation of such Lender to make Advances to Borrower, subject to the terms and conditions hereof, up to an aggregate principal amount not to exceed at any one time outstanding the amount set forth opposite such Lender's name on the signature pages hereto or as set forth in any amendment to this Agreement, subject to adjustment, in the case of any Lender, from time to time by assignment pursuant to Section 9.6 hereof or decrease by Borrower pursuant to Section
2.1 hereof, and "Commitments" shall mean the Commitment of all the Lenders in an aggregate principal amount not to exceed at any one time outstanding Eighty-Five Million Dollars ($85,000,000.00).

     "Consequential Loss" means, for any Lender with respect to (a) Borrower's payment of all or any portion of the then-outstanding principal amount of a LIBOR Advance on a day other than the last day of the Interest Period applicable thereto or (b) any of the circumstances specified in
Section 2.3(c) upon which a Consequential Loss may be incurred, any loss, cost or expense incurred by such Lender as a result of the timing of such payment or Advance or in the redepositing, redeploying or reinvesting the principal amount so paid or affected by the timing of such Advance or the circumstances described in Section 2.3(c) including the sum of (i) the interest which, but for the payment or timing of the Advance, such Lender would have earned in respect of such principal amount, reduced, if such Lender is able to redeposit, redeploy, or reinvest such principal amount by the interest earned by such Lender as a result of so redepositing, redeploying or reinvesting such principal amount, plus (ii) any expense or penalty incurred by such Lender on redepositing, redeploying or reinvesting such principal amount.

     "Contingent Obligations" means, for any Person, any material commitment, undertaking, Guarantee or other material obligation constituting a contingent liability under GAAP, but only to the extent the same are required to be reflected on such Person's audited financial statements.

     "Conversion Date" has the meaning set forth in Section 2.3(c) hereof.

     "Debt Coverage Ratio" shall mean, as of any date the same is calculated, the ratio of (a) EBITDA for the fiscal quarter ending on or most recently ended prior to such date to (b) Debt Service during such fiscal quarter, in each case calculated on a Combined basis in accordance with GAAP.

     "Debt Service" means, with respect to Borrower, Holdings I, Holdings
II, CBL Properties, Inc., and their respective Subsidiaries for any period, the sum of (a) Interest Expense of Borrower, Holdings I, Holdings II, CBL Properties, Inc. and their respective Subsidiaries for such period, plus (b) regularly scheduled principal payments on Indebtedness of Borrower, Holdings I, Holdings II, CBL Properties, Inc. and their respective Subsidiaries during such period other than (x) in respect of any period following the Term Loan Conversion Date, the scheduled principal payments on the Term Loan and (y) any regularly scheduled principal payment payable on any Indebtedness which repays such Indebtedness in full, to the extent the amount of such final scheduled principal payment is greater than the scheduled principal payment immediately preceding such final scheduled principal payment, determined in each case on a Combined basis in accordance with GAAP. For purposes of this definition, a voluntary prepayment of Indebtedness shall not constitute a regularly scheduled principal payment even if, under the terms of the agreement governing such Indebtedness, the notice of prepayment has the effect of causing the amount of the prepayment to become due and payable on the date set for such notice for such prepayment.

     "Default" means any condition or event which, with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Defaulting Lender" means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation or, if no time frame is specified, if such failure or refusal continues for a period of five (5) days after notice from Agent.

     "EBITDA" means, for any period, the sum of (i) Net Income of Borrower, Holdings I, Holdings II, CBL Properties, Inc. and their respective Subsidiaries for such period (excluding equity in net earnings (or loss) of their Unconsolidated Affiliates), plus (ii) depreciation and amortization expense and other non-cash charges of Borrower, Holdings I, Holdings II, CBL Properties, Inc. and their respective Subsidiaries for such period, plus
(iii) interest expense of Borrower, Holdings I, Holdings II, CBL Properties, Inc. and their respective Subsidiaries for such period, plus (iv) income tax expense (federal and state) in respect of such period, plus (v) cash dividends and distributions actually received by Borrower, Holdings I, Holdings II, CBL Properties, Inc. and their respective Subsidiaries during such period from Unconsolidated Affiliates, plus (vi) extraordinary losses (and any unusual losses arising in or outside the ordinary course of business of Borrower, Holdings I, Holdings II, CBL Properties, Inc. and their respective Subsidiaries not included in extraordinary losses determined in accordance with GAAP that have been reflected in the determination of Net Income) for such period, minus (vii) extraordinary gains of Borrower, Holdings I, Holdings II, CBL Properties, Inc. and their respective Subsidiaries (and any unusual gains arising in or outside the ordinary course of business of Borrower, Holdings I, Holdings II, CBL Properties, Inc. or such respective Subsidiaries not included in extraordinary gains determined in accordance with GAAP that have been reflected in the determination of Net Income) for such period, determined in each case on a Combined basis in accordance with GAAP.

     "Effective Date" means the date this Agreement becomes effective in accordance with Section 4.1 hereof.

     "Eligible Project" means a Project which the Agent and the Lenders have agreed, in their reasonable discretion, to include in the Borrowing Base.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concession, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

     "ERISA Affiliate" means each trade or business (whether or not incorporated) which, together with Borrower, is treated as a single employer under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code.

     "ERISA Plan" means any employee benefit plan subject to Title I of ERISA.

     "Event of Default" has the meaning set forth in Section 7.1 hereof.

     "Federal Funds Rate" means, on any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day of such transactions as determined by Agent.

     "FIRREA" means the Financial Institution Recovery, Reform and Enforcement Act of 1989, as amended from time to time.

     "Funds from Operations" means, as to any period, an amount equal to (a) income (loss) from operations of Borrower, Holdings I, Holdings II, CBL Properties, Inc. and their respective Subsidiaries for such period, excluding gain (loss) from debt restructuring and sale of properties, plus (b) depreciation and amortization of real estate assets, plus (minus) (c) to the extent not included in clause (a) above, gain (loss) on the sales of outparcels made in the ordinary course of business, and after adjustments for Unconsolidated Affiliates, determined in each case on a Combined basis in accordance with GAAP. Adjustments for Unconsolidated Affiliates will be calculated to reflect funds from operations on the same basis.

     "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those which, in accordance with the last sentence of
Section 1.3(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

     "Governmental Authority" means, in respect any Person, any government (or any political subdivision or jurisdiction thereof) , court, bureau, agency or other governmental authority having jurisdiction over such Person or any Affiliate of such Person or any of its or their business, operations or properties.

     "Gross Asset Value" means, at a given time, the sum of (a) Adjusted Asset Value at such time, plus (b) all of Borrower's cash and cash equivalents at the end of the fiscal quarter most recently ended, plus (c) the current book value of all real property of Borrower upon which construction was in progress at the end of the fiscal quarter most recently ended, plus (d) the purchase price paid by Borrower for any real property purchased by Borrower during the fifteen (15) months after the acquisition of such real property.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Hazardous Substances" shall mean any pollutant, contaminant, hazardous, toxic or dangerous waste, substance or material, or any other substance or material regulated or controlled pursuant to any Environmental Law, including, without limiting the generality of the foregoing, asbestos, PCBs, petroleum products (including crude oil, natural gas, natural gas liquids, liquefied natural gas or synthetic gas) or any other substance defined as a "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "hazardous material," "hazardous chemical," "hazardous waste," "regulated substance," "toxic chemical," "toxic substance" or other similar term in any Environmental Law.

     "Holdings I" means CBL Holdings I, Inc., a Delaware corporation, and a Wholly Owned Subsidiary of CBL Properties, Inc. and the sole general partner of Borrower.

     "Holdings II" means CBL Holdings II, Inc., a Delaware corporation, and a Wholly Owned Subsidiary of CBL Properties, Inc. and a limited partner of Borrower.

     "Impositions" shall mean (i) all real estate and personal property taxes, charges, assessments, excises and levies and any interest, costs or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which at any time prior to or after the execution hereof may be assessed, levied or imposed upon the Collateral or the ownership, use, occupancy or enjoyment thereof, or any portion thereof, or the sidewalks, streets or alleyways adjacent thereto; (ii) any charges, fees, license payments or other sums payable for any easement, license or agreement maintained for the benefit of the Collateral; and (iii) water, gas, sewer, electricity, telephone and other utility charges and fees that are or may become a Lien against the Collateral.

     "Indebtedness" shall mean, as applied to any Person at any time, without duplication (a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto; (ii) with respect to letters of credit issued for such Person's account; (iii) under agreements for the prospective purchase or repurchase assets other than obligations arising under unexercised option agreements; (iv) to make future Investments in any Person; (v) to pay the deferred purchase price of property or services previously purchased or rendered, except unsecured trade accounts payable and accrued expenses arising in the ordinary course of business; or (vi) as a lessee arising under a lease that is required to be capitalized in accordance with GAAP; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, whether or not such Person is otherwise obligated on such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of any foreign exchange contract or any interest rate swap, cap or collar agreement or similar arrangement, net of liabilities owed to such Person by the counterparties thereon; (d) all shares of Capital Stock or equivalent ownership interest subject (upon the occurrence of any contingency or otherwise) to mandatory redemption prior to the date the Loan is scheduled to be repaid in full; (e) obligations of others to the extent Guaranteed by such Person or to the extent such Person is otherwise liable on a recourse basis; and (f) such Person's pro rata share of non-recourse Indebtedness of a partnership in which such Person is a partner (it being understood that the remaining portion of such non-recourse partnership Indebtedness shall not constitute Indebtedness of such Person).

     "Indemnitee" has the meaning set forth in Section 9.3(c) hereof.

     "Interest Coverage Ratio" means, as of any date the same is calculated, the ratio of (a) EBITDA for the fiscal quarter ending on or most recently ended prior to such date to (b) Interest Expense for such fiscal quarter, determined in each case on a Combined basis in accordance with GAAP.

     "Interest Expense" means, for any Person for any period, total interest expense on Indebtedness of such Person, whether paid or accrued, but without duplication (including the interest component of capital leases), including, without limitation, (a) all commissions, discounts and other fees and charges owed with respect to letters of credit, and (b) one hundred percent (100%) of any interest expense, whether paid or accrued, of any other Person for which such Person is wholly or partially liable (whether by Guarantee, pursuant to Applicable Law or otherwise) but excluding (i) interest on Reserved Construction Loan and (ii) swap or other interest hedging breakage costs, all as determined in conformity with GAAP and (iii) all Interest to a Project.

     "Interest Period" means, with respect to a LIBOR Advance, a period commencing:

          (a) on the borrowing date of such LIBOR Advance made pursuant to Section 2.3(a) of this Agreement; or

          (b) on the Conversion Date pertaining to such LIBOR Advance, if such LIBOR Advance is made pursuant to a conversion as described in
Section 2.3(c) hereof; or

          (c) on the last day of the preceding Interest Period in the case of a rollover to a successive Interest Period;

and ending 1, 2, 3, 6 or 12 months thereafter, as Borrower shall elect in accordance with Section 2.3(c) of this Agreement; provided, that:

               (i) any Interest Period that would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day, unless such LIBOR Business Day falls in another calendar month in which case such Interest Period shall end on the next preceding LIBOR Business Day;

               (ii) any Interest Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month or at the end of such Interest Period) shall, subject to Clause (i) above, end on the last LIBOR Business Day of a calendar month;

               (iii) if the Interest Period for any LIBOR Advance would otherwise end after the final maturity date of the Loan, then such Interest Period shall end on the final maturity date of the Loan; and

               (iv) if Borrower elects an Interest Period of 12 months with respect to any LIBOR Advance, and any Lender determines that either deposits in United States Dollars (in the applicable amounts) are not being offered to it in the interbank eurodollar market for such Interest Period or that quotes of the LIBOR Rate are not available for such Interest Period, then Agent shall give notice thereof to Borrower, and Borrower shall be deemed to have elected an Interest Period of 6 months.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "Investment" in any Person shall mean any investment, whether by means of share purchase, loan, advance, extension of credit, capital contribution or otherwise, in or to such Person, the Guarantee of any Indebtedness of such Person, or the subordination of any claim against such Person to other Indebtedness of such Person.

     "Issuing Bank" means Agent or an affiliate of Agent, as the issuer of Letters of Credit hereunder.

     "Lease" means any lease, sublease, license, concession or other agreement (written or verbal, now or hereafter in effect) to which Borrower, any Wholly Owned Subsidiary of Borrower or any Subpartnership is a party and which grant a possessory interest in and to, or the right to use, all or any part of an Eligible Project, save and except any lease or sublease pursuant to which Borrower, any Wholly Owned Subsidiary of Borrower or any Subpartnership is granted a possessory interest in the land underlying such Eligible Project.

     "Legal Requirements" shall mean (i) any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates or ordinances of any Governmental Authority in any way applicable to Borrower, any Wholly Owned Subsidiary of Borrower or any Subpartnership owning an Eligible Project, or the Collateral, including, without limiting the generality of the foregoing, the ownership, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof; (ii) any and all covenants, conditions and restrictions contained in any deed or other form of conveyance or in any other instrument of any nature that relate in any way or are applicable to the Collateral or the ownership, use or occupancy thereof; (iii) Borrower's and each such Wholly Owned Subsidiary's and Subpartnership's presently or subsequently effective Articles of Partnership, Limited Partnership, Joint Venture, Trust or other form of business association agreement; (iv) any Major Agreements and Major Leases; and (v) any lease or other contract pursuant to which Borrower is granted a possessory interest in any land.

     "Lending Office" means Agent's office located 420 Montgomery Street,
6th Floor, San Francisco, California 94163, or such other office as Agent may hereafter designate as its Lending Office by notice to Borrower and Lenders.

     "Letter of Credit Obligations" means, collectively, (a) all reimbursement and other obligations of Borrower in respect of Letters of Credit, (b) all amounts paid by Agent to the Issuing Bank in respect of Letters of Credit and (c) all amount paid by the Lenders to the Agent and/or the Issuing Bank in respect of Letters of Credit.

     "Letters of Credit" means the letters of credit made in connection with the Loan issued by the Issuing Bank for the account of Borrower in an aggregate face amount not to exceed $10,000,000.00 outstanding at any one time, as they may be drawn on, advanced, replaced, or modified from time to time.

     "LIBOR Advance" means any Advance hereunder with respect to which the interest rate is calculated by reference to the LIBOR Rate for a particular Interest Period.

     "LIBOR Business Day" means a Business Day on which dealings in United States Dollars are carried out in the London interbank market.

     "LIBOR Rate" means, with respect to any Interest Period, the rate per annum which is equal to the quotient of the average rate per annum (determined solely by the Agent and rounded upwards, if necessary, to the next higher 1/16 of 1%) at which deposits in United States Dollars are offered to Wells Fargo Bank by brokers in the London interbank market as of 11:00 a.m. (London time) two (2) LIBOR Business Days prior to the first day of such Interest Period, in an amount equal to LIBOR Advance so requested and for a period equal to such Interest Period. Each determination of the LIBOR Rate by Agent shall, in absence of manifest error, be conclusive and binding.

     "LIBOR Reserve Requirement" means the daily average during the Interest Period of the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other schedule changes in reserve requirements during the Interest Period) which is imposed under Regulation D against "Eurocurrency liabilities" as defined in Regulation D. Each determination by Agent of the LIBOR Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

     "Lien" means any deed to secure debt, mortgage, deed of trust or similar security instruments (including any Mortgage), pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).

     "Loan" means the aggregate principal amount of outstanding Advances made by Lenders pursuant to Article 2 hereof. From and after the Term Loan Conversion Date, the term "Loan" shall mean and refer to the Term Loan.

     "Loan Documents" means this Agreement, the Notes and the Collateral Documents.

     "Major Agreements" means, at any time, (a) each operating, cross-easement, restrictions or similar agreement encumbering or affecting an Eligible Project and any adjoining property material to the use and operation of such Project; (b) each management agreement with respect to an Eligible Project; and (c) any other agreement, such as engineers' contracts, utility contracts, maintenance agreements and service contracts, which in any way relates to the use, occupancy, operation, maintenance, enjoyment or ownership of an Eligible Project, the breach or loss of which would have a material adverse effect on such Project.

     "Major Lease", with respect to any Eligible Project, shall mean any lease of 50,000 or more leasable square feet, in the case of any Project which is a regional mall or 20,000 or more leasable square feet, in the case of any Project which is a strip center, or (ii) collectively, the leases of space in the Projects by one or more tenants which are affiliates or operate under separate leases of space within the Projects if the aggregate leasable square footage leased by such affiliates is 50,000 or more leasable square feet, in the case of any Project which is a regional mall or 20,000 or more leasable square feet, in the case of any Project which is a strip center.

     "Majority Lenders" shall mean, at any time, Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the aggregate principal amount of the Commitment or, if the Commitment has been terminated, Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding principal amount of the Loan; provided however, in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Pro Rata Shares of Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of such Defaulting Lenders.

     "Maximum Rate" means the highest nonusurious rate of interest (if any) permitted from day to day by applicable law.

     "Mortgage" shall mean a mortgage, deed of trust, deed to secure debt or similar security instrument made or to be made by a Person owning real estate or an interest in real estate granting a Lien on such real estate or interest in real estate as security for the payment of Indebtedness.

     "Net Income" means, with respect to Borrower, Holdings I, Holdings II, CBL Properties, Inc., and their respective Subsidiaries for any period, net earnings (or loss) after deducting therefrom all operating expenses, income taxes and reserves and net earnings (or loss) attributable to minority interests in Subsidiaries for the period in question, determined in each case on a Combined basis in accordance with GAAP. Without limiting the generality of the foregoing, earnings (or losses) from the sale of outparcels in the ordinary course of business shall be included in determining Net Income.

     "Net Operating Income" means, for any Project for the period in question, but without duplication (a) any cash rentals, proceeds, expense reimbursements or income earned by such Project (but excluding security or other deposits, late fees, early lease termination or other penalties, and other charges deemed by Agent to be of a non-recurring nature and excluding rent dedicated to the repayment of Indebtedness secured by a Lien permitted by Section 6.17(b) hereof) during such period; less (b) all cash costs and expenses that Borrower incurred during such period, as a result of, or in connection with, the development, operation, or leasing of such Project (but excluding principal and interest payments during such period); plus (less)
(c) gains (losses) from the sale of outparcels made in the ordinary course of business; less (d) to the extent exceeding the amounts for the applicable costs and expenses incurred by Borrower pursuant (b) above, appropriate accruals for items such as taxes, insurance, or other expenses reasonably determined by Agent, in each case determined in accordance with GAAP.

     "Net Worth" means, with respect to Borrower, Holdings I, Holdings II, CBL Properties, Inc. and their Subsidiaries as of any date, the sum of (a) the total shareholders' equity of CBL Properties, Inc., plus (b) the value of all minority interests in Borrower, plus (c) cumulative depreciation and amortization after June 30, 1996, minus (d) all intangible assets, determined on a Combined basis in accordance with GAAP.

     "Non-ERISA Plan" means any Plan subject to Section 4975 of the Internal Revenue Code.

     "Non Pro Rata Advance" means an Advance with respect to which less than all Lenders have funded their respective Pro Rata Shares of such Advance and the failure of the non-funding Lender or Lenders to fund its or their respective Pro Rata Shares of such Advance constitutes a breach of this Agreement. For purposes of this definition, the Pro Rate Shares of the Lenders will be calculated without regard to the proviso contained in the definition of "Pro Rata Share."

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

     "Notes" means the amended and restated promissory notes executed by Borrower, substantially in the form of Exhibit A hereto, payable to each of the Lenders in an amount equal to such Lender's Commitment, as the same may be amended, supplemented, modified, or restated from time to time, evidencing the obligation of Borrower to repay the Loan, and all renewals, modifications and extensions thereof, and "Note" means any one of the Notes.

     "Notice of Borrowing" means a notice substantially in the form of Exhibit B attached hereto.

     "Obligations" means the Loan, the Letter of Credit Obligations and any and all other Indebtedness, liabilities and obligations of Borrower to the Lenders, or any of them, or to any Indemnitee, of every kind and nature (including, without limitation, interest charges, expenses, attorneys' fees and other sums chargeable to Borrower by Lenders and future advances made to or for the benefit of Borrower), arising under this Agreement or under any of the other Loan Documents, whether direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter acquired.

     "Permanent Loan Estimate" means, as of any date and with respect to any Project included in the Borrowing Base, an amount equal to the quotient of
(a) an amount equal to the aggregate Net Operating Income of such Project for the immediately preceding twelve (12) month period divided by (b) the product of (i) 1.25 and (ii) the percent of a principal amount of a loan required to be paid each year in order to repay the principal amount of such loan in full based on a twenty-five (25) year amortization, and to pay the amount of interest due at each installment, utilizing a rate of interest equal to 1.5% in excess of the average of the rates published during the four fiscal quarters ending on or most recently prior to such date in the United States Federal Reserve Statistical Release (H.15) for 10-year Treasury Constant Maturities, in equal monthly installments of principal and interest.

     "Permitted Liens" means (i) pledges or deposits made to secure payment of worker's compensation (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs, (ii) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not materially impair the use of such property for the purposes intended and none of which is violated in any material respect by existing or proposed structures or land use, (iii) the following to the extent no Lien has been filed in any applicable jurisdiction or agreed to: (A) Liens for taxes not yet due and payable; and (B) Liens imposed by mandatory provisions of law such as for materialmen's, mechanic's, warehousemen's and other like Liens arising in the ordinary course of business, securing payment of Indebtedness whose payment is not yet due, (iv) Liens for taxes, assessments and governmental charges or assessments that are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves or other adequate security acceptable to Agent have been provided, (v) to the extent expressly approved in writing by Agent, Liens on Projects where Borrower and Agent are insured against such Liens by title insurance acceptable to the Lenders, (vi) Liens securing assessments or charges payable to a property owner association or similar entity, which assessments are not yet due and payable, or (vii) other Liens expressly permitted by the terms of the Mortgages granted by Borrower or its Affiliates in favor of the Agent.

     "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code.

     "Projects" means the real estate projects owned by Borrower, a Wholly Owned Subsidiary of Borrower, a Subpartnership or, to the extent approved by the Supermajority Lenders, any other Person and "Project" shall mean any one of the Projects.

     "Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (a) such Lender's Commitment by (b) the aggregate Commitments of all Lenders, or, if the Commitments shall have been terminated, the percentage obtained by dividing (x) the aggregate unpaid principal amount of such Lender's Note or Notes by (y) the aggregate unpaid principal amount of all Lenders' Notes; provided however, in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Pro Rata Shares of Lenders shall be redetermined to exclude the Pro Rata Shares of such Defaulting Lenders.

     "Protective Advance" means all sums expended as determined by Agent to be necessary to: (a) protect the priority, validity and enforceability of the Liens on, and security interests in, any Collateral and the instruments evidencing or securing the Obligations, or (b) (i) prevent the value of any Collateral from being materially diminished (assuming the lack of such a payment within the necessary time frame could potentially cause such Collateral to lose value), or (ii) protect any of the Collateral from being materially damaged, impaired, mismanaged or taken, including, without limitation, any amounts expended in accordance with Section 9.3 or post-foreclosure ownership, maintenance, operation or marketing of any Eligible Project.

     "Rate Selection Notice" has the meaning set forth in Section 2.3(c) hereof. Each Rate Selection Notice shall be substantially in the form of Exhibit C attached hereto.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "REIT" means a real estate investment trust qualified under the Internal Revenue Code.

     "Reserved Construction Loan" shall mean a construction loan extended to Borrower or a Subsidiary of Borrower for the construction of a Project in respect of which: (a) neither any monetary or material non-monetary default nor any event of default exists; (b) interest on such loan has been budgeted to accrue at a rate of not less than the Base Rate plus two percent (2%) at the time the interest reserve account is established; (c) the amount of such budgeted interest has been (i) included in the principal amount of such loan and (ii) segregated into an interest reserve account (which shall include any arrangement whereby loan proceeds equal to such budgeted interest are reserved and only disbursed to make interest payments in respect of such loan); (d) absent an event of default or a monetary or material non-monetary default, such interest can be paid out of such interest reserve account only for the purpose of making interest payments on such loan; (e) the amount held in such interest reserve account in respect of such loan, together with the net income if any, from such Project projected by the Agent in its reasonable judgment, will be sufficient, as reasonably determined by the Agent from time to time, to pay all Interest Expense on such loan until the date that the EBITDA of the Project being financed by such loan is anticipated to be sufficient to pay all Interest Expense on such loan; and (f) Borrower has delivered all certificates required by Section 6.1(f) hereof.

     "Senior Officer" shall mean, with respect to Borrower, Holdings I or CBL Properties, Inc., the President, any Senior Executive Vice President, Executive Vice President or Senior Vice President of both CBL Properties, Inc. and Holdings I.

     "Significant Subsidiary" shall mean any Subsidiary which either (a) owns any of the Collateral or (b) has assets having an aggregate book value in excess of $500,000.

     "Subpartnership" means any partnership in which Borrower is the sole general partner or managing general partner, and in which CBL Properties, Inc. is the sole limited partner or sole other general partner. For purposes of clarity, each Subpartnership is a Subsidiary of Borrower.

     "Subsidiary" shall mean, as to any Person, any other Person, more than fifty percent (50%) of the outstanding shares of Capital Stock, partnership interest or other ownership interest, having ordinary voting power to elect a majority of the board of directors or similar governing body of such other Person (irrespective of whether or not at the time stock or other ownership interests of any other class or classes of such other Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or by one or more "Subsidiaries" of such Person, and whose financial reports are prepared on a consolidated basis with such Person. "Wholly Owned Subsidiary" shall mean any such Person of which all of the shares of Capital Stock or ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled. For purposes of this Agreement CBL Management, Inc. shall be deemed to be a Subsidiary of Borrower and Holdings I and Holdings II shall be deemed to be Wholly Owned Subsidiaries of CBL Properties, Inc.

     "Supermajority Lenders" shall mean, at any time, Lenders holding at least eighty-five percent (85%) of the aggregate principal amount of the Commitment or, if the Commitment has been terminated, Lenders holding at least eighty-five percent (85%) of the aggregate outstanding principal amount of the Loan; provided however, in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Pro Rata Shares of Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of such Defaulting Lenders.

     "Term Loan" has the meaning set forth in Section 2.12 hereof.

     "Term Loan Conversion Date" has the meaning set forth in Section 2.12 hereof.

     "Term Loan Termination Date" means the date which is three (3) years after the Term Loan Conversion Date.

     "Termination Date" means the earlier to occur of (a) September 26, 1999, or such later date to which the Termination Date may be extended by the written agreement of the Borrower, the Agent and all the Lenders pursuant to
Section 2.11 hereof, (b) the date Lenders' Commitment to fund Advances are terminated pursuant to Section 7.2 hereof or (c) the date that Lender's Commitments are reduced to zero by Borrower pursuant to Section 2.1 hereof.

     "Total Obligations" means, as of any date, the sum (without duplication) of (a) the Indebtedness of Borrower, Holdings I, Holdings II, CBL Properties, Inc. and their respective Subsidiaries (other than Indebtedness described in clauses (a)(iii) and (a)(iv) of the definition thereof); plus (b) the aggregate amount of Contingent Obligations of Borrower, Holdings I, Holdings II, CBL Properties, Inc. and their respective Subsidiaries in respect of Indebtedness (other than Indebtedness described in clauses (a)(iii) and (a)(iv) of the definition thereof); plus (c) Borrower's, Holdings I's, Holdings II's, CBL Properties, Inc.'s or their respective Subsidiaries' proportionate share of Indebtedness (other than Indebtedness described in clauses (a)(iii) and (a)(iv) of the definition thereof) of any Unconsolidated Affiliate, whether or not Borrower, Holdings I, Holdings II, CBL Properties, Inc. or such Subsidiary is obligated on such Indebtedness; plus (d) all other amounts which would be classified as a liability on the consolidated balance sheets of Borrower or Holdings I, Holdings II, CBL Properties, Inc., determined in each case on a Combined basis in accordance with GAAP.

     "Unconsolidated Affiliate" shall mean, in respect of any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting.

     "Unused Facility Fee" has the meaning set forth in Section 2.8(a) hereof.

     1.2 Use of Defined Terms. All terms defined in this Agreement and the Exhibits hereto shall have the same defined meanings when used in any other Loan Document, unless the context shall require otherwise.

     1.3 Accounting Terms, Calculation. (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, prior to the delivery of the first financial statements under Section 6.1 hereof, shall mean the certified financial statements as at June 30, 1996 referred to in Section 5.4 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the annual or quarterly financial statements furnished to the Lenders pursuant to Section 6.1 hereof most recently prior to or concurrently with such calculations (or, prior to the delivery of the first financial statements under Section 6.1 hereof, used in the preparation of the certified financial statements as at June 30, 1996, referred to in Section 5.4 hereof) unless (i) either (x) Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (y) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements and (ii) Borrower and the Majority Lenders have not agreed upon amendments to the provisions of this Agreement to reflect any change in such basis, in which event such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 6.1 hereof, shall mean the financial statements referred to in Section 5.4 hereof).

          (b) Borrower shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 6.1 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

          (c) To enable the ready and consistent determination of compliance with the covenants set forth in Article 6 hereof, Borrower will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively, without the prior written approval of the Majority Lenders.

     1.4 Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Sections, Subsections, paragraphs, clauses, subclauses, Exhibits or Schedules shall refer to the corresponding Section, Subsection, paragraph, clause, subclause of, Exhibit or Schedule attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions of, Exhibits or Schedules to, another document or instrument. All Exhibits and Schedules attached hereto are by reference made a part hereof. All references to any instrument, document or agreement shall, unless the context otherwise requires, refer to such instrument, document or agreement as the same may be, from time to time, amended, modified, supplemented, renewed, extended, replaced or restated. In the event that the Section references contained in any Mortgage granted to the Agent on an Eligible Project (a "Project Mortgage") vary from the Section references set forth in the form of Mortgage attached hereto as Exhibit D (the "Form Mortgage"), any reference contained in this Agreement to a specific section of a Mortgage shall, when applied to such Project Mortgage, be deemed to refer to the section in the Project Mortgage which most closely corresponds to the text of specified section in the Form Mortgage.

                                ARTICLE 2.

                                 THE LOAN

     SECTION 2.1 Commitment to Lend. Subject to the terms and conditions set forth in this Agreement, so long as there exists no (i) Default under Sections 7.1(a), 7.1(g) or 7.1(h) hereof, (ii) other Default as to which Agent has given Borrower notice or (iii) Event of Default, each Lender severally agrees to make loans (each an "Advance" and collectively the "Advances") to Borrower from time to time on any Business Day or LIBOR Business Day, as appropriate, during the period from and including the Effective Date to, but not including, the Term Loan Conversion Date (in the event the Loan is converted into the Term Loan) or the Termination Date (in the event the Loan is not converted into the Term Loan) in a principal amount not to exceed the lesser of (a) such Lender's Commitment less such Lender's Pro Rata Share of the aggregate face amount of outstanding Letters of Credit or (b) such Lender's Pro Rata Share of the amount equal to (i) the Borrowing Base less (ii) the aggregate face amount of the outstanding Letters of Credit. Advances hereunder made at any one time shall be in an aggregate principal amount of not less than $200,000.00 or any larger multiple of $25,000.00 (except that any Base Rate Advance may be in the aggregate amount of the unused Commitments). Within the foregoing limits, Borrower may borrow under this Section 2.1, prepay the Advances as provided in this Agreement, and reborrow at any time prior to the Term Loan Conversion Date (in the event the Loan is converted into the Term Loan) or the Termination Date (in the event the Loan is not converted into the Term Loan) under this Section 2.1. Borrower shall have the right, upon (3) Business Days' prior written notice to Agent, to permanently reduce the unutilized portion of the Commitments; provided that any portion of the reduction shall be in the minimum amount of $1,000,000.00 or in any integral multiple thereof.

     SECTION 2.2    Letters of Credit.

     (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time through the day that is the earlier to occur of the Term Loan Conversion Date or thirty (30) days prior to the Termination Date, the Agent shall cause the Issuing Bank to issue such Letters of Credit for the account of Borrower as the Borrower may request by a request for Letter of Credit; provided that (i) upon issuance of such Letters of Credit, the sum of the aggregate principal amount of all outstanding Advances plus the aggregate face amount of all outstanding Letters of Credit shall not exceed the lesser of (A) the Borrowing Base or
(B) then applicable aggregate amount of the Commitments; (ii) the aggregate face amount of all outstanding Letters of Credit (including without limitation the requested Letter of Credit) shall not exceed Ten Million Dollars ($10,000,000); and (iii) unless all the Lenders otherwise consent in writing, the term of any Letter of Credit shall not extend beyond the Termination Date and no Letter of Credit shall contain an automatic extension or renewal clause.

     (b) Borrower shall deliver to the Agent a duly executed request for Letter of Credit not later than 9:00 A.M., Pacific Time, at least five (5)

Business Days prior to the date upon which the requested Letter of Credit is to be issued. The Borrower shall further deliver to the Agent and the Issuing Bank such additional instruments and documents as the Agent and/or the Issuing Bank may require, in conformity with the then standard practices of its letter of credit department, in connection with the issuance of such Letter of Credit.

     (c) The Agent shall, if it approves of the content of the request for Letter of Credit (which approval shall not be unreasonably withheld) give prompt written notice to the Lenders upon the approval of the request, and subject to the conditions set forth in this Agreement, cause the issuance of the Letter of Credit on or before 5:00 p.m. Pacific Time, on or before the day five (5) Business Days following receipt of the documents last due pursuant to Section 2.2(b). Upon issuance of a Letter of Credit, the Agent shall promptly notify the Lenders of the amount and terms thereof. The Agent shall provide copies of each Letter of Credit to the Lenders promptly following issuance thereof and shall notify the Lenders promptly of all payments, reimbursements, expirations, negotiations, transfers and other activity with respect to outstanding Letters of Credit.

     (d) Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased a pro rata issuer participation therein from the Issuing Bank in an amount equal to the Lender's Pro Rata Share of the face amount of the Letter of Credit.

     (e) If and to the extent that any amounts are drawn upon any Letters of Credit the amount so drawn shall immediately be paid by Agent to the Issuing Bank, and, from the date of payment thereof by the Issuing Bank, shall be considered (i) so long as there exists no Default or Event of Default, an Advance of the Agent for all purposes hereunder and (ii) if there then exists a Default or Event of Default, a purchase by the Agent of the Issuing Bank's right to reimbursement in respect of such Letter of Credit.

     (f) Promptly after payment by the Issuing Bank of any amount drawn upon any Letter of Credit, the Agent shall, without notice to or the consent of the Borrower, direct the Lenders to advance to the Agent, their Pro Rata Share of the amount so drawn. The proceeds of such advances shall be applied by the Agent to reimburse it for the payment made by it to the Issuing Bank under the Letter of Credit. All amounts paid by the Lenders pursuant to this
Section 2.2(f) shall be deemed to be (i) so long as there exists no Default or Event of Default, Base Rate Advances made pursuant to this Agreement and
(ii) if there then exists a Default or Event of Default, a purchase by each Lender of a participation in the Letter of Credit Obligations in respect of such Letter of Credit.

     (g) On the occurrence of (i) the Termination Date (in the event the Loan is not converted into the Term Loan), or (ii) the Term Loan Termination Date (in the event the Loan is converted into the Term Loan), prior to the expiration of all Letters of Credit, the Borrower shall provide to the Agent a standby letter of credit issued by a bank satisfactory to the Agent, in form and substance satisfactory to the Agent, in favor of the Agent in a face amount equal to outstanding Letters of Credit on that date, or shall make other provisions satisfactory to the Agent for the full collateralization, by cash or cash equivalent, of such outstanding Letter of Credit. In the event of failure of the Borrower to comply with the requirement of this

Section 2.2(g), such portion of the face amount of all outstanding Letters of Credit as to which the Borrower has failed to comply shall be deemed to be immediately due and payable.

     (h) The issuance of any supplement, modification, amendment, renewal, or extension to or of any Letter of Credit shall be treated in all respects the same as issuance of a new Letter of Credit.

     (i) Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank, the Agent, any Lender nor any of their respective officers or directors shall be liable or responsible for, nor shall Borrower's obligations hereunder in respect of such Letters of Credit be impaired as a result of:

          (i) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating thereto (such Letter of Credit and any other agreement or instrument relating thereto being, collectively, the "Letter of Credit Documents");

          (ii) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

          (iii) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the Letter of Credit Documents or any unrelated transaction;

          (v) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or

          (vi) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit.

In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary

     SECTION 2.3    Method of Borrowing.

     (a) Application for Advance. Borrower shall deliver to Agent a Notice of Borrowing not later than 10:00 A.M. (Pacific Standard Time or Pacific Daylight Time, as applicable) at least one (1) Business Day prior to the date such Advance is to be made, in the case of a Base Rate Advance, and at least three (3) LIBOR Business Days prior to the date such Advance is to be made, in the case of a LIBOR Advance. Prior to delivering a Notice of Borrowing, Borrower may (without specifying whether the Advance shall be a Base Rate Advance or a LIBOR Advance) request that Agent provide Borrower with the most recent LIBOR Rate available to Agent. Agent shall endeavor to provide such quoted rate to Borrower and to Lenders on the date of such request.

          (b)  Funding.

          (i)  Promptly after receipt of a Notice of Borrowing under
Section 2.3(a), Agent shall send a copy thereof to each Lender by telex or telecopy, or other similar form of transmission. Each Lender shall deposit an amount equal to its Pro Rata Share of the Advance requested by Borrower with Agent at its Lending Office, in immediately available funds not later than 10:00 A.M. (Pacific Standard Time or Pacific Daylight Time, as applicable) on the date such Advance is to be made. Upon fulfillment of all applicable conditions set forth herein, Agent shall make available to Borrower at Agent's Lending Office, not later than 2:00 P.M. (Pacific Standard Time or Pacific Daylight Time, as the case may be) on the date of each Advance, the proceeds of such amounts received by Agent. The failure of any Lender to deposit the amount described above with Agent shall not relieve any other Lender of its obligations hereunder to make its Pro Rata Share of the Advance.

          (ii) Unless Agent shall have been notified by any Lender that such Lender will not make available to Agent such Lender's Pro Rata Share of a proposed Advance, Agent may in its discretion assume that such Lender has made such Advance available to Agent in accordance with this Section 2.3(b) and Agent may, if it chooses, in reliance upon such assumption, make such Advance available to Borrower. If and to the extent such Lender shall not so make its Pro Rata Share of the proposed Advance available to Agent, such Lender and Borrower severally agree to pay or repay to Agent within two (2) days after demand the amount of such Advance together with interest thereon, for each day from the date such Advance is made available to Borrower until the date such amount is paid or repaid to Agent at (A) in the case of Borrower, the interest rate applicable at the time to other Lenders' Advances made on the date of such Advance, (B) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to Agent such amount, such amounts so repaid shall constitute such Lender's Advance for purposes of this Agreement. If such Lender shall fail to pay such amount to Agent and Borrower repays such amount to Agent, Borrower shall be entitled to pursue any remedies it might have against such Lender under this Agreement or at law or in equity for failure to make such Advance.

     (c)  Selection of Interest Period. Upon delivering a Notice of
Borrowing under Section 2.3(a) hereof, Borrower shall advise Agent as to whether the Advance shall be (i) a LIBOR Advance, in which case Borrower shall specify the applicable Interest Period therefor, or (ii) a Base Rate Advance. Prior to 2:00 P.M. at least three (3) LIBOR Business Days prior to the expiration of each Interest Period with respect to a LIBOR Advance, Borrower shall give Agent notice (a "Rate Selection Notice"), specifying whether such Advance shall, on the last day of such Interest Period, be continued as a LIBOR Advance or converted to a Base Rate Advance. With respect to any Base Rate Advance, Borrower shall have the right, on any LIBOR

Business Day, as the case may be ("Conversion Date"), to convert such Base Rate Advance to a LIBOR Advance, by giving Agent a Rate Selection Notice of such selection at least three (3) LIBOR Business Days prior to such Conversion Date. Each Rate Selection Notice shall either be in writing or by telephone immediately followed by written notice. If any Rate Selection Notice shall specify that said Advance shall be a LIBOR Advance, such Rate Selection Notice shall also specify the length of the succeeding Interest Period selected by Borrower with respect to such Advance. If a Rate Selection Notice shall not have been timely received by Agent in respect of a LIBOR Advance prior to the expiration of the then-relevant Interest Period for such LIBOR Advance, then Borrower shall be deemed to have elected to continue such Advance as a LIBOR Advance, with an Interest Period of thirty (30) days. Promptly after receipt of a Rate Selection Notice under this Section 2.3(c), Agent shall send a copy thereof to each Lender by telex or telecopy, or similar form of transmission.

     Notwithstanding anything to the contrary contained herein, (i) no more than four (4) Interest Periods shall be in effect at any one time with respect to LIBOR Advances; (ii) Borrower shall have no right to select an Interest Period of longer than one (1) month if at the time of such LIBOR Advance, the outstanding principal balance of the Loan exceeds the Borrowing Base or, to the extent Borrower is then permitted to request LIBOR Advances, if there exists any Default hereunder; (iii) Borrower shall have no right to request an Interest Period (A) in the event the Loan has not been converted into the Term Loan, that extends beyond the Termination Date, or (B) in the event the Loan has been converted into the Term Loan, that extends beyond a date on which a quarterly principal payment on the Term Loan is due unless, giving effect to such Interest Period, the aggregate amount of LIBOR Advances having Interest Periods ending after such date is not greater than the principal amount of the Term Loan scheduled to be outstanding after such date; and (iv) Borrower shall have no right to request a LIBOR Advance if (A) there then exists any (1) Event of Default; (2) Default under Sections 7.1(a), 7.1(g) or 7.1(h) hereof, (3) other Default as to which Agent has given Borrower notice, or (B) the interest rate applicable thereto under
Section 2.5 would exceed the Maximum Rate in effect on the first day of the Interest Period applicable to such LIBOR Advance.

     Each Notice of Borrowing and each Rate Selection Notice shall be considered delivered only upon actual receipt thereof by the Agent, shall be irrevocable and binding on Borrower and, in respect of any LIBOR Advance specified in such Notice of Borrowing or Rate Selection Notice, Borrower shall indemnify Agent and each Lender against any Consequential Loss incurred by Agent and each Lender as a result of (i) any failure to fulfill, on or before the date specified for such Advance, the conditions to such Advance set forth herein, or (ii) Borrower's requesting that an Advance not be made, continued or converted on the date specified for such Advance in the Notice of Borrowing or Rate Selection Notice. A certificate of Agent and each Lender establishing the amount due from Borrower according to the preceding sentence, together with a description in reasonable detail of the manner in which such amount has been calculated, shall be conclusive in the absence of manifest error.

     SECTION 2.4 Notes. Each Lender's Pro Rata Share of the Loan shall be evidenced by a Note payable to the order of such Lender in the principal face amount equal to such Lender's Commitment.

     SECTION 2.5    Interest Rate.

     (a) All Advances. The unpaid principal of each Base Rate Advance shall bear interest from the date of such Advance to but not including the date such Advance is either converted pursuant to Section 2.3(c) or is repaid in full at a rate per annum that shall from day to day be equal to the lesser of (i) the Base Rate in effect from day to day, or (ii) the Maximum Rate. The unpaid principal of each LIBOR Advance shall bear interest from the date of such Advance to but not including the date such Advance is either converted pursuant to Section 2.3(c) or is repaid in full at a rate per annum that shall be equal to the lesser of (i) the LIBOR Rate for the then applicable Interest Period plus one percent (1.00%), or (ii) the Maximum Rate.

     (b) Default Rate. Upon the occurrence of an Event of Default, all principal of, and to the extent permitted by applicable law, interest on the Obligations shall bear interest until paid at the lesser of (i) the Base Rate from time to time in effect plus two percent (2%), or (ii) the Maximum Rate. Such lesser rate is referred to herein and in the Loan Documents as the "Default Rate."

     (c) Late Fee. Borrower acknowledges that late payment to Agent will cause Agent and Lenders to incur costs not contemplated by this Agreement, including, but not limited to, processing and accounting charges. Accordingly, in the event Borrower fails to make any payment hereunder within fifteen (15) days after the date such payment is due and payable, Borrower shall pay to the Agent, for the benefit of the Lenders, as liquidated damages for the purpose of defraying the expense incident to handling such delinquent payment and not as a penalty, a late charge equal to three percent (3%) of the amount of such payment, whether such payment is of principal, interest, fees, expenses or other amounts due hereunder or under the Loan Documents; provided, however, that in the event that (i) Borrower has not been invoiced for any payment hereunder (other than principal payments) within fifteen (15) days after the date such payment was due, and (ii) Borrower requested in writing such invoice from Agent not later than ten (10) days after the date such payment was due, Borrower shall not be required to pay such late fee unless such payment remains unpaid fifteen (15) days after Borrower's receipt of such invoice. Borrower and Agent agree that this late charge represents a reasonable sum considering all of the circumstances existing on the date hereof and represents a fair and reasonable estimate of the costs that Agent and Lenders will incur by reason of late payment. Borrower and Agent further agree that proof of actual damages would be costly and inconvenient. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue installment (except to the extent payment of such late charge is accompanied by payment of the Obligations in full), and shall not prevent Agent from exercising any of the other rights available hereunder or any other Loan Document. Such late charge shall be paid without prejudice to any other rights of Agent. Payment of any late charge hereunder may be waived upon the consent of the Majority Lenders.

     (d) Recapture Rate. If the applicable interest rate ever exceeds the Maximum Rate thereby causing the interest charged on the Obligations to be limited to the Maximum Rate, then, to the extent permitted by Applicable Law, any subsequent reductions in the applicable interest rate shall not reduce the rate of interest charged hereunder below the Maximum Rate until the total amount of interest accrued on the Obligations equals the amount of interest that would have accrued thereon if the applicable contract rate had at all times been in effect.

     SECTION 2.6    Special Provisions for LIBOR Advances.

     (a)  Inadequacy of LIBOR Pricing. If with respect to an Interest
Period for any LIBOR Advance, Agent reasonably determines that, by reason of circumstances occurring subsequent to the date hereof affecting the interbank eurodollar market generally, either deposits in United States Dollars (in the applicable amounts) are not being offered to Wells Fargo Bank in the interbank eurodollar market for such Interest Period or that quotes of the LIBOR Rate are not generally available, then Agent shall forthwith give notice thereof to Borrower and Lenders, whereupon until Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, (A) the obligation of Lenders to make LIBOR Advances shall be suspended, and (B) Borrower shall either (x) repay in full the then-outstanding principal amount of the LIBOR Advances, together with accrued interest thereon on the last day of the then-current Interest Period applicable to such LIBOR Advances, or (y) convert such LIBOR Advances to Base Rate Advances in accordance with Section 2.3(c) of this Agreement on the last day of the then-current Interest Period applicable to each such LIBOR Advance.

     (b) Illegality of LIBOR Advances. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender to make, maintain or fund its LIBOR Advances, such Lender shall forthwith give notice thereof to Agent and Borrower. Before giving any notice pursuant to this Section 2.6(b) such Lender shall designate a different LIBOR lending office if such designation will avoid the need for giving such notice and will not be otherwise disadvantageous to such Lender (as determined in good faith by such Lender). Upon receipt of such notice, Borrower shall either (i) repay in full the then outstanding principal amount of any of such Lender's LIBOR Advances, together with accrued interest thereon, or (ii) convert such Lender's LIBOR Advances to Base Rate Advances, on either (A) the last day of the then-current Interest Period applicable to such LIBOR Advance if such Lender may lawfully continue to maintain and fund such LIBOR Advance to such day or (B) immediately if such Lender may not lawfully continue to fund and maintain such LIBOR Advance to such day.

     (c) Increased Costs. If, after the date hereof, any Governmental Authority, central bank or other comparable authority, shall at any time impose, modify or deem applicable any reserve (including, without limitation, the LIBOR Reserve Requirement and any other reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, or shall impose on any Lender (or its eurodollar lending office) or the interbank eurodollar market any other condition affecting its LIBOR Advances, such Lender's Note, its obligation to make LIBOR Advances or its obligations to issue, maintain or participate in Letters of Credit; and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining its LIBOR Advances or of agreeing to issue or of issuing, maintaining or participating in Letters of Credit, or to reduce the amount of any sum received or receivable by such Lender under this Agreement, or under such Lender's Note, by an amount deemed by such Lender to be material, then, within five (5) days after demand by such Lender, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction with respect to such Lender's Note, its obligation to make or maintain LIBOR Advances or its obligations to issue, maintain or participate in Letters of Credit. Such Lender will use good faith and reasonable efforts to designate a different lending office for such Lender's LIBOR Advances if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender. A certificate of such Lender claiming compensation under this Section 2.6(c) and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. If such Lender demands compensation under this Section 2.6(c) in respect of its LIBOR Advances, then Borrower may at any time, upon at least five (5) Business Days' prior notice to such Lender, either (i) repay in full such Lender's then outstanding LIBOR Advances, together with accrued interest thereon to the date of prepayment or (ii) convert such Lender's LIBOR Advances to Base Rate Advances in accordance with the provisions of this Agreement; provided, however, that Borrower shall be liable for any Consequential Loss arising pursuant to such actions, unless the requirement or condition giving rise to the incurred costs is not generally applicable to lenders similar to the affected Lender, but rather is applicable solely to such Lender.

     (d) Effect on Base Rate Advances. If notice has been given pursuant to Section 2.6(a) or Section 2.6(b) requiring LIBOR Advances of a Lender to be repaid or converted, then unless and until Agent notifies Borrower that the circumstances giving rise to such repayment no longer apply, all Advances shall be Base Rate Advances. If Agent notifies Borrower that the circumstances giving rise to such repayment no longer apply, Borrower may thereafter select Advances from such Lender to be LIBOR Advances in accordance with Section 2.3(c) of this Agreement.

     (e) Payments Not At End of Interest Period. If Borrower makes any payment of principal with respect to any LIBOR Advance on any day other than the last day of an Interest Period applicable to such LIBOR Advance (other than any such payment required by Section 2.6(b)(ii)(B) hereof), then Borrower shall reimburse Lenders on demand the Consequential Loss incurred by Lenders as a result of the timing of such payment. A certificate of any Lender setting forth in reasonable detail the basis for the determination of the amount of Consequential Loss shall be delivered to Borrower by Agent and shall, in the absence of manifest error, be conclusive and binding. Any conversion of a LIBOR Advance to a Base Rate Advance on any day other than the last day of the Interest Period for such LIBOR Advance shall be deemed a payment for purposes of this Section 2.6(e).

     (f) Each Lender shall notify Borrower and the Agent of any event occurring after the date of this Agreement entitling such Lender to compensation under Section 2.6(c) within 45 days after such Lender obtains actual knowledge thereof; provided that if any Lender fails to give such notice to Borrower within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to such subsection (c) in respect of any costs resulting from such event, only be entitled to payment under subsection (c) for costs incurred from and after the date 45 days prior to the date that such Lender gives such notice.

     SECTION 2.7    Payments.

     (a) Payment of Interest. Interest on the unpaid principal amount of each Advance shall be payable monthly as it accrues on the first day of each month, commencing with the first such day occurring after the date of the Initial Advance, and thereafter until the Loan is paid in full.

     (b) Payment of Principal of Loan. Subject to Section 2.12, the Loan shall be due and payable in full on the Termination Date.

     (c) Payment of Principal of Term Loan. Borrower shall repay the principal balance of the Term Loan in twelve equal consecutive quarterly installments, with the first installment due on the first day of the month immediately following the date which is ninety (90) days after the Term Loan Conversion Date, the second through eleventh installments due on the first day of the month every three (3) months thereafter, and the final installment due on the Term Loan Termination Date.

     (d)  Optional Prepayments. Borrower may, upon at least one (1)
Business Day's notice to Agent, prepay the Loan in whole at any time, or from time to time in part in an amount equal to $100,000.00 or any greater amount which would reduce the outstanding principal balance of the Loan to a multiple of $100,000.00, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment; provided, however, that if Borrower shall prepay the principal of any LIBOR Advance on any date other than the last day of the Interest Period applicable thereto, Borrower shall simultaneously therewith make the payments required by Section 2.6(e) hereof; provided further, however, that Borrower shall not make any prepayment which would reduce the outstanding principal balance of the Loan to zero unless Borrower concurrently reduces the Commitments to zero pursuant to Section 2.1. Any such prepayment made on the Term Loan on or after the Term Loan Conversion Date shall be applied to the principal installments of the Loan in the inverse order of their maturity.

     (e)  Mandatory Prepayments.

          (i) In the event the sum of the outstanding principal balance of the Advances made by any Lender plus such Lender's Pro Rata Share of the aggregate face amount of the outstanding Letters of Credit exceeds such Lender's Commitment, Borrower shall, within two (2) days after demand therefor, pay to Agent for the benefit of such Lender, the amount by which such Advances and the Lender's Pro Rata Share of the outstanding Letters of Credit exceeds such lender's Commitment.

          (ii) In the event the sum of the outstanding principal balance of the Loan plus the aggregate face amount of the outstanding Letters of Credit exceeds the Borrowing Base at any time other than by reason of a reduction of the Borrowing Base pursuant to Section 3.1(b)(ii), Borrower shall, within thirty (30) days after such date, deliver to each Lender a plan acceptable to the Lenders for bringing the Loan within the Borrowing Base within ninety (90) days after the acceptance of such plan through the payment of such excess, the admission of additional Projects into the Borrowing Base, or through other means acceptable to Lenders in their sole discretion. Lenders agree that they will review and respond to such proposed plan in a reasonably prompt manner. In the event either (A) Borrower fails to deliver an acceptable plan to the Lenders within said thirty (30) days or (B) the Loan continues to exceed the Borrowing Base for ninety (90) days following delivery of an acceptable plan (or, if the Lenders, in their discretion, consent to a period longer than 90 days as a part of any such plan, beyond the end of such longer period), Borrower shall prepay the amount of the Loan in excess of the Borrowing Base, together with accrued interest thereon (collectively, the "Overadvance Amount"), as follows:

               (1) on such thirtieth (30th) day, ninetieth (90th) day or the last day of such longer period as the Lenders, in their discretion, have approved, as the case may be, (the "Applicable Date"), Borrower shall prepay an amount equal to the lesser of the Overadvance Amount and the outstanding principal amount of Base Rate Advances;

               (2) to the extent that the outstanding principal amount of Base Rate Advances are less than the Overadvance Amount, on the last day of each Interest Period to expiring after the Applicable Date, Borrower shall prepay an amount equal to the lesser of the amount of the LIBOR Advance to which such Interest Period relates and the unpaid portion of the Overadvance Amount; and

               (3) on thirtieth (30th) day after the Applicable Date, Borrower shall prepay the remaining portion of the Overadvance Amount.

          (iii) Failure by Borrower to have complied with the foregoing in a timely manner shall constitute an Event of Default without further notice or grace period hereunder. No further Advances, or release of all or any portion of any Eligible Project, shall be permitted so long as such excess borrowing condition shall continue to exist. Nothing in this Section 2.7(e) shall excuse Borrower's compliance with all terms, conditions, covenants and other obligations imposed upon it under the Loan Documents during the period of such excess borrowing, nor in any manner condition or impair Agent's or Lenders' rights thereunder in respect of any such breach thereof.

     (f) General Provisions as to Payments. Borrower shall make each payment of principal of, and interest on, the Loan or fees payable hereunder, not later than 11:00 A.M. (Pacific Standard Time or Pacific Daylight Time, as the case may be) on the date when due, without offset, deduction or counterclaim, in Federal or other funds immediately available, at Agent's Lending Office. Whenever any payment of principal of, or interest on, the Loan or fees (if any) shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (g) Application of Recoveries. Except to the extent otherwise provided in Section 8.13 hereof, all payments made and actually received by the Agent in respect of the Loan (from any person or source including, without limitation, proceeds of title insurance policies with respect to any Eligible Project) shall be applied in the following order of priority:

          (i) to the reimbursement of any reasonable costs incurred by the Agent to administer, enforce, collect or deal with the Loan (including payments made pursuant to Section 8.11 or Section 8.12 hereof) (or to reimbursement of the Lenders to the extent such costs have been paid by the Lenders) (based on Pro Rata Shares thereof);

          (ii) to the repayment of any Protective Advances (to the extent not paid pursuant to clause (i) above) (based on Pro Rata Shares thereof);

          (iii) to the payment of all interest (including default interest) due and payable on the Notes (based on Pro Rata Shares thereof);

          (iv) to the payment of fees payable under the Loan Documents (based on Pro Rata Shares thereof); and

          (v) to the payment of principal of the Notes (based on Pro Rata Shares thereof).

     Agent shall wire transfer to each Lender, at such Lender's bank account as designated by such Lender to Agent in writing, its Pro Rata Share of any payments (to the extent payable to Lender pursuant to this Section 2.7(g)) within one (1) Business Day of Agent's receipt of such payment. Agent shall pay to the Lenders interest thereon, at the Federal Funds Rate, from the Business Day following receipt of such funds by Agent until such funds are paid in immediately available funds to the Lender. The Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including, without limitation, instructions from the Majority Lenders or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to this Section, and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any person to whom payment was due, but not made, shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled.

     (h) Excess Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of its interest in the Loan in excess of its Pro Rata Share in the Loan, then such Lender shall forward such excess payment to Agent and Agent shall distribute such excess payment to each Lender Pro Rata

Shares thereof; provided, however, that if all or any portion of such excess payment is thereafter recovered by the Borrower or other party entitled thereto through legal action or otherwise, each Lender shall reimburse the party returning such excess payment in an amount equal to such Lender's Pro Rata Share of the excess payment.

     SECTION 2.8    Fees.

     (a) Unused Fee. Borrower agrees to pay to the Agent, for the benefit of the Lenders an Unused Facility Fee for each calendar quarter, or portion thereof, during which any of the Commitments are in effect, during the period commencing on the date hereof and continuing to but not including the Term Loan Conversion Date (in the event the Loan is converted into the Term Loan) or the Termination Date (in the event the Loan is not converted into the Term
Loan), equal to the average daily unused portion of the Commitments during such quarter times one-eighth percent (1/8%) per annum; provided, however, that if the average daily unused portion of the Commitments is greater than fifty percent (50%) of the Commitment, during any quarter (or portion thereof for which such fee is computed), such Unused Facility Fee shall be equal to the sum of (i) fifty percent (50%) of the Commitments times one-eighth percent (1/8%) per annum, plus (ii) the amount by which the average daily unused portion of the Commitments exceeds fifty percent (50%) of the Commitments, times one-quarter percent (1/4%) per annum. Such Unused Facility Fee on the unused portion of the Commitments shall be payable quarterly in arrears on the first day of each December, March, June and September, commencing on December 1, 1996, and continuing regularly thereafter so long as the Commitment is in effect, and shall also be payable on the Term Loan Conversion Date or the Termination Date, as applicable. By way of illustration, the Unused Facility Fee for the calendar quarter ending on September 30 shall be due and payable on December 1. Borrower acknowledges that the Unused Facility Fees payable hereunder are bona fide commitment fees and are intended as reasonable compensation to Lenders for committing to make funds available to Borrower as described herein and for no other purposes. For purposes of this Section 2.8(a), the unused portion of the Commitments shall mean the amount by which the aggregate amount of the Commitments exceeds the sum of (x) the aggregate principal amount of the outstanding Advances plus (y) the aggregate face amount of the outstanding Letters of Credit.

     (b) Extension Fee. If, pursuant to Section 2.11, Lenders grant an extension of the Termination Date, Borrower agrees to pay to Agent, for the benefit of the Lenders, an extension fee equal to fifteen one-hundredths percent (0.15%) of the aggregate amount of the Commitments at such time. Such fee shall be payable on the date on which Lenders grant such extension.

     (c) Term Loan Conversion Fee. If, pursuant to Section 2.12, the outstanding balance of the Loan is converted into the Term Loan, Borrower agrees to pay to Agent, for the benefit of the Lenders, an annual conversion fee, payable on each of the first anniversary and the second anniversary of the Term Loan Conversion Date, equal to fifteen one-hundredths percent (0.15%) of the principal balance of the Term Loan outstanding on each such date (taking into account any principal payment made on such dates).

     (d) Other Fees. Borrower shall pay Agent such fees as are provided for in the fee agreement between Agent and Borrower, as set forth in that certain letter dated September 26, 1996 from Agent to Borrower.

     (e) Letter of Credit Fees. As additional consideration for the issuance of any Letters of Credit pursuant to Section 2.2 hereof, Borrower agrees to pay to the Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares, a letter of credit fee, in addition to the processing, administrative and similar fees normally charged by and payable to the Issuing Bank in connection with the issuance of Letters of Credit and any other sums due pursuant to Article 3 hereof, equal to one and one-half percent (11/2%) per annum of the average daily aggregate undrawn amount of the Letters of Credit, payable quarterly on the last day of each fiscal quarter of Borrower and on the Termination Date.

     SECTION 2.9 Computation of Interest and Fees. Fees and interest on the Loan and the Letters of Credit shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     SECTION 2.10 Option to Replace Lenders. If any Lender, other than Agent, shall:

     (a)  become a Defaulting Lender;

     (b) has either (i) declined to approve as Eligible Projects three or more Projects which the Agent and each of the remaining Lenders have approved as Eligible Projects or (ii) approved three or more Projects as Eligible Project on the condition that the Approved Percentage for each such Project is at least fifteen percent (15%) below the average Approved Percentage approved by the each of the remaining Lenders for such Project;

     (c)  become subject to the provisions of Section 2.6(b);

     (d) make any demand for payment or reimbursement pursuant to Section 2.6(c) or Section 9.7 hereof; or

     (e) has declined to approve an Extension Request and each of the remaining Lenders have approved such Extension Request.

then, in any of the foregoing cases, provided that (x) there does not then exist any Default or Event of Default and (y) in the case of the circumstances described in clauses (c) and (d), the circumstances resulting in such demand for payment or reimbursement under Section 2.6(c) or Section
9.7 or the applicability of Section 2.6(b) are not applicable to all Lenders, the Borrower may either (i) designate another financial institution (such financial institution being herein called a "Replacement Lender") acceptable to the Agent (which acceptance will not be unreasonably withheld) and which is not an Affiliate of the Borrower, to assume such Lender's Commitment hereunder and to purchase the Loan of such Lender and such Lender's rights under this Agreement and the Note held by such Lender, all without recourse to or representation or warranty (except as to title of such Lender's portion of the Loan and as to the authority of such Lender to transfer the same) by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loan payable to such Lender plus any accrued but unpaid interest on such Loan and accrued but unpaid fees owing to such Lender plus any amounts payable to such Lender under Section 2.6(c) or Section 9.7, if any, hereof, and upon such assumption, purchase and substitution, and subject to the execution and delivery to the Agent by the Replacement Lender of documentation reasonably satisfactory to the Agent (pursuant to which such Replacement Lender shall assume the obligations of such original Lender under this Agreement), the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder or (ii) pay to the Agent, as cash collateral, an amount equal to such Lender's Pro Rata Share of the outstanding Letters of Credit and pay to such Lender the outstanding principal amount of the Advances payable to such Lender plus any accrued but unpaid interest on such Advances and accrued but unpaid fees owing to such Lender plus any amounts payable to such Lender under Section 2.6(c) or
Section 9.7 hereof. In the event that the Borrower exercises its rights under the preceding sentence, the Lender against which such rights were exercised shall no longer be a party hereto or have any rights or obligations hereunder. The remedies of Borrower under this Section 2.10 shall be cumulative of any other remedies Borrower may have against a Defaulting Lender under this Agreement or at law or in equity.

     SECTION 2.11   Extension of Termination Date.     Borrower may request
Agent and Lenders to extend the current Termination Date by successive one-year intervals by executing and delivering to Agent at least ninety (90) days but no more than one hundred twenty (120) days prior to the date which is one
(1) year prior to the current Termination Date, a written request in the form of Exhibit I (an "Extension Request"). Agent shall forward to each Lender a copy of each Extension Request delivered to Agent promptly upon receipt thereof. Borrower understands that this Section 2.11 has been included in this Agreement for Borrower's convenience in requesting an extension and acknowledges that none of Lenders nor Agent has promised (either expressly or impliedly), nor has any obligation or commitment whatsoever, to extend the Termination Date at any time. If all Lenders shall have notified Agent on or prior to the date which is forty-five (45) days prior to the date which is one (1) year prior to the current Termination Date that they accept such Extension Request, the Termination Date shall be extended for one (1) year. If one and only one Lender shall not have notified Agent on or prior to the date which is forty-five (45) days prior to the date one year prior to the Termination Date that it accepts such Extension Request, the Termination Date shall not be extended unless Borrower proceeds pursuant to Section 2.10, in which event the Termination Date shall be extended as to all Lenders which have accepted such Extension Request. If two or more Lenders shall not have notified Agent on or prior to the date which is forty-five (45) days prior to the date one year prior to the Termination Date that they accept such Extension Request, the Termination Date shall not be extended. Agent shall promptly notify Borrower whether the Extension Request has been accepted or rejected.

     SECTION 2.12 Term Loan Conversion. Subject to the terms and conditions of this Agreement, if any Extension Request of Borrower shall be denied, Borrower may then elect to convert the aggregate principal amount of the Loan then outstanding into a term loan owing to Lenders (the "Term Loan") provided
(a) Borrower has given Agent notice of Borrower's intention to so convert the Loan not less than thirty (30) days following receipt by Borrower of notice from Agent that Borrower's Extension Request has been rejected, and (b) the conditions set forth in Section 4.4 have been satisfied as of the date one year prior to the current Termination Date. Any such conversion shall become effective on the date which is one (1) year prior to the Termination Date (the "Term Loan Conversion Date"). Upon the effectiveness of the conversion of the outstanding principal balance of Loan into the Term Loan as contemplated by this Section, Borrower shall have no right to request or borrow, and no Lender shall have any obligation to make, any Advance. If the Loan is not converted to the Term Loan, the Loan shall be due and payable in full on the Termination Date.
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

                                ARTICLE 3.

                      BORROWING BASE; ELIGIBLE PROJECTS

     SECTION 3.1    Borrowing Base.

          (a)  Admission of Projects into the Borrowing Base.

          (i) As of the date hereof, the Lenders have admitted into the Borrowing Base as Eligible Projects the Projects listed on Schedule 3.1 attached hereto, with the amount of the Borrowing Base attributable thereto as is set forth in respect of each such Project on Schedule 3.1.

          (ii) If Borrower desires that Lenders admit a Project into the Borrowing Base, Borrower shall notify Agent thereof in writing. No Project will be evaluated by Lenders for potential inclusion into the Borrowing Base unless it is a domestic operating regional retail shopping mall or retail strip shopping center, and unless and until Borrower delivers to Agent and each Lender the following, in form and substance acceptable to Agent:

               (A) A current operating statement for such Project audited or certified by Borrower as being true and correct in all material respects and prepared in accordance with GAAP and a comparative sales report for the current period and for the previous two (2) fiscal years or, if such Project has been in operation only for a lesser period, such lesser period; and

               (B) A current rent roll for such Project, certified by Borrower as being true and correct in all material respects and a operating and occupancy history of such Project for the previous three (3) fiscal years or, if such Project has been in operation only for a lesser period, such lesser period, in form satisfactory to Agent, and certified by Borrower and the management agent of such Project to be true and correct.

          (iii) Within ten (10) days after the Agent and the Lenders have received the foregoing documents and information, each Lender shall notify the Agent whether or not such Lender is willing to consider such Project and the Agent shall notify the Borrower as to whether the Agent and the Lenders are prepared to consider such Project for inclusion in the Borrowing Base; provided, however, that failure to give such notice within such period shall not constitute approval to consider such Project as an Eligible Project. If the Lenders agree to so consider such Project, Agent will promptly notify Borrower and obtain an Appraisal of such Project in order to determine the Appraised Value thereof. Upon request of Borrower, Agent shall notify Borrower of the reasons, to the Agent's knowledge, for any Lender's rejection of a Project as an Eligible Project. No Project will be further evaluated by Lenders for potential inclusion into the Borrowing Base unless and until Borrower delivers to the Agent and each Lender the following, in form and substance acceptable to Agent and/or the Majority Lenders:

               (A) A copy of the most recent ALTA Owner's Policy of Title Insurance covering such Project showing the identity of the fee titleholder thereto and all matters of record;

               (B) Copies of all documents of record reflected in Schedule B of the Owner's Policy of Title Insurance and a copy of the most recent real estate tax bill and notice of assessment;

               (C) A survey of such Project certified by a surveyor licensed in the applicable jurisdiction to have been prepared in accordance with the then effective Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys;

               (D) A "Phase I" environmental assessment of such Project not more than twelve (12) months old;

               (E) A certificate from a licensed engineer or other professional satisfactory to Agent that such Project is not located in a Special Flood Hazard Area as defined by the Federal Insurance Administration;

               (F) Copies of (I) all Major Leases, (II) all Major Agreements, (III) the form or forms of tenant lease used at such Project, and
(IV) all material maintenance or service agreements affecting such Project;

               (G) In the case of a Project which was owned by Borrower or any Wholly Owned Subsidiary of Borrower or Subpartnership on the Effective Date, a summary, prepared by a Senior Officer or appropriate vice president of CBL Properties, Inc., of any engineering, mechanical, structural or maintenance studies performed with respect to such Project or, in the case of any other Project, copies of any engineering, mechanical, structural or maintenance studies performed (if not previously performed, such studies shall be required by Agent on behalf of Lenders) with respect to such Project;

               (H) Evidence that such Project complies with applicable zoning and land use laws;

               (I) A schedule of all personal property, including intangible personal property owned by Borrower or any Wholly Owned Subsidiary of Borrower or Subpartnership and used in connection with the maintenance or operation of such Project; and

               (J) Such other information reasonably requested by Agent in order to evaluate the Project for potential inclusion in the Borrowing Base.

          (iv) Within thirty (30) days after the delivery to the Lenders of all information and other documents required hereby or requested by the Agent relating to the Project proposed by Borrower as an Eligible Project (including, but not limited to, an Appraisal in respect of such Project), each Lender shall notify the Agent whether such Lender approves such Project as an Eligible Project and the Agent shall provide Borrower with written notice of whether the Supermajority Lenders have approved a Project as an

Eligible Project and, if so approved, the Approved Percentage applicable to such Project; provided, however, that failure to give such notice within such period shall not constitute approval of such Project as an Eligible Project; provided, further, that is such Project is not approved as an Eligible Project, the Agent shall, upon the request of Borrower, notify Borrower as to Agent's understanding of why such Project was not approved as an Eligible Project;

          (v) Upon acceptance by Supermajority Lenders and execution and delivery of documents and completion of all other closing requirements imposed by Agent, which shall include the Collateral Documents and other items described in Section 4.3 and such other items or documents as may be appropriate under the circumstances, including updates of the documents described in Section 3.1(a)(ii) and Section 3.1(a)(iii)(C), (D) (if then more than twelve (12) months old), (F) and (I), such Project shall become an Eligible Project admitted into the Borrowing Base.

          (vi) The Lenders may, in their sole discretion, notify Borrower that a Project that is not otherwise an Eligible Property, may be included in the Borrowing Base, provided that Agent or the Lenders may require additional terms and conditions (including a lower Approved Percentage or a different method of calculating the Permanent Loan Estimate) to be evidenced in writing as a supplement to this Agreement in order for such Project to be an Eligible Project and to be admitted into the Borrowing Base.

          (vii) If the Appraised Value of a Project is adjusted from that set forth in the Appraisal relating to such Project as a result of Agent's internal review, Agent shall advise the Borrower and, upon request of Borrower, provide a reasonably detailed report describing the nature and amount of such adjustments; provided, however, that failure to provide such a report shall not affect the Appraised Value of a Project;

          (viii) Pursuant to Section 9.3 hereof, Borrower shall pay to Agent all reasonable third-party out-of-pocket expenses (which shall be deemed to include, if outside counsel is not used by the Agent, the allocated cost of in-house counsel of Agent) of Agent incurred in connection with Agent's review of requests for a Project to be admitted into the Borrowing Base.

          (ix) If it shall be unlawful for Agent to require Borrower to pay any taxes with respect to a Project or the Collateral Documents covering a Project, then the Agent may, in its sole discretion, refuse to submit such Project to the Lenders for consideration whether such Project shall be an Eligible Project and be admitted into the Borrowing Base, or, if such Project has been admitted into the Borrowing Base, then the Agent or the Lenders may, in its or their sole discretion, elect to remove such Project from the Borrowing Base.

     (b) Borrowing Base. The Borrowing Base for the Projects shall be, as of any date, equal to (i) the lesser of (A) the sum of the Approved Percentage of the Appraised Value of each of the Eligible Projects or (B) the aggregate Permanent Loan Estimates for the Eligible Projects less (ii) reserves established pursuant to Section 7.5 hereof. In all events, the Borrowing Base is subject to reduction in the manner set forth in this Agreement including, without limitation, Section 6.3 and Section 7.4 hereof.

     (c) Computation of Net Operating Income. Borrower shall deliver to Agent quarterly computations of Net Operating Income for each Eligible Project with the Borrowing Base information required pursuant to Section 6.1(d) herein. Agent shall notify Borrower in writing of any additional adjustments to Net Operating Income required by Agent and corresponding adjustments to the Borrowing Base (if any).

     (d) Release of Eligible Projects. Upon repayment and satisfaction in full of all Obligations and the termination of all Commitments and this Agreement, Agent will release the Collateral Documents with respect to each of the Eligible Projects. From time to time Borrower may request, upon not less than thirty (30) days prior written notice, that an Eligible Project or portion thereof be released from the Liens created by the Collateral Documents applicable thereto, which release ("Property Release") shall be delivered by Agent if all of the following conditions are satisfied as of the date of such Property Release:

          (i) after giving effect to such Property Release, any of Post Oak Mall, Georgia Square Mall or any regional mall which may be included in the Borrowing Base and is determined by the Majority Lenders to be of equivalent financial strength to any of the foregoing malls, will remain as an Eligible Project in the Borrowing Base;

          (ii) no Default or Event of Default has occurred and is then continuing or will occur after giving effect to such Property Release and the reduction in the Borrowing Base by reason of the release of all or a portion of such Eligible Project;

          (iii) the Termination Date has not occurred by reason of the events described in clauses (b) or (c) of the definition thereof;

          (iv) Borrower shall have delivered to Agent a Borrowing Base Certificate reflecting the Borrowing Base after giving effect to such Property Release;

          (v) Borrower shall have delivered to Agent all documents and instruments reasonably requested by Agent including, without limitation, the following:

               (A) a survey of the portion of the Eligible Project to be released;

               (B) the quitclaim deed or other instrument to be used to effect such release; and

               (C) an endorsement to the mortgagee title insurance policy in effect with respect to the affected Eligible Project.

          (vi) Agent shall have determined that the outstanding principal balance of the Loans will not exceed the Borrowing Base after giving effect to such Property Release and any prepayment to be and/or the acceptance of any prepayment to be made and/or the acceptance of any Project as an additional or replacement Eligible Project in the Borrowing Base to be given concurrently with such Property Release; and

          (vii) with respect to a Property Release relating to a portion of an Eligible Project, (A) the value of such Property is $1,000,000.00 or less and (ii) after giving effect to the proposed Property Release, the aggregate value of all Property Releases made in respect of such Eligible Property is $5,000,000.00 or less.

If following any such Property Release, the Wholly-Owned Subsidiary or Subpartnership owning the Project so released does not have any ownership interest in any of the remaining Collateral, the Agent and the Lenders shall, at Borrower's request, release such Wholly-Owned Subsidiary or Subpartnership from any guaranty of the Obligations executed by it.

     SECTION 3.2    Leases and Major Agreements.

          (a) Borrower shall, or shall cause any Wholly Owned Subsidiary of Borrower or Subpartnership Owning the applicable Eligible Project to, (i) submit any and all proposed Major Agreements and Major Leases to Agent for approval prior to the execution thereof, which approval shall not be unreasonably withheld; (ii) duly and punctually perform and comply with any and all material representations, warranties, covenants and agreements expressed as binding upon Borrower under any Major Agreement or Major Lease;
(iii) proceed in a commercially reasonable manner to maintain each of the Major Agreements and Major Leases in full force and effect during the term thereof; (iv) appear in and defend any action or proceeding in any manner connected with any of the Major Agreements and Major Leases; (v) deliver to Agent execution counterparts of all Major Agreements and Leases; (vi) act in a commercially reasonable manner in entering into, performing and enforcing the Major Agreements and the Leases; and (vii) deliver to Agent such further information, and execute and deliver to Agent such further assurances and assignments, with respect to the Major Agreements and Leases as Agent may from time to time reasonably request. Without Agent's prior written consent, Borrower shall not (A) do or knowingly permit to be done anything to materially impair the value of any of the Major Agreements or Major Leases;
(B) except for deposits not to exceed one month's rent for any one lessee, collect any of the Rent more than one (1) month in advance of the time when the same becomes due; (C) discount any future accruing Rent; (D) amend or modify any of the financial or other economic terms of any Major Agreement or Major Lease; (E) terminate any Major Agreement or Major Lease other than as a result of a material default thereunder; or (F) assign or grant a security interest in or to any of the Major Agreements or Leases.

          (b) Borrower shall not, and shall not permit any Subsidiary or Subpartnership owning an Eligible Project to, amend, modify in any material manner, or terminate its management agreement with CBL Management, Inc. except upon thirty (30) days prior written notice to Agent. If such proposed amendment or modification limits or extinguishes Borrower's absolute right to terminate the management agreement upon thirty (30) days notice or Agent notifies Borrower that, in Agent's judgment, such proposed amendment, modification or termination, as applicable, will either (i) increase the management fees, reimbursements or other payments to manager to levels which are in excess of applicable market levels or (ii) have a material adverse effect upon Borrower or any Affiliate or Subsidiary of Borrower or its ability to perform its obligations under the Collateral Documents, then Borrower shall not enter into such amendment, modification or termination without the consent of Majority Lenders; provided however, that any such termination which is required by Applicable Law in order for CBL Properties, Inc. to maintain its status as a real estate investment trust shall not require such consent. Borrower shall not enter into a management agreement with a manager other than CBL Management, Inc., or another affiliate or subsidiary of Borrower, in respect of any Eligible Project without the prior written consent of Majority Lenders.

          (c) Within sixty (60) days after the execution of each Major Lease, Borrower agrees to deliver or to cause to be delivered to Agent a fully executed and acknowledged non-disturbance, attornment, estoppel and subordination agreement from the tenant under such Major Lease. With respect to all Leases, Borrower agrees to exercise diligent efforts to deliver to Agent fully executed estoppel certificates from each tenant at such times as Agent may reasonably request, and Agent agrees to execute attornment agreements with each such tenant who requests such an agreement; provided, however, that such tenant is not in default of any of its obligations under its Lease. At Agent's request, Borrower shall also exercise diligent efforts to deliver fully executed estoppel certificates executed by the parties to the Major Agreements. All agreements required under the terms of this Section 3.2(c) shall be in form and substance satisfactory to Agent in its sole but reasonable discretion.

     SECTION 3.3    Appraisals. (a)     Prior to classifying any Project as an
Eligible Project, the Agent will cause, at Borrower's expense, an Appraisal to be made of such Project for use in determining the Appraised Value thereof. From time to time an Eligible Project may be reappraised, at Borrower's option and expense, upon notice by Borrower to Agent of its exercise of its option to reappraise a Project, in which event Agent shall cause such Appraisal or Appraisals to be made. Agent shall disclose the results of such Appraisal to Borrower after acceptance of such Appraisal by Agent.

          (b) In addition, no later than June 28, 1998, upon five (5) Business Days prior written notice to Borrower, Agent shall, at Borrower's expense, cause an Appraisal of all of the Eligible Projects to be performed, to redetermine the Appraised Value thereof.

          (c) In addition, at any time and from time to time (but no more often than once per year as to each Eligible Project), upon five (5) Business Days prior written notice to Borrower, Agent may, at Lenders' expense, cause an Appraisal of any or all Eligible Projects to be prepared, to redetermine the Appraised Value thereof.

          (d)  In addition, at any time and from time to time, upon five
(5) Business Days prior written notice to Borrower, Agent may, at Borrower's expense, redetermine the Appraised Value of any Eligible Project if (i) in Agent's reasonable judgment a material adverse change has occurred with respect to such Eligible Project, including without limitation, an anchor or tenant under a Major Lease in an Eligible Project closes or vacates its premises and no commercially reasonably replacement is obtained, or a (ii) major casualty or condemnation has occurred with respect to such Eligible Project, or (iii) reasonably necessary or advisable in order to comply with Legal Requirements applicable to Agent or any Lender.

     SECTION 3.4 Major Construction. If Borrower or any Wholly owned Subsidiary or Subpartnership intends to engage in any construction, remodeling or demolition project or series of related projects, with respect to an Eligible Project (each, a "Construction Project"), the aggregate cost of which will exceed $1,000,000.00, Borrower shall first notify Agent, provided that (i) if any Construction Project (whether or not carried on simultaneously or in conjunction with other Construction Projects) consists of construction of improvements which would materially adversely affect the value of such Eligible Project or (ii) the aggregate cost of such Construction Project (other than for tenant improvements) will exceed $5,000,000.00 (a "Major Construction Project"), such Major Construction Project shall be subject to approval of the Majority Lenders, which approval shall not be unreasonably withheld.


                                ARTICLE 4.

                                CONDITIONS

     SECTION 4.1 Effectiveness. This Agreement shall become effective as of June 30, 1998, provided that all of the following conditions shall have been satisfied (the "Effective Date"):

     (a) receipt by Agent of counterparts of this Agreement signed by each of the parties hereto;

     (b) receipt by Lenders of the duly executed Notes on or before the Effective Date, complying with the provisions of Section 2.4 hereof;

     (c)  receipt by Agent of the opinions of Shumacker & Thompson, P.C.
and such other counsel located in the jurisdictions where the Eligible Projects are located, addressed to Agent and each Lender and satisfactory in form and substance to Agent covering the legal matters addressed in Article 5 hereof and such additional matters relating to the transactions contemplated hereby as Agent may reasonably request;

     (d) receipt by Agent of a certificate of Borrower approving the execution, delivery and performance of this Agreement (when executed and delivered pursuant to this Agreement) and the transactions contemplated therein, duly adopted by Borrower in accordance with the terms of Borrower's Partnership Agreement;

     (e) receipt by Agent of (i) certificates of existence and good standing for Borrower issued by the State of Delaware and certificates of qualification and good standing for Borrower issued by each of the states wherein any Eligible Project is located and such qualification is required, and (ii) certificates of existence and good standing for each Subpartnership which is a party to any Collateral Document issued by the state of each such Subpartnership's formation and the state in which the Eligible Project owned by such Subpartnership is located;

     (f) receipt by Agent of a certificate of an officer of Borrower, certifying (A) that attached thereto are true and complete copies of (i) the Modification No. One to the Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership, and (ii) the Certificate of Amendment to Certificate of Limited Partnership of CBL & Associates

Limited Partnership, certified by the Secretary of State of the State of Delaware, and, except for the foregoing, that there have been no amendments to Borrower's certificate of partnership, partnership agreement or other organizational documents; (B) that Holdings I is the sole general partner of Borrower and is the sole Person with authority to authorize the execution, delivery and performance of this Agreement and any other documents executed in connection herewith to which Borrower is a party;

     (g) a certificate of the Secretary of Holdings I, dated as of the Effective Date, certifying (A) that attached thereto is a true and complete copy of the Certificate of Incorporation of Holdings I and that there have been no amendments thereto; (B) that attached thereto is a true and complete copy of the By-laws of Holdings I and that there have been no amendments thereto; (C) that attached thereto is a true and complete copy of Resolutions adopted by the Board of Directors of Holdings I, authorizing the execution and delivery on behalf of Borrower of this Agreement and any other documents executed in connection herewith to which Borrower is a party, authorizing the execution and delivery on behalf of Borrower as general partner of each Subpartnership of each of the documents executed in connection herewith to which such Subpartnership is a party, and authorizing the execution, delivery and performance of each of the documents executed in connection herewith to which Holdings I is a party; (D) as to the incumbency and genuineness of the signatures of the officers of Holdings I executing any of the documents executed in connection herewith to which Holdings I, Borrower or any Subpartnership is a party and (E) that there have been no amendments to the certificates of partnership, partnership agreements or other organizational documents of any Subpartnership which is a party to any Collateral Document since July 28, 1994, other than such amendments as may be attached to such certificate and certified as being true, correct and complete as of the date of such certification;

     (h) a certificate of the Secretary of CBL Holdings I, Inc., certifying (A) that there have been no amendments to the Certificate of Incorporation or By-laws of Holdings I, Inc. since June 1, 1997, other than such amendments as may be attached thereto; and (B) that there have been no amendments to the certificates of partnership, partnership agreements or other organizational documents of any Subpartnership which is a party to any Collateral Document since July 28, 1994, other than such amendments as may be attached to such certificate and certified as being true, correct and complete as of the date of such certification;

     (i) good standing certificates for CBL Properties, Inc. and Holdings I, each dated as of a date close to the Effective Date, issued by the Secretaries of State of Delaware and of each state wherein CBL Properties, Inc. and Holdings I is qualified to do business and where such qualification is required;

     (j) since June 1, 1997, there shall not have occurred any material adverse change in the business, operations (including the operation performance of any Eligible Project), condition (financial or otherwise), assets, liabilities, properties or prospects of Borrower, or any event, condition, or state of facts which would be expected materially and adversely to affect the prospects of Borrower subsequent to consummation of the transactions contemplated by this Agreement, in each case, as determined by Agent in its reasonable discretion;

     (k) since June 1, 1997, there shall not have occurred any material adverse change in the business, operations, condition (financial or otherwise), assets, liabilities, properties or prospects of any Eligible Project included or to be included in the Borrowing Base, or any event, condition, or state of facts which would be expected materially and adversely to affect the prospects of any such Project subsequent to consummation of the transactions contemplated by this Agreement, in each case, as determined by Agent in its reasonable discretion;

     (l)  there shall exist no Default or Event of Default; and

     (m) all of the representations and warranties made by Borrower, any Wholly Owned Subsidiary of Borrower or any Subpartnership hereunder, under any of the Notes or under any of the Collateral Documents shall be true and correct in all material respects as of the Effective Date with the same force and effect as if made on and as of such date.

This Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied on or before June 30, 1998.

     SECTION 4.2 Advances. The obligation of Agent and each Lender to make any Advance or to have any Letter of Credit issued is subject to the satisfaction of the following conditions:

     (a) receipt by Agent of a Notice of Borrowing as required by Section 2.3, in the case of an Advance, or a request for a Letter of Credit as required by Section 2.2, in the case of a Letter of Credit, and a compliance certificate as described in Section 6.1(c) hereof;

     (b) the fact that the proposed use of proceeds of such Advance set forth in the Notice of Borrowing or the proposed use of such Letter of Credit set forth in such request for Letter of Credit is consistent with the provisions of Section 6.10 and Section 2.2, respectively;

     (c) (i) in the case of the issuance of a Letter of Credit, there shall exist no Default or Event of Default nor any event or condition which, with the issuance of such Letter of Credit, would constitute a Default or Event of Default or (ii) in the case of the making of an Advance, there shall exist no (A) Event of Default, (B) Default under Sections 7.1(a), 7.1(g) or 7.1(h) hereof, or (C) other Default as to which Agent has given Borrower notice nor any event or condition which, with the making of such Advance, would constitute an Event of Default or any such Default;

     (d) all of the representations and warranties made by Borrower, any Wholly Owned Subsidiary of Borrower or any Subpartnership hereunder, under any of the Notes or under any of the Collateral Documents shall be true and correct in all material respects as of the date of such Advance or the date of such Letter of Credit with the same force and effect as if made on and as of such date, except to the extent such representations or warranties specifically relate to an earlier date and except for changes therein occurring in the ordinary course of business which do not otherwise constitute a Default or Event of Default hereunder;

     (e) all of the Collateral Documents for each Eligible Project comprising the Borrowing Base shall be in full force and effect and shall constitute a first priority perfected Lien on and security interest in each such Project, subject only to Permitted Liens.

Acceptance by Borrower of an Advance hereunder or the issuance of a Letter of Credit shall be deemed to be a representation and warranty by Borrower on the date of such Advance or such Letter of Credit as to the facts specified in clauses (b), (c), (d) and (e) of this Section 4.2.

     SECTION 4.3 Conditions Precedent to a Project Becoming An Eligible Project. No Project shall become an Eligible Project until Borrower shall have granted, or shall have caused any Wholly Owned Subsidiary or Subpartnership owning such Project to grant, to Agent, for the benefit of Lenders, as security for the payment and performance of the Obligations of Borrower, a valid, enforceable, perfected, first priority and (except for Permitted Liens) only security interest and Lien in and to such Project and all real and personal property relating thereto and, in connection therewith, Borrower shall have executed and delivered, or shall have caused any Wholly-Owned Subsidiary or Subpartnership owning such Project to execute and deliver, to Agent, in form and substance reasonably satisfactory to Agent, the following instruments, documents and agreements in respect of such
Project:

     (a) a Mortgage encumbering such Project in favor of the Agent for the benefit of Lenders, such Mortgage to be substantially in the form of Exhibit D attached hereto and incorporated herein by reference, modified as appropriate to conform to the laws of the jurisdiction in which the Project is situate;

     (b) an environmental indemnity agreement, substantially in the form of Exhibit E attached hereto and incorporated herein by reference;

     (c) a closing certificate and affidavit, in substantially the form of Exhibit F attached hereto and incorporated herein by reference;

     (d) if requested by the Agent or the Majority Lenders, collateral assignments of operating agreements, reciprocal easement agreements, management agreements and other agreements requested by the Agent or the Majority Lenders, all in form and substance reasonably satisfactory to the Agent and the Lenders;

     (e) assurance from a title insurance company satisfactory to the Agent (the "Title Company") that such Title Company is committed to cause the Mortgage to be recorded and, upon recordation of the Mortgage, to issue its ALTA lender's title insurance policies in a form reasonably acceptable to the Agent and in an amount equal to the Borrowing Base to be attributable to the Eligible Project described therein or such higher amount as may be reasonably requested by the Agent, showing the Agent as the "insured mortgagee" and insuring the validity and priority of the Mortgage as a first priority Lien upon the Eligible Project and Collateral described therein, subject to Permitted Liens;

     (f) receipt by Agent of an opinion of outside counsel reasonably acceptable to the Agent, addressed to Agent and each Lender and satisfactory in form and substance to Agent covering the legal matters addressed in
Article 5 hereof and such additional matters relating to the transactions contemplated hereby as Agent may reasonably request;

     (g) receipt by Agent of a Borrowing Base report certified by the chief financial officer or the chief accounting officer of Borrower, setting forth in reasonable detail the calculations establishing the Borrowing Base;

     (h) if such Eligible Project is owned by a Wholly Owned Subsidiary of Borrower or Subpartnership of Borrower, a guaranty, substantially in the form of Exhibit G hereto, by such Wholly Owned Subsidiary or Subpartnerships of the obligations of Borrower under this Agreement, duly executed and delivered by such Wholly Owned Subsidiary or Subpartnership;

     (i) if such Eligible Project is owned by a Wholly Owned Subsidiary of Borrower, instruments, documents, certificates and items in respect of such Wholly Owned Subsidiary as are comparable to the instruments, documents, certificates and other items described in subsections (g) and (i) of Section
4.1 in respect of Holdings I, CBL Properties, Inc. and/or Borrower;

     (j) if such Eligible Project is owned by a Subpartnership, instruments, documents, certificates and items in respect of such Subpartnership, as are comparable to the instruments, accounts, certificates and other items described in subsections (d) through (i) of Section 4.1 in respect of Borrower.

     (k) receipt by Agent of all documents it may reasonably request relating to the validity and enforceability of the Loan Documents and the Collateral Documents (when executed and delivered pursuant to this Agreement) and any other matters relevant hereto, all in form and substance satisfactory to Agent;

     (l) such other instruments, documents, agreements, financing statements, certificates, opinions and other Collateral Documents as the Agent or the Majority Lenders may reasonably request.

Borrower shall perform, and shall cause the Wholly Owned Subsidiaries and Subpartnerships to perform, any and all reasonable steps requested by Agent to perfect, maintain and protect Agent's Lien in the Projects and the Collateral pledged to the Agent, including, without limitation, executing and filing Mortgage Supplements, financing or continuation statements, or amendments thereof, in form and substance satisfactory to Agent; and delivering to Agent all documents, notes and other instruments or chattel paper included in the Collateral, the possession of which is necessary or appropriate to perfect Agent's security interest therein. Agent may file one or more financing statements disclosing Agent's Lien under the Collateral Documents without Borrower's or any such Subsidiary's signature appearing thereon and Borrower shall pay the costs of, or incidental to, any recording or filing of any financing statements concerning the Collateral.

     SECTION 4.4    Conditions to Conversion to Term Loan.

     The right of Borrower to convert Loan into the Term Loan under Section
2.12 is subject to the condition precedent that the following conditions be satisfied in the judgment of Agent:

     (a) timely receipt by Agent of the notice required under such Section;

     (b) immediately before and after such conversion, no Event of Default shall have occurred and be continuing; and

     (c) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true in all material respects on and as of the date of such conversion except to the extent such representations or warranties specifically relate to an earlier date or such representations or warranties become untrue by reason of events or conditions otherwise permitted hereunder and the other Loan Documents.

The delivery of the notice required under such Section shall constitute a certification by Borrower to Agent and Lenders that the statements in the immediately preceding clauses (b) and (c) are true.


                                 ARTICLE 5

                      REPRESENTATIONS AND WARRANTIES

          Borrower hereby represents and warrants to Agent and each Lender that:

     SECTION 5.1 Organization and Power. Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite partnership powers and all material governmental certificates of authority, licenses, permits, qualifications, documentation, consents and approvals required to own, lease and operate its properties and to carry on its business as now conducted. Each of Holdings
I and CBL Properties, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate powers and all material governmental certificates of authority, licenses, permits, qualifications, documentation, consents and approvals required to own, lease and operate its properties and to carry on its business as now conducted. Each of Borrower's Subsidiaries is a limited partnership or a corporation duly organized, validly existing and in good standing under the laws of its state of formation, and has all requisite partnership powers and all material governmental certificates of authority, licenses, permits, qualifications, documentation, consents and approvals required to own, lease and operate its properties and to carry on its business as now conducted.

     SECTION 5.2 Validity of Loan Instruments. The execution, delivery and performance by Borrower of the Loan Documents and the execution, delivery and performance by any Wholly Owned Subsidiary of Borrower or by any Subpartnership of any Collateral Documents to which such Wholly Owned Subsidiary or Subpartnership is a party, when executed and delivered pursuant to the Original Credit Agreement, the First Amended and Restated Credit Agreement and/or this Agreement, (a) are within Borrower's or such Subsidiary's or Subpartnership's powers, (b) have been duly authorized by all necessary corporate, partnership or other action, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not and will not contravene, or constitute a default under, any Applicable Law or of the partnership agreement or other organizational document of Borrower or such Subsidiary or Subpartnership or of any agreement, judgment, injunction, order, decree or other instrument binding upon Borrower or such Subsidiary or Subpartnership or result in the creation or imposition of any Lien on any asset of Borrower or such Subsidiary or Subpartnership. As of the date hereof, Holdings I is the sole general partner of Borrower and possesses the sole authority to execute and deliver the Loan Documents on behalf of Borrower. The execution and delivery by CBL Properties, Inc. and/or Holdings I on behalf of Borrower of the Loan Documents and the Collateral Documents (when executed and delivered pursuant to the Original Credit Agreement and/or this Agreement) are within CBL Properties, Inc.'s and/or Holdings I's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not and will not contravene, or constitute a default under, Applicable Law or of the Certificate of Incorporation or By-laws of CBL Properties, Inc. and/or Holdings I or of any agreement, judgment, injunction, order, decree or other instrument binding upon CBL Properties, Inc. and/or Holdings I or result in the creation or imposition of any Lien on any asset of CBL Properties, Inc. and/or Holdings I.

     The execution and delivery by Holdings I on behalf of Borrower of this Agreement (when executed and delivered pursuant to this Agreement) are within Holdings I's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not and will not contravene, or constitute a default under, any Applicable Law or of the Certificate of Incorporation or By-laws of Holdings I or of any agreement, judgment, injunction, or order, or result in the imposition or creation of any Lien on any asset of Holdings I.

     SECTION 5.3 Binding Effect. This Agreement constitutes a valid and binding agreement of Borrower and the other Loan Documents (when executed and delivered in accordance with the Original Credit Agreement and/or this Agreement) do and will constitute valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally. All Collateral Documents, when executed and delivered in accordance with the Original Credit Agreement, the First Amended and Restated Credit Agreement and/or this Agreement, do and will constitute valid and binding obligations of Borrower and/or the Subsidiary or Subpartnership which is a party thereto enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally.

     SECTION 5.4    Financial Information.

     (a) The balance sheet of Borrower as of June 30, 1996 and the related statements of funds from operations, stockholders' equity and cash flows for the fiscal year then ended, certified by Borrower's Chief Financial Officer or Controller, and filed with the Securities and Exchange Commission, copies of which have been delivered to Agent, fairly present, in conformity with GAAP (as modified by the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange), the financial position of Borrower as of such date and its results of operations and cash flows for such fiscal year.

     (b) Between June 30, 1996 and the Effective Date, there has been no material adverse change in the business, properties, financial position, results of operations or prospects of CBL Properties, Inc., Holdings I, Borrower, the Subpartnerships or any of their respective Subsidiaries, taken as a whole.

     SECTION 5.5 Litigation. Except as set forth in Schedule 5.5 attached hereto, there are no actions, suits or proceedings of a material nature pending or threatened in writing against or affecting Borrower, Holdings I, CBL Properties, Inc., any of their respective Subsidiaries or the Collateral before any court or arbitrator or any governmental body, agency or official which (a) could have a material adverse effect on the business, properties, financial position, results of operations or prospects of Borrower, Holdings I, CBL Properties, Inc. and their respective Subsidiaries other than a material adverse effect which Borrower has fully disclosed to the Agent unless the Agent notifies Borrower that Agent has determined that such material adverse effect is likely to result in a future Default or Event of Default under any covenant set forth in Section 8 hereof; (b) could have a material adverse effect on any Eligible Project; or (c) in any manner draw into question the validity of any Loan Document or Collateral Document or the priority of any Lien, Mortgage or security interest created hereby or pursuant to the Collateral Documents; and, subject to the provisions of
Section 5.7 hereof, to the best knowledge of Borrower, no event has occurred which will violate, be in conflict with, result in the breach of or constitute (with due notice or lapse of time, or both) a default of a material nature under Applicable Law or result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever on the Collateral.

     SECTION 5.6 ERISA. Except as set forth on Schedule 5.6 hereof, neither Borrower nor any ERISA Affiliate maintains, or participates in, and has not at any time maintained or participated in, any ERISA Plan.

     SECTION 5.7 Hazardous Substances. Borrower warrants, represents and agrees as follows:

          (a) Borrower has had performed reasonable investigations, studies and tests as to any environmental contamination, liabilities or problems with respect to the Collateral, including without limitation, the storage, disposal, presence, discharge or release of any Hazardous Substances at or with respect to the Collateral, copies of which have been provided to the Agent prior to the date hereof, and, except as otherwise set forth in the Mortgages, such investigations, studies, and tests have disclosed no Hazardous Substances or possible violations of any Environmental Laws.

          (b) No personal or real property owned by Borrower or any of its Subsidiaries is subject to any private or governmental Lien, or to the best of Borrower's knowledge judicial or administrative notice or action relating to Hazardous Substances or environmental problems, impairments or liabilities with respect to such property or the direct or indirect violation of any Environmental Laws, in each case which could have a material adverse effect on the business, properties, financial position, results of operations or prospects of Borrower, Holdings I, CBL Properties, Inc. and their respective Subsidiaries other than a material adverse effect which Borrower has fully disclosed to the Agent unless the Agent notifies Borrower that Agent has determined that such material adverse effect is likely to result in a future Default or Event of Default under any covenant set forth in
Section 8 hereof;

          (c)  Except as disclosed in the Mortgages, no Hazardous
Substances are located on or have been stored, processed or disposed of on or released or discharged from (including ground water contamination) the Collateral and no above or underground storage tanks exist on the Collateral. Borrower shall not allow, and shall not permit its Subsidiaries to allow, any Hazardous Substances to be stored, located, discharged, possessed, managed, processed or otherwise handled on any of their properties or the Collateral other than small quantities which are utilized in the ordinary course of business of such properties, and which are used and disposed of in a lawful manner, and shall comply, and cause said Subsidiaries to comply, with all Environmental Laws affecting such properties or the Collateral.

          (d) Borrower shall immediately notify Agent should Borrower become aware of (i) the existence of any Hazardous Substance in, on or beneath any of its properties or the properties of its Subsidiaries in violation of any Environmental Law, or any other violation of any Environmental Law with respect to such properties, (ii) any "release" or threatened "release" (as defined in CERCLA and rules and regulations promulgated thereunder) of any Hazardous Substances on or from the Collateral or any other real property owned by Borrower or any of its Subsidiaries, or
(iii) any Lien, action, or notice of the nature described in subparagraph (b) above, in each case which could have a material adverse effect on the business, properties, financial position, results of operations or prospects of Borrower, Holdings I, CBL Properties, Inc. and their respective Subsidiaries other than a material adverse effect which Borrower has fully disclosed to the Agent unless the Agent notifies Borrower that Agent has determined that such material adverse effect is likely to result in a future Default or Event of Default under any covenant set forth in Section 8 hereof. Upon the occurrence of any such event, Borrower shall, and shall cause its Subsidiaries, at its or such Subsidiary's own cost and expense, take all actions as shall be necessary or advisable for the clean-up of any such property including all removal, containment and remedial actions to the extent required by applicable Environmental Laws, and shall further pay or cause to be paid at no expense to Agent and other Lenders all clean-up, administrative, and enforcement costs of applicable government agencies asserted against such property or the owner thereof. All costs, including, without limitation, those costs set forth above, damages, liabilities, losses, claims, expenses (including reasonable attorneys' fees actually incurred and disbursements) which are incurred by Agent (except to the extent resulting from the gross negligence or willful misconduct of Agent), without requirement of waiting for the ultimate outcome of any other proceeding, shall be paid by Borrower to Agent as incurred within ten (10) days after notice from Agent itemizing the amounts incurred to the date of such notice.

          (e) Upon reasonable prior notice to Borrower, and subject to the rights of tenants, Agent or its representatives may from time to time (whether before or after the commencement of a nonjudicial or judicial proceeding) enter and inspect Collateral for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Substance into, onto, beneath or from such properties. Except in cases of emergency, any such inspection shall be conducted in a manner which does not unreasonably interfere with the operation of the Collateral.

     All warranties and representations contained in this Section 5.7 shall be deemed to be continuing and shall remain true and correct in all material respects until the Indebtedness has been paid in full and any limitations period expires. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, Borrower's agreements and Borrower's indemnification of Lenders contained in this Section 5.7 shall survive the exercise of any remedy by Agent under any of the Collateral Documents, including foreclosure (or deed in lieu thereof), even if, as a part of such foreclosure or deed in lieu of foreclosure, the Indebtedness is satisfied in full, but only with respect to liability or costs arising as a result of events occurring prior to the date upon which Borrower and its Subsidiaries, are divested of title to the Collateral whether voluntarily, involuntarily or by operation of law.

     SECTION 5.8 Taxes and Other Payments. As of the date hereof, no United States federal income tax returns of the "affiliated group" (as defined in the Internal Revenue Code) of which Borrower is a member have been examined and closed. To the best of Borrower's knowledge, each member of such affiliated group, including Borrower, have filed all federal, state, county, municipal and city income and other tax returns required to have been filed by it and has paid all taxes which have become due pursuant to such returns or pursuant to any assessments received by it, and each member, including Borrower, does not know of any basis for any material additional assessment in respect of any such taxes. Borrower has paid or will pay (or has caused to be paid or will be caused to be paid) in full (except for such retainages as may be permitted or required by any Legal Requirement to be withheld pending completion of any improvements) all sums by Borrower or its Affiliates owing or claimed from Borrower or such Affiliates for labor, material, supplies, personal property (whether or not forming a fixture hereunder) and services of every kind and character used, furnished or installed in or on the Collateral and no claim for same exists or will be permitted to be created; provided, however, that Borrower may contest such amounts in good faith by appropriate proceedings so long as Borrower provides Agent adequate security therefor.

     SECTION 5.9 Not an Investment Company. None of Holdings I, Borrower, any of its Subsidiaries or CBL Properties, Inc. is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 5.10 Information. All information, reports, papers and data given to Agent with respect to Holdings I, CBL Properties, Inc., Borrower, their respective Subsidiaries or others obligated under the terms of the Original Credit Agreement, this Agreement, the other Loan Documents or the Collateral Documents are, or at the time of delivery will be, when taken as a whole, accurate, complete and correct in all material respects and do not, or will not, omit any fact, the inclusion of which is necessary to prevent the facts contained therein from being materially misleading; all financial data have been, or when delivered will have been, prepared in accordance with GAAP consistently applied and fully and accurately present, or will present, in all material respects, the financial condition of the subjects thereof as of the dates thereof; and with respect to the financial data heretofore furnished, no material adverse change has occurred in the financial conditions reflected therein since the dates thereof other than a material adverse change which Borrower has fully disclosed to the Agent unless the Agent notifies Borrower that Agent has determined that such material adverse effect is likely to result in a future Default or Event of Default under any covenant set forth in Section 8 hereof.

     SECTION 5.11 Insurance. Schedule 5.11 sets forth a true and correct description of the insurance coverage maintained by or on behalf of Borrower and its Subsidiaries currently in effect.

     SECTION 5.12 Liens. The liens and security interests granted to Agent pursuant to the Collateral Documents (when executed and delivered to Agent pursuant to the Original Credit Agreement, the First Amended and Restated Credit Agreement and/or this Agreement) are valid and enforceable first priority liens and security interests subject only to Permitted Liens.

     SECTION 5.13 Title to the Projects. Borrower or a Wholly Owned Subsidiary of Borrower or a Subpartnership holds full legal and equitable title to the Eligible Projects subject only to Liens permitted by Section
6.17 hereof.

     SECTION 5.14 Governmental Requirements. To the best knowledge of Borrower, no violation of any material governmental requirement exists with respect to the Eligible Projects, and the use or anticipated use thereof complies with applicable zoning ordinances, regulations and restrictive covenants affecting such Projects, and all governmental requirements for such use have been satisfied, except where such violation or noncompliance could not (a) have a material adverse effect on the business, properties, financial position, results of operations or prospects of Borrower, Holdings I, CBL Properties, Inc. and their respective Subsidiaries other than a material adverse effect which Borrower has fully disclosed to the Agent unless the Agent notifies Borrower that Agent has determined that such material adverse effect is likely to result in a future Default or Event of Default under any covenant set forth in Section 8 hereof; (b) have a material adverse effect on any Eligible Project; or (c) in any manner draw into question the validity of any Loan Document or Collateral Document or the priority of any Lien, Mortgage or security interest created hereby or pursuant to the Collateral Documents.

     SECTION 5.15 ERISA; Plan Assets. Borrower is a not an "employee benefit plan" as defined in Section 3(3) of ERISA and the assets of Borrower do not constitute "plan assets" within the meaning of 29 C.F.R. 2510.3-101. The execution, delivery and performance of this Agreement, and the borrowing and repayment of amounts thereunder, do not and will not constitute on the part of Borrower "prohibited transactions" under ERISA or the Internal Revenue Code.

                         ARTICLE 6.

                                 COVENANTS

     Borrower agrees that, so long as Lenders have any Commitment hereunder, any of the Obligations remain unpaid or any Letter of Credit remains outstanding, unless the Majority Lenders otherwise agree in writing:

     SECTION 6.1 Reporting Requirements. Borrower shall deliver to Agent (with copies for each Lender):

     (a)  as soon as available and in any event within one hundred twenty
(120) days after the end of each fiscal year of Borrower, Combined audited annual financial statements of Borrower, Holdings I, Holdings II and CBL Properties, Inc., for such fiscal year, consisting of Combined balance sheet of the end of such fiscal year and the related Combined statements of income and retained earnings and Combined statements of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the materially unqualified opinion of Arthur Anderson & Co. or any other nationally recognized firm of independent certified public accountants regularly retained by Borrower and acceptable to the Majority Lenders;

     (b) as soon as available and in any event within sixty (60) days after the end of each fiscal quarter of Borrower, Combined interim unaudited financial statements of Borrower, Holdings I, Holdings II and CBL Properties, Inc., including Combined balance sheets, Combined statements of income and retained earnings and Combined statements of cash flow, for the quarter and year-to-date period then ended, prepared in accordance with GAAP, setting forth in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) by the chief financial officer or the chief accounting officer of Borrower;

     (c) simultaneously with the delivery the financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of Borrower (i) setting forth in reasonable detail the calculations required to establish whether Borrower was in compliance with the requirements of Sections 6.8, 6.11 through 6.15 and 6.18 on the date of such financial statements, (ii) stating whether, to the actual knowledge of such officer, any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto, and (iii) setting forth a schedule of all Contingent Obligations of Borrower as of the date of such financial statements;

     (d) as soon as available and in any event within forty five (45) days after the end of each fiscal quarter of Borrower, a Borrowing Base report, certified by the chief financial officer or the chief accounting officer of Borrower, setting forth in reasonable detail the calculations required to establish the Borrowing Base for each Eligible Project and the Borrowing Base for all Eligible Projects as of the last day of such quarter, all in reasonable detail and satisfactory to Agent; provided, however, that any change in the Borrowing Base reflected in such Borrowing Base report shall not become effective until Agent notifies Borrower in writing of Agent's approval of such Borrowing Base report. Agent shall use its reasonable efforts to notify Borrower of its approval or non-approval of the Borrowing Base report within ten (10) business days after Agent's receipt of the Borrowing Base report, together with a statement, in reasonable detail, of the reasons for any non-approval of such report;

     (e) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention in the normal course of their audit to cause them to believe that any Default or Event of Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause
(c) above;

     (f) simultaneously with the delivery of each set of financial statements referred to in clause (b) above, a certificate of the chief financial officer or the chief accounting officer of Borrower, certifying as to each Reserved Construction Loan: (i) that, to the actual knowledge of such officer, no monetary or material non-monetary default or event of default exists thereunder; (ii) the amount currently available in the interest reserve available for the payment of interest on such Reserved Construction Loan; (iii) an updated cash flow projections for the project being constructed with the proceeds of such Reserved Construction Loan, setting forth the assumptions on which such projections are based; (iv) the outstanding principal balance of such Reserved Construction Loan; (v) the undisbursed amount of such Reserved Construction Loan (other than such interest reserve); and (vi) such other matters as the Agent or the Majority Lenders may reasonably request;

     (g)  as soon as available and in any event within one hundred twenty
(120) days after the end of each fiscal year of Borrower, all financial information of Borrower, Holdings I, Holdings II, CBL Properties, Inc., CBL Management Inc., and the Eligible Projects as Agent shall reasonably request and as shall be reasonably available to Borrower, Holdings I, Holdings II, CBL Properties, Inc. or CBL Management, Inc.;

     (h) within forty five (45) days after the end of each fiscal quarter, operating statements for each Eligible Project for such quarter and for the year-to-date period then ended, together with a rent roll, lease expiration report (unless included in the rent roll) and leasing status report for each Eligible Project;

     (i) promptly after obtaining actual knowledge of any Default or Event of Default, a certificate of the controller or senior vice-president in accounting of Borrower setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;

     (j) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which CBL Properties, Inc., Holdings I, Holdings II, Borrower or any of their respective Affiliates shall have filed with the Securities and Exchange Commission;

     (k) promptly upon the consummation thereof, a description in reasonable detail of any acquisition of assets in excess of $35,000,000.00 in a single transaction or related series of transactions;

     (l) promptly upon obtaining actual knowledge thereof, a description in reasonable detail of any event or condition which could materially adversely affect the business, properties, financial position, results of operations or prospects of Borrower or which in any material manner draws into question the validity of any Loan Document;

     (m) from time to time such additional information regarding the financial position or business of Borrower, its Affiliates or any Project as Agent may reasonably request, to the extent such information is reasonably available to Borrower;

     (n) concurrently with, subject to the requirements of the Securities and Exchange Commission or any securities exchange on which CBL Properties, Inc.'s securities are traded, issuance to analysts and the media (after notification of the New York Stock Exchange and release to an established wire service recognized as an official disclosure source) of any press release concerning Borrower, telecopy notice of such press release and the contents thereof.

     SECTION 6.2 Payment and Performance. Borrower shall pay and discharge, and shall cause each of its Subsidiaries to pay and discharge, at or before maturity, subject to any applicable notice and grace periods, all material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same; and shall pay the Indebtedness, as and when called for in this Agreement, and on or before the due dates thereof, subject to any applicable notice and grace periods, and will perform all of the Obligations in full and on or before the dates same are to be performed subject to any applicable notice and grace periods.

     SECTION 6.3    Maintenance of Property; Insurance.

     (a) Borrower shall keep, or cause to be kept, all Collateral in good working order and condition, ordinary wear and tear and insured casualty losses excepted.

     (b) Borrower shall obtain and maintain, or cause to be obtained and maintained, insurance upon and relating to the Collateral, insuring against personal injury and death, loss by fire and such other hazards, casualties and contingencies (including business interruption insurance covering loss of rents for a period of twelve [12] months and builder's all risk coverage) as are normally and usually covered by extended coverage policies in effect where the Collateral is located and such other risks as may be reasonably specified by Agent, from time to time, all in such amounts and with such insurers of recognized responsibility as are reasonably acceptable to Agent. Each insurance policy covering the Collateral issued in connection therewith shall provide by way of endorsements, riders or otherwise that (a) proceeds will be payable to Agent as its interest may appear, it being agreed by Borrower and Agent that such payments, less Agent's expenses in collecting such insurance proceeds, shall be applied, to the restoration, repair or replacement of the Collateral to the extent provided for in the Collateral

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

Documents encumbering such Collateral, provided, however, notwithstanding anything to the contrary contained herein or in the Collateral Documents, so long as no Default or Event of Default is then in existence, Borrower may instruct Agent to apply all or any portion of casualty insurance proceeds held by Agent in connection with damage to an Eligible Project to prepayment of the Loan. In the event Borrower so instructs Agent to apply insurance proceeds to the prepayment of the Loan, the Borrowing Base shall be reduced by the amount of insurance proceeds so applied; provided however, that notwithstanding such reduction in the Borrowing Base, Borrower may reborrow, in accordance with the terms hereof, an amount not greater than the amount of such proceeds so applied to prepayment of the Loan, so long as the amount so reborrowed is used for the restoration of the Eligible Project giving rise to such proceeds in the manner required under the Collateral Documents, and upon full restoration, the Borrowing Base shall be increased by an amount equal to the prior reduction.

     SECTION 6.4 Business; Existence. Neither Borrower nor any of its wholly Owned Subsidiaries nor any Subpartnership shall engage to any substantial extent in any line or lines of business other than the businesses of owing, managing, leasing and operating regional malls and retail strip shopping centers and other related businesses to the extent incidental to the conduct of any of the foregoing businesses. Except as otherwise expressly permitted by the terms of this Agreement, Borrower shall, and shall cause each of its Wholly Owned Subsidiaries and each Subpartnership to, preserve and keep in full force and effect its existence, rights, franchises and trade names.

     SECTION 6.5 Payment of Impositions. Borrower shall duly pay and discharge, or cause to be paid and discharged, all Impositions not later than the due date thereof, or the day prior to the day any fine, penalty, interest or cost may be added thereto or imposed, or the day prior to the day any Lien may be filed, for the nonpayment thereof (if such day is used to determine the due date of the respective item); provided, however, that Borrower may, if, to the extent and in the manner permitted by law, (a) pay the Impositions in installments, whether or not interest shall accrue on the unpaid balance of such Impositions, if such installment payment would not create or permit the filing of a Lien against the Collateral, and (b) contest the payment of any Impositions in good faith and by appropriate proceedings provided that:
(i) any such contests shall be prosecuted diligently and in a manner not prejudicial to the rights, liens and security interests of Agent,
(ii) Borrower shall deposit funds with Agent or obtain a bond in form and substance and with an issuing company reasonably satisfactory to Agent in an amount sufficient to cover any amounts which may be owing in the event the contest may be unsuccessful (Borrower agreeing to make such deposit or obtain such bond, as the case may be, within five (5) days after demand therefor and that, if made by payment of funds to Agent, the amount so deposited shall be disbursed in accordance with the resolution of the contest either to Borrower or the adverse claimant), (iii) no contest may be conducted and no payment may be delayed beyond the date on which the Collateral could be sold for nonpayment (provided however, that such contest may be continued beyond such date so long as Borrower provides assurances, by bond, payment or otherwise, that the Collateral will not be so sold) and (iv) Agent may pay over to the taxing authority entitled thereto any or all of the funds at any time when, in the opinion of Agent's counsel, the entitlement of such authority to such funds is established and no reasonable avenues for contesting such entitlement are available to Borrower. Subject to Borrower's right to contest as provided for herein, Borrower shall submit to Agent copies of tax

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

statements and paid tax receipts evidencing the due and punctual payment of all real estate and personal property taxes, charges and assessments levied upon or assessed or charged against the Collateral on or before thirty (30) days of the delinquent date of any such taxes.

     SECTION 6.6 Compliance with Legal Requirements. Borrower shall, and shall cause each Wholly Owned Subsidiary or Subpartnership owing any of the Collateral to, promptly and faithfully comply with, conform to and obey all present and future material Legal Requirements, whether or not same shall necessitate structural changes in, improvements to, or interfere with the use or enjoyment of the Collateral; provided, however, that Borrower may contest a Legal Requirement in good faith by appropriate proceedings; provided further, that with respect to Legal Requirements affecting any portion of the Collateral (or any other property of Borrower) which is leased to a financially capable tenant, if such Lease provides that compliance with such Legal Requirement is the obligation of the tenant thereunder, Borrower shall be deemed to comply with its obligations under this Agreement with respect to such Legal Requirement if Borrower is continuing to exercise in good faith any remedies it may have under said Lease to compel such tenant to comply with such Legal Requirement.

     SECTION 6.7 Inspection of Property, Books and Records. Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of Agent to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

     SECTION 6.8 Indebtedness. Borrower shall not incur, assume or suffer to exist any outstanding Indebtedness bearing interest at a variable rate that fluctuates during the scheduled life of such Indebtedness (other than Indebtedness under Reserved Construction Loans) in an aggregate principal amount in excess of twenty-five percent (25%) of Gross Asset Value at any one time outstanding unless Borrower has obtained an interest rate swap, cap or collar agreement or similar arrangement with a recognized investment grade financial institution which prevents the all-in effective interest rate payable by Borrower in respect of the principal amount of such Indebtedness in excess of twenty-five percent (25%) of Gross Asset Value (including base rate, applicable margin and reserve and similar costs) from increasing above ten percent (10%) per annum.

     SECTION 6.9 Consolidations, Mergers and Sales of Assets. Borrower shall not and shall not permit its Subsidiaries to, (i) consolidate or merge with or into any other Person (other than Borrower or another Subsidiary)
(ii) sell, lease or otherwise transfer, directly or indirectly, any of its real estate properties or investments in ventures holding such properties to any other Person, other than in the ordinary course of business.

     SECTION 6.10 Use of Proceeds. The proceeds of the Advances made under this Agreement shall be used by Borrower (a) for the payment of pre-development and development costs incurred in connection with the Projects or proposed Projects; (b) to finance acquisitions and loans permitted by

Section 6.11 hereof; (c) to pay Indebtedness of Borrower and its Subsidiaries; (d) to make equity Investments permitted hereunder (e) to provide for the general working capital needs of Borrower and its Subsidiaries; and (f) to make dividend payments; provided, however, that (i) proceeds of Advances may not be used to make dividend payments (A) more than twice during any calendar year; or (B) in respect of two (2) consecutive fiscal quarters of Borrower. No portion of the proceeds of any Advance may be used by Borrower in any manner which would cause such Loan or the application of the proceeds thereof to violate any of Regulations G, T, U or X of the Board of Governor of the Federal Reserve System.

     SECTION 6.11 Investment Concentration. (a) Borrower shall not make, and shall not permit any of its Subsidiaries to make, any Investment in the following items which would cause the value of such holdings of Borrower to exceed the following percentages of Borrower's Gross Asset Value:

          (i) raw land, such that the aggregate book value of all such raw land (other than: (A) raw land subject to a ground lease under which Borrower is the landlord and a Person not an Affiliate of Borrower is the tenant; (B) land on which development of a Project has commenced; (C) land subject to a binding contract of sale under which the Borrower or one of its Subsidiaries is the seller, the buyer is not an Affiliate of Borrower and
(D) out-parcels held for lease or sale) exceeds ten percent (10%) of Gross Asset Value;

          (ii) developed real estate used primarily for non-retail purposes, such that the aggregate book value of such real estate (other than the real estate located at 6148 Lee Highway, Chattanooga, Tennessee) exceeds ten percent (10%) of Gross Asset Value;

          (iii) Capital Stock of any Person, such that the aggregate value of such Capital Stock in Unconsolidated Affiliates other than CBL Management, Inc., calculated on the basis of the lower of cost or market, exceeds ten percent (10%) of Gross Asset Value;

          (iv) Mortgages, such that the aggregate principal amount secured by Mortgages acquired by Borrower after September 26, 1996 exceeds ten percent (10%) of Gross Asset Value;

          (v) Investments made after the date hereof in partnerships, joint ventures and other non-corporate Persons accounted using the equity basis of accounting (determined in accordance with GAAP), such that the aggregate outstanding amount of such Investments (other than Investments in (A) partnerships in which (I) Borrower is the sole general partner and the only limited partners are either (a) the Person from whom the real estate owned by such Partnership was purchased, and such Person's successors and assigns or (b) a Person operating stores which anchor the development constructed or to be constructed by such partnership or (II) Borrower owns not less than ninety percent (90%) of the partnership interests and has the unilateral right to make all operational and strategic decisions, or (B) partnerships, joint ventures and other non-corporate Persons whose financial reports are prepared on a consolidated basis with Borrower) exceeds fifteen percent (15%) of Gross Asset Value;

          (vi) items described in subsections (i), (ii), (iii) and (v) of this Section 6.11(a), such that the aggregate value thereof, determined in accordance with such subsections, exceeds thirty percent (30%) of Gross Asset Value.

     (b) Neither Borrower nor any of its Subsidiaries shall acquire the business of or all or substantially all of the assets or stock of any Person, or any division of any Person, whether through Investment, purchase of assets, merger or otherwise; provided that Borrower or its Subsidiaries may make such an acquisition so long as Borrower has delivered to Agent, not less than thirty (30) days prior to the date such acquisition is consummated, (i) all information related to such acquisition as is reasonably requested by the Agent and (ii) a certificate, signed by the chief financial officer of Borrower, certifying that, giving effect to such acquisition, there shall not exist any Default or Event of Default hereunder and setting forth in reasonable detail the calculations setting forth, on a pro forma basis giving effect such acquisition, Borrower's compliance with Sections 6.8, 6.11, 6.12, 6.13, 6.14, 6.15, 6.17 or 6.18; and

     SECTION 6.12 Total Obligations to Gross Asset Value. Borrower shall not at any time permit the ratio of (a) Total Obligations to (b) Gross Asset Value to exceed 0.60 to 1.00.

     SECTION 6.13 Minimum Net Worth. Borrower shall not permit Net Worth at any time to be less than an amount equal to $315,330,052 plus fifty percent (50%) of the net proceeds or value (whether cash, property or otherwise) received by CBL Properties, Inc., Holdings I, Holdings II or Borrower from any issuance after September 26, 1996 of any shares of Capital Stock of CBL Properties, Inc., any operating partnership units of Borrower or any shares of Capital Stock or other equity interest in any Subsidiary of Borrower.

     SECTION 6.14 Interest Coverage Ratio. Borrower shall not permit, as of the last day of any fiscal quarter, the Interest Coverage Ratio to be less than 2.0 to 1.0.

     SECTION 6.15   Debt Coverage Ratio.     Borrower shall not permit, as of
the last day of any fiscal quarter of Borrower, the Debt Coverage Ratio to be less than 1.75 to 1.0.

     SECTION 6.16 ERISA. Borrower will operate, or will cause its ERISA Affiliates to operate, each ERISA Plan described on Schedule 5.6, and each ERISA Plan that either Borrower or its ERISA Affiliates may adopt, sponsor or participate in after the Effective Date, in accordance with the terms of such ERISA Plan and in accordance with all applicable requirements of ERISA and the Internal Revenue Code.

     SECTION 6.17 Liens. Borrower shall not create, assume or suffer to exist and shall not permit any Subsidiary to create, assume or suffer to exist, any Lien securing Indebtedness on any of the Collateral, except for
(a) Permitted Liens; and (b) Liens to secure Indebtedness incurred for common area maintenance, improvements and leasing costs provided that: (i) such Lien is expressly subordinate, on terms and conditions satisfactory to the Agent and the Majority Lenders, to the Lien created by the Collateral Documents;
(ii) the principal amount of such Indebtedness, and all interest thereon, can be repaid from common area maintenance charges or from additional rental charges (not a part of a rent for such Project used most recently to determine the Appraised Value of such Project) specifically dedicated to the repayment of such Indebtedness; and (iii) in the case of leasing costs, such

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Indebtedness does not exceed, in respect of any single Project, $3,000,000 in aggregate principal amount at any one time outstanding.

     SECTION 6.18   Restricted Payments.

     (a) Borrower shall not directly or indirectly declare or make, or incur any liability to make, any cash or other distributions on, or in respect of, any partnership interest in Borrower, or other payments or transfers made in respect of the redemption, repurchase or acquisition of such partnership interests, except for distributions in an aggregate amount not to exceed during any fiscal year ninety-five percent (95%) of Funds from Operations for such fiscal year.

     (b) Borrower shall not enter into any transaction with, or pay any management or other fees to, any Affiliate, except, so long as Borrower effectively receives at least 99% of the economic benefit thereof, management or other fees payable to CBL Management, Inc.

     SECTION 6.19 Year 2000 Compliance . Borrower shall ensure that the following are Year 2000 Compliant in a timely manner, but in no event later than December 31, 1999: (a) the Projects; (b) Borrower itself and its Affiliates (including, without limitation, its Subsidiaries and the Subpartnerships); and (c) any other major commercial properties and entities in which Borrower holds a controlling interest. Borrower shall further make reasonable inquiries of and request reasonable validation that each of the following are similarly Year 2000 Compliant: (x) all major tenants or other entities from which Borrower or its Affiliates receives payments; and (y) all major contractors, suppliers, service providers and vendors of Borrower and its Affiliates. As used in this paragraph, "major" shall mean properties or entities the failure of which to be Year 2000 Compliant would have a material adverse economic impact upon Borrower or any Affiliate of Borrower. The term "Year 2000 Compliant" shall mean, in regard to any property or entity, that all software, hardware, equipment, goods or systems utilized by or material to the physical operations, business operations, or financial reporting of such property or entity (collectively the "systems") will properly perform date sensitive functions before, during and after the year 2000. In furtherance of this covenant, Borrower shall, in addition to any other necessary actions perform a comprehensive review and assessment of all systems of Borrower, its Affiliates and the Projects. Borrower shall, within thirty business days of Lender's written request, provide to Lender such certifications or other evidence of Borrower's compliance with the terms of this paragraph as Lender may from time to time reasonably require.

                                ARTICLE 7.

                                 DEFAULTS

     SECTION 7.1 Events of Default. It shall be an event of default ("Event of Default") if one or more of the following events shall have occurred and be continuing:

     (a) Borrower shall fail, refuse or neglect to pay, in full, any installment or portion of the Obligations as and when the same shall become due and payable, whether at the due date thereof stipulated in this Agreement or the Notes, or at a date fixed for prepayment, or by acceleration or otherwise, and such failure, refusal or neglect continues for a period of fifteen (15) days after notice thereof from Agent; provided, however, that Agent shall not be required to give such notice more than twice during any twelve consecutive month period; provided, further, that if such installment or portion of the Obligations becomes due and payable as a result of Agent's accelerating the maturity of the Obligations in accordance with the this Agreement, neither any requirement of notice nor the fifteen (15) day grace/cure period for payment set forth in this Section 7.1(a) shall apply to the accelerated due date;

     (b) Borrower or any of its Subsidiaries shall fail to observe or perform any covenant or agreement contained in Sections 6.8, 6.11, 6.12, 6.13, 6.14, 6.15, 6.17 or 6.18 hereof and such failure shall continue for ninety (90) days after the earlier of (i) the date any Senior Officer of Borrower has actual knowledge of such failure or (ii) the date written notice of such failure has been given to Borrower by Agent;

     (c) Borrower or any of its Subsidiaries shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for thirty (30) days after written notice thereof has been given to Borrower by Agent; provided; however, that is such failure is curable but requires work to be performed, acts to be done or conditions to be remedied which, by their nature, cannot be performed, done or remedied, as the case may be, within such thirty (30) day period, no Event Default shall be deemed to have occurred if Borrower or its Subsidiaries commence same within such thirty (30) day period and continuously prosecute the same to completion within ninety (90) days after such notice.

     (d) Borrower, Holdings I, CBL Properties, Inc. or any of their Subsidiaries shall fail to observe or perform any covenant or agreement contained in any of the Collateral Documents, or there occurs any other default under any of the Collateral Documents, and such failure or default shall continue beyond any applicable grace or cure period;

     (e) any representation, warranty or statement made by Borrower, Holdings I, CBL Properties, Inc. or any of their Subsidiaries in, under or pursuant to this Loan Documents or the Collateral Documents or any affidavit or other instrument executed in connection with the Loan Documents or Collateral Documents shall be false or misleading in any material respect as of the date hereof or shall become so at any time prior to the repayment in full of the Obligation and, except in the case of fraud, such breach is not cured with 30 days after the earlier of (i) the date any Senior Officer of Borrower, Holdings I or CBL Properties, Inc. has actual knowledge of such breach or (ii) the date written notice of such breach is given to Borrower by Agent;

     (f) Borrower, Holdings I, CBL Properties, Inc. or any of their Subsidiaries shall default in the payment when due of any Indebtedness under any Guarantee, note, indenture or other agreement relating to or evidencing Indebtedness (other than Indebtedness which is fully non-recourse as to Borrower, Holdings I, CBL Properties, Inc. or such Subsidiary and which has a principal balance of less than any amount equal to $10,000,000.00 less the outstanding amount of Permitted Deficiencies), or any event specified in any Guarantee, note, indenture or other agreement relating to or evidencing any such Indebtedness shall occur if the effect of such event is to cause or to permit (giving effect to any grace or cure period applicable thereto) the holder or holders of such Indebtedness to cause such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase or otherwise), prior to its stated maturity;

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

     (g) Borrower, Holdings I, Holdings II, CBL Properties, Inc. or any of their Significant Subsidiaries shall (1) voluntarily be adjudicated as bankrupt or insolvent, (2) file any petition or commence any case or proceeding under any provision or chapter of the Federal Bankruptcy Code or any other federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (3) make a general assignment for the benefit of its or his creditors, (4) have an order for relief entered under the Federal Bankruptcy Code with respect to it or him, (5) convene a meeting of its or his creditors, or any class thereof, for the purpose of effecting a moratorium upon or extension or composition of its or his debts,
(6) admit in writing that it or he is generally not able to pay its or his debts as they mature or generally not pay its or his debts as they mature, or (7) become insolvent;

     (h)  (1) a petition is filed or any case or proceeding described in
Section 7.1(g) above is commenced against Borrower, Holdings I, Holdings II, CBL Properties, Inc. or any of their Significant Subsidiaries, or against the assets of any such persons or entities and either an order for relief is granted or such petition and the case or proceeding initiated thereby is not dismissed within ninety (90) days from the date of the filing, (2) an answer is filed by Borrower, Holdings I, Holdings II, CBL Properties, Inc. or any of their Significant Subsidiaries, admitting the allegations of any such petition, or (3) a court of competent jurisdiction enters an order, judgment or decree appointing, without the consent of Borrower, Holdings I, Holdings II, CBL Properties, Inc. or any of their Significant Subsidiaries, a custodian, trustee, agent or receiver for it or him, or for all or any part of its or his property, or authorizing the taking possession by a custodian, trustee, agent or receiver of it or him, or all or any part of its or his property unless such appointment is vacated or dismissed or such possession is terminated within ninety (90) days from the date of such appointment or commencement of such possession, but not later than five (5) days before the proposed sale of any assets of Borrower, Holdings I, Holdings II, CBL Properties, Inc. or such Significant Subsidiary, by such custodian, trustee, agent or receiver, other than in the ordinary course of the business of Borrower, Holdings I, Holdings II, CBL Properties, Inc. or such Subsidiary;

     (i) one or more judgments or orders for the payment of money in excess of an amount equal to $10,000,000 less the outstanding amount of Permitted Deficiencies shall be rendered against Borrower, Holdings I, Holdings II, CBL Properties, Inc. or any of their Significant Subsidiaries and such judgment(s) or order(s) shall continue unbonded, unsatisfied and unstayed for a period of sixty (60) days;

     (j) the failure of Charles B. Lebovitz to remain active in the management of Borrower, Holdings I, Holdings II, CBL Properties, Inc. and CBL Management, Inc.; provided, however, that in the event of the death or incapacity of Charles B. Lebovitz, no Default or Event of Default shall arise solely by virtue of this clause (j) if either (i) Borrower, Holdings I, Holdings II, CBL Properties, Inc. and CBL Management, Inc. shall have each retained, within 180 days of the date of the death or incapacity of Charles
B. Lebovitz, senior management having, in the reasonable opinion of the Agent and the Majority Lenders, sufficient skill and experience in Borrower's industry to manage Borrower competently and efficiently; or (ii) at least two of John N. Foy, Stephen Lebovitz, Michael Lebovitz and/or Ron Fullam (with

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

at least one of said two [2] being either John N. Foy or Stephen Lebovitz) remain active as Senior Officers of Borrower, CBL Properties, Inc., Holdings I, Holdings II, and CBL Management, Inc.

     (k) (1) Borrower, Holdings I, CBL Properties, Inc. or any of their Subsidiaries shall die, dissolve, terminate or liquidate, or merge with or be consolidated into any other entity (except as permitted by Section 6.9 hereof), or shall hypothecate, pledge, mortgage or otherwise encumber all or any part of the beneficial ownership interest in Borrower or shall attempt to do any of the same; or (2) Borrower or any of its Subsidiaries shall amend or modify, in a manner which would adversely affect Agent or the Lenders, its articles of incorporation, bylaws, articles of partnership, certificate of partnership or other charter or enabling documents, and Majority Lenders have not given its prior written consent to such amendments or modifications;

     (l) the failure of Charles B. Lebovitz, John N. Foy, Ben S. Landress, Stephen Lebovitz, Michael Lebovitz and/or Ron Fullam to own, directly or through CBL & Associates, Inc., beneficially and of record, at least twenty percent (20%) of the shares of equity of Borrower and CBL Properties, Inc., on a Combined basis (without giving effect to the issuance after the date hereof of stock of CBL Properties, Inc. at a price equal to the fair market value of such stock on the date of such issuance); the failure of Holdings
I to be the sole general partner of Borrower; the failure of CBL Properties, Inc. to own one hundred percent (100%) of the voting shares of Holdings I and Holdings II; or the failure of Charles B. Lebovitz, John N. Foy, Ben S. Landress, Stephen Lebovitz, Michael Lebovitz and/or Ron Fullam to collectively own, beneficially and of record, with power to vote, an aggregate amount of at least fifty one percent (51%) of the shares of voting stock of CBL Management, Inc., unless such failure is the result of the merger of CBL Management, Inc. with and into Borrower or CBL Properties, Inc., with Borrower or CBL Properties, Inc. as the surviving Person; provided, however, that Charles B. Lebovitz, John N. Foy, Ben S. Landress, Stephen Lebovitz, Michael Lebovitz and Ron Fullam shall be deemed to own any equity interest so long as the same is owned by (i) such Person, (ii) a Subsidiary of such Person, (iii) a trust or similar entities in which such Person and members of such Person's family, including spouses, children, parents, siblings and their descendants, are the sole beneficiaries of all of the interest therein;

     (m) Borrower or any of its Subsidiaries shall fail to maintain the insurance coverage described in Schedule 5.11 as being maintained by it at the date of this Agreement or any insurer listed as providing any of such insurance coverage shall cease to have an A.M Best policyholders rating of at least A-IX (with respect to liability) or A-XII (with respect to property damage); provided that it shall not constitute an Event of Default hereunder if Borrower shall establish deductibles with respect to any such listed insurance not exceeding $50,000.00 per occurrence; or

     (n) the assets of Borrower, Holdings I, CBL Properties, Inc. or any of their Subsidiaries at any time constitute assets, within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder, of any ERISA Plan or Non-ERISA Plan.

     (o) CBL Properties, Inc. shall (i) fail to have the shares of its Capital Stock listed for trading on the New York Stock Exchange or the American Stock Exchange, or the respective successors thereto; (ii) fail to remain qualified as a REIT under the Internal Revenue Code; or (iii) amend

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or modify its Certificate of Incorporation in a manner which would adversely affect Agent or the Lenders except (A) with the prior written consent of the Majority Lenders; (B) to the extent required in order to remain qualified as a real estate investment trust under the Internal Revenue Code; or (C) to the extent required by Applicable Law.

     (p) Borrower shall cease to represent one hundred percent (100%) of the book value of Holdings I and Holdings II, or the revenues of Borrower for any fiscal year shall fail to represent one hundred percent (100%) of the total revenues of Holdings I and Holdings II for such fiscal year; or Holdings I and Holdings II shall cease to represent at least ninety percent (90%) of the book value of CBL Properties, Inc., or the revenues of Holdings I and Holdings II for any fiscal year shall fail to represent at least ninety percent (90%) of the total revenues of CBL Properties, Inc. for such fiscal year.

     (q)  At any time, for any reason (i) subject to the provisions of
Section 7.3 hereof, any Collateral Document or other Loan Document ceases to be in full force and effect in any material respect or (ii) Borrower or any Affiliate of Borrower seeks to repudiate its Obligations thereunder and the Liens intended to be created thereby are, or Borrower or any Affiliate of Borrower seeks to render such Liens, invalid and unperfected, or (iii) subject to the provisions of Section 7.3 hereof, Liens in favor of the Agent and/or Lenders contemplated by the Collateral Documents shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect, or such Liens shall be subordinated or shall not have the priority contemplated by this Agreement or the other Loan Documents, and such Default under this item (ii) continues for thirty (30) days after written notice thereof has been given to Borrower Agent.

     (r) Holdings I shall cease to be a Wholly Owned Subsidiary of CBL Properties, Inc., unless such is the result of a merger of Holdings I into CBL Properties, Inc., or merger of Holdings I into another Wholly Owned Subsidiary of CBL Properties, Inc.

     SECTION 7.2 Remedies. Upon the occurrence of an Event of Default: (a) in the case of any Event of Default specified in clauses 7.1(g) or 7.1(h) above with respect to Borrower, Holdings I, Holdings II, CBL Properties, Inc. or any of their respective Significant Subsidiaries, the Commitments shall automatically terminate and the Obligations (together with accrued interest thereon) shall become immediately due and payable, without any notice to Borrower or any other act by Agent and without presentment, demand, protest, notice of intention to accelerate or notice of acceleration, or other notice of any kind, all of which are hereby waived by Borrower; (b) the Agent shall, at the direction of the Majority Lenders (i) by notice to Borrower terminate the Commitments, which shall thereupon terminate, and (ii) by notice to Borrower declare the Obligations (together with accrued interest thereon) to be, and the Obligations shall thereupon become, immediately due and payable without presentment, demand, protest, notice of intention to accelerate or notice of acceleration, or other notice of any kind, all of which are hereby waived by Borrower; and (c) the Agent may exercise any and all other rights and remedies granted to the Agent under this Agreement or under any of the Loan Documents or pursuant to law, all of which shall be cumulative and none of which shall be exclusive.

     SECTION 7.3 Actions in Respect of the Letters of Credit Upon Default. If any Event of Default shall have occurred and be continuing, the Agent may,

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irrespective of whether it is taking any of the actions described in
Section 7.2 or otherwise, make demand upon Borrower to, and forthwith upon such demand Borrower will, pay to the Agent on behalf of the Lenders in same-day funds at the Agent's Lending Office, for deposit in a cash collateral account, an amount equal to the aggregate face amount of all Letters of Credit then outstanding. If at any time the Agent determines that any funds held in any such cash collateral account are subject to any right or claim of any Person other than the Agent and the Lenders or that the total amount of such funds is less than the aggregate face amount of all Letters of Credit, Borrower will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in such cash collateral account, an amount equal to the excess of (a) such aggregate face amount of all outstanding Letters of Credit over (b) the total amount of funds, if any, then held in such cash collateral account that the Agent determines to be free and clear of any such right and claim.

     SECTION 7.4 Curing Defaults Under Collateral Documents. Lenders hereby agree that Borrower may cure any Default under Section 7.1(d) hereof relating to the Collateral Documents and any Default under this Agreement which relates solely to an Eligible Project by giving Agent written notice within the applicable notice and cure period that the Eligible Project to which such Collateral Document relates shall be removed from the Borrowing Base, so long as both of the following conditions are satisfied:

     (a) such Default does not constitute a Default or Event of Default under any other term of this Agreement; and

     (b) the sum of the aggregate principal amount of the outstanding Advances plus the aggregate face amount of the outstanding Letters of Credit does not exceed the Borrowing Base after giving effect to the removal of such Eligible Project.

     SECTION 7.5 Permitted Deficiency. Notwithstanding anything to the contrary set forth herein, (a) failure of Borrower or any other Person owing any of the Collateral to keep such Collateral in the condition required under
Section 6.3 hereof or under the comparable provisions of the Mortgage applicable thereto; (b) failure of Borrower or any of its Subsidiaries or any other Person owning an Eligible Project to pay Impositions in the manner required under Section 6.5 hereof or under the comparable provisions of the Mortgage applicable thereto; (c) failure of Borrower or any other Person owning an Eligible Project to comply with Legal Requirements applicable to the Collateral as required under Section 6.6 hereof or under the comparable provisions of the Mortgage applicable thereto; (d) failure of Borrower or any of its Subsidiaries or any other Person owning an Eligible Project to comply with any Legal Requirement required under Section 5.1 of the Mortgage applicable thereto; (e) failure of Borrower or any other Person owning an Eligible Project to prevent alterations to any Eligible Project as required under Section 5.2 of the Mortgage applicable thereto; (f) failure of Borrower or any other Person owning an Eligible Project to replace "Fixtures" or "Personalty" required under, and as such terms are defined in, Section 5.3 of the Mortgage applicable thereto; (g) the existence of any non-consensual Lien on the any of the Collateral not permitted by Section 6.17 hereof or by the applicable terms of the Collateral Documents; or (h) Borrower and/or its Subsidiary, Subpartnership or other Person owing an Eligible Project shall fail to deposit with the Agent any "Casualty Completion Deposit" or "Escrowed

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Sums" required under, and as such terms are defined in, the Mortgage to which such Eligible Project is subject, shall not constitute a Default or Event of Default hereunder, so long as the following conditions are satisfied:

               (i) the sum (without duplication) of (A) the cost of correcting all failures described in (a) through (f) above, as determined by Agent in its reasonable discretion, plus (B) the amount secured by Liens described in (g) above plus (C) the amount of Indebtedness secured by Liens permitted under Section 6.17(b) hereof plus (D) the aggregate amount of unpaid Casualty Completion Deposits or Escrowed Sums (said sum being referred to herein as the "Permitted Deficiency"), plus (E) the amount of all judgments or orders for the payment of money rendered against Borrower, Holdings I, Holdings II, CBL Properties, Inc. or any of their Significant Subsidiaries which have continued unbonded, unsatisfied and unstayed for a period of sixty (60) days; plus (F) the principal balance of any Indebtedness under any Guarantee, note, indenture or other agreement relating to or evidencing Indebtedness of Borrower, Holdings I, Holdings II, CBL Properties, Inc. or any of their Subsidiaries on which any payment is past due or in respect of which any event has occurred the effect of which is to cause or to permit (giving effect to any grace or cure period applicable thereto) the holder or holders of such Indebtedness to cause such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase or otherwise), prior to its stated maturity does not exceed, in the aggregate at any one time, $5,000,000.00;

               (ii) Such Permitted Deficiency does not constitute a Default or Event of Default under this Agreement or the other Loan Documents except to the extent described in clauses (a) through (h) above;

               (iii) The aggregate amount of the Permitted Deficiencies either secured by a Lien or consisting of unpaid Casualty Completion Deposits or Escrowed Sums does not exceed the difference between (A) the Borrowing Base (prior to reduction by the amount of the Permitted Deficiency, as required by this Section 7.5), minus (B) the sum of the aggregate principal amount of all outstanding Advances plus the aggregate face amount of all outstanding Letters of Credit;

               (iv) Borrower is proceeding to cure all such failures in a diligent manner; and

     (v) The Borrowing Base shall be reduced by the amount of (A) any outstanding Permitted Deficiency secured by a Lien on any of the Collateral and (B) any outstanding Permitted Deficiency representing an unpaid Casualty Completion Deposit or Escrowed Sums.


                                ARTICLE 8.

                                 THE AGENT

     SECTION 8.1 Appointment and Authorization. Each Lender irrevocably appoints and authorizes Agent to take such action as agent on its behalf and

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to exercise such powers under the Loan Documents and the Collateral Documents as are granted to Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. Borrower shall be entitled to rely upon a written notice or written response from Agent as being made pursuant to the requisite concurrence or consent of the Lenders necessary to take such action without investigation or otherwise contacting the Lenders hereunder.

     SECTION 8.2 Agent and Affiliates. Agent shall have the same rights and powers under the Loan Documents and the Collateral Documents as any other Lender and may exercise or refrain from exercising the same as though it were not Agent, and Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with Borrower or Affiliate of Borrower as if it were not Agent hereunder.

     SECTION 8.3 Action by Agent. The Agent (which term as used in this sentence and in Section 8.8 hereof and the first sentence of Section 8.8 hereof shall include reference to its Affiliates and its own and its Affiliates' shareholders, officers, directors, employees and agents):
(a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any of the other Loan Documents, or in any certificate or other instrument, document or agreement referred to or provided for in, or received by any of them under, this Agreement or any of the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any of the other Loan Documents or for any failure by Borrower or any other Person to perform any of its obligations hereunder or thereunder; (c) subject to Section 8.6 hereof, shall not be required to initiate or conduct any litigation or collection proceedings hereunder; (d) shall have no liability to any Lender for any determination made in good faith by the Agent that such Lender is in default of its obligations hereunder; and (e) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other agreement, document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer complying with the terms and conditions of Section 9.6 hereof.

     SECTION 8.4 Consultation with Experts. Agent may consult with legal counsel (who may be counsel for Borrower) , independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 8.5 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, facsimile, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, and no Lender shall have any right of action against Agent as a result of Agent acting or refraining from acting, hereunder or under the other Loan Documents in accordance with instructions signed by the Majority Lenders (or, where applicable, all Lenders) and such

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instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders; provided, however, the Agent shall not be required to take any action which (a) the Agent reasonably believes will expose it to personal liability unless the Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (b) is contrary to this Agreement, the Notes, the other Loan Documents or Applicable Law.

     SECTION 8.6 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on Loans or of fees) unless the Agent has received notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event of any such non-payment or in the event the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give, and to the extent the Agent otherwise has actual knowledge of a Default or Event of Default the Agent shall use best efforts to give, prompt notice thereof to the Lenders.

     SECTION 8.7 Indemnification. Each Lender shall, in accordance with its Pro Rata Share, promptly (and in all events within ten [10] days after demand therefor) reimburse (to the extent not reimbursed by Borrower) Agent for, and indemnify Agent against, any third- party costs (including, without limitation, Protective Advances and costs described in Section 8.12(e) and
Section 8.12(f)), expense (including attorneys' fees and disbursements provided that, if outside counsel is not used by the Agent, the allocated cost of in-house counsel of Agent shall be deemed to be a third-party cost and expense ), claim, demand, action, loss or liability (except such as result from Agent's gross negligence or willful misconduct) that Agent may pay, suffer or incur in connection with the Loan Documents, the Collateral Documents or any action taken or omitted by Agent. The obligations of Lenders under this Section 8.7 shall survive the payment in full of all Obligations and the termination of this Agreement. In the event that after payment and distribution of any amount by Agent to Lenders, any Lender or third party, including Borrower, any creditor of Borrower or a trustee in bankruptcy, recovers from Agent any amount found to have been wrongfully paid to Agent or disbursed by Agent to Lenders, then Lenders, in proportion to their respective Pro Rata Share, shall reimburse Agent for all such amounts. Notwithstanding the foregoing, Agent shall not be obligated to advance any amounts hereunder (other than Agent's Pro Rata Share of each Advance) and may require the deposit with Agent by each Lender of its Pro Rata Share of any material expenditures anticipated by Agent before they are incurred or made payable.

     SECTION 8.8 Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents (including without limitation decisions with respect to the matters described in clauses (i) through (x) of Section 9.5(a) of this Agreement) or the Collateral Documents.

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     SECTION 8.9    Failure to Act. Except for action expressly required of
the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 8.7 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     SECTION 8.10   Resignation or Removal of Agent; Co-Agent.

     (a) Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. For good cause, the Majority Lenders may remove Agent at any time by giving at least thirty (30) days prior written notice to Agent, Borrower and the other Lenders. For purposes of this Section 8.10, in determining whether the Majority Lenders have approved the removal of the Agent, the Agent, in its capacity as a Lender, will be disregarded and excluded and the Pro Rata Shares of the remaining Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of the Agent. Such resignation or removal shall take effect upon the acceptance of appointment as Agent by the successor Agent. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent consented to by Borrower, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Lender's removal of the retiring Agent, the retiring Agent may, on behalf of the Lenders appoint a successor Agent consented to by Borrower, which consent shall not be unreasonably withheld. Any successor Agent must be a bank (i) the senior debt obligations of which (or such bank's parent's senior debt obligations) are rated not less than Baa-1 by Moody's Investors Services, Inc. or a comparable rating by a rating agency acceptable to the Majority Lenders and (ii) which has total assets in excess of $10,000,000,000.00. Upon the acceptance of any appointment as Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
Article 8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent. Upon the acceptance of any appointment as Agent, such successor Agent shall confirm to Borrower, in writing, the agency fees to be paid to such successor Agent pursuant to Section 2.8(d).

     (b) In the event that Applicable Law imposes any restrictions on the identity of an agent such as the Agent or requires the appointment of any co-agent in connection therewith, the Agent may, in its discretion, for the purpose of complying with such restrictions, appoint one or more co-agents hereunder consented to by Borrower, which consent shall not be unreasonably withheld by Borrower. Any such Co-Agent(s) shall have the same rights, powers, privileges and obligations as the Agent and shall be subject to and entitled to the benefits of all provisions of this Agreement and the Loan Documents relative to the Agent but the appointment of a co-agent shall not increase the obligation of Borrower hereunder. In addition to any rights of the Majority Lenders set forth in Section 8.10(a) above, any such Co-Agent may be removed at any time by the Agent.

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     SECTION 8.11   Consent and Approvals.

     (a) Each Lender has authorized and directed, and hereby authorizes and directs, Agent to enter into the Loan Documents other than this Agreement for the benefit of Lenders. Each Lender agrees that any action taken by Agent or the Majority Lenders (or, where required by the express terms of this Agreement, a greater proportion of Lenders) in accordance with the provisions of this Agreement or any Loan Document, and the exercise by Agent or the Majority Lenders (or, where so required, such greater proportion), of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Without limiting the generality of the foregoing, the Agent shall have the sole and exclusive right and authority to:

          (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with this Agreement and the Loan Documents relating to the Collateral;

          (ii) execute and deliver each Collateral Document and accept delivery of each such agreement delivered by the Borrower or any of its Subsidiaries;

          (iii) act as collateral agent for the Lenders for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, provided, however, the Agent hereby appoints, authorizes and directs the Lenders to act as collateral sub-agents for the Agent and the Lenders for purposes of the perfection of all security interests and Liens with respect to any of the Collateral held by such Lender;

          (iv) manage, supervise and otherwise deal with the Collateral;

          (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interest and Liens created or purported to be created by the Loan Documents;

          (vi) deliver notices, including notices of default, hereunder and under the other Loan Documents; and

          (vii) except as may be otherwise specifically restricted by the terms of this Agreement or any other Loan Document, exercise all remedies given to the Agent or the Lenders with respect to the Collateral under the Loan Documents, Applicable Law or otherwise.

     (b) Each of the following shall require the approval or consent of the Majority Lenders:

          (i) approval of certain actions with respect to management agreements for the Eligible Projects pursuant to Section 3.2(b) hereof;

          (ii) approval of a Major Construction Project under Section 3.4 hereof;

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          (iii)     approval of any material amendment of the organizational
documents of Borrower, Holdings I, Holdings II, CBL Properties, Inc. or their respective Subsidiaries prohibited by Section 7.1 hereof;

          (iv) approval of certain changes in executive officers otherwise prohibited by Section 7.1 hereof;

          (v) acceleration of the Obligations following an Event of Default or rescission of such acceleration under Section 7.2(b) hereof;

          (vi) approval of the exercise of rights and remedies under the Loan Documents following an Event of Default;

          (vii)     removal of Agent and appointment of a successor under
Section 8.10 hereof;

          (viii) approval of a Post-Foreclosure Plan and related matters pursuant to Section 8.12(f) hereof; and

          (ix) except as otherwise provided in Section 9.5, approval of any amendment, modification or termination of this Agreement.

     (c) Designation of a Project as an Eligible Project shall require the approval or consent of the Supermajority Lenders pursuant to Section 3.1(a) hereof.

     (d) Approval of certain Protective Advances shall require the approval of either the Majority Lenders or all of the Lenders, all as set forth in Section 8.12(a) hereof.

     (e)  In addition to the required consents or approvals referred to in
Section 8.11(b) above, Agent may at any time request instructions from the Majority Lenders with respect to any actions or approvals which, by the terms of this Agreement or of any of the Loan Documents, Agent is permitted or required to take or to grant without instructions from any Lenders, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Majority Lenders. Agent shall promptly notify each Lender at any time that the Majority Lenders have instructed Agent to act or refrain from acting pursuant hereto.

     (f) All communications from Agent to Lenders requesting Lenders determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent or disapproval is requested, or shall advise each Lender where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Agent by Borrower

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in respect of the matter or issue to be resolved, and (iv) shall include
Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within ten (10) Business Days after receipt of the request therefor by Agent (the "Lender Reply Period"). Unless a Lender shall give written notice to Agent that it objects to the recommendation or determination of Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of Majority Lenders or all Lenders, Agent shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all Lenders and upon receiving the required approval or consent shall follow the course of action or determination recommended to Lenders by Agent or such other course of action recommended by Majority Lenders or all Lenders, as the case may be, and each non-responding Lender shall be deemed to have concurred with such recommended course of action.

     SECTION 8.12   Agency Provisions Relating to Collateral.

     (a) Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Loan Document which may be necessary to perfect and maintain perfected Liens upon the Collateral granted pursuant to the Collateral Documents. Agent may make, and shall be reimbursed for, Protective Advance(s) during any one calendar year with respect to each Eligible Project up to the sum of (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon such Eligible Project, (ii) amounts expended to pay insurance premiums for policies of insurance related to such Eligible Project, and (iii) $500,000.00. Protective Advances in excess of said sum during any calendar year for any Eligible Project shall require the consent of Majority Lenders. Any Protective Advance which would, when aggregated with all other Advances, cause the Lenders to exceed their Commitments, shall require the consent of all of the Lenders; provided, however, that each Lender will approve or disapprove any request by the Agent for such Protective Advance within three (3) Business Days after receipt of such request from the Agent; provided, further, that any Lender who fails to so approve or disapprove within such three (3) Business Day period shall be deemed to have approved such Protective Advance.

     (b) Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (i) upon termination of the Commitments and repayment and satisfaction of all Loans, and all other Obligations and the termination of this Agreement or (ii) constituting property being released in compliance with Section 3.1(d) hereof or (iii) if approved, authorized or ratified in writing by Agent at the direction of all Lenders. Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by Lenders (as set forth in Section 8.5), upon request by Agent at any time, Lenders will confirm in writing Agent's authority to release the Collateral Documents with respect to any Eligible Project pursuant to Section 3.1(d) or this Section 8.12(b).

     (c) So long as no Default or Event of Default is then continuing, upon receipt by Agent of any such written confirmation as referenced in
Section 8.12(b)(iii) from all Lenders of its authority to release Collateral, and upon at least five (5) Business Days prior written request by Borrower,

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Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon such Collateral; provided, that (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrower in respect of) any Project which shall continue to constitute part of the Collateral.

     (d) Except as provided in this Agreement, Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent herein or in any of the other Loan Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this Agreement or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or in any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given its own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to any Lender.

     (e) Should Agent commence any proceeding or in any way seek to enforce its rights or remedies under the Loan Documents, irrespective of whether as a result thereof Agent shall acquire title to any Collateral, either through foreclosure, deed in lieu of foreclosure, or otherwise, each Lender, upon demand therefor from time to time, shall contribute its share (based on its Pro Rata Share) of the reasonable costs and/or expenses of any such enforcement or acquisition, including, but not limited to, fees of receivers or trustees, court costs, title company charges, filing and recording fees, appraisers' fees and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrower. Without limiting the generality of the foregoing, each Lender shall contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by Agent (including reasonable attorneys' fees and expenses) if Agent employs counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to any Collateral or any part thereof, or any of the Loan Documents, or the attempt to enforce any security interest or Lien on any of the Collateral, or to enforce any rights of Agent or any of Borrower's or any other party's obligations under any of the Loan Documents, but not with respect to any dispute between Agent and any other Lender(s). Any loss of principal and interest resulting from any Event of Default shall be shared by Lenders in accordance with their respective Pro Rata Shares. It is understood and agreed that in the event Agent determines it is necessary to engage counsel for Lenders from and after the occurrence of an Event of Default, said counsel shall be selected by Agent and written notice of such selection, together with a copy of such counsel's engagement letter and fee estimate, shall be delivered to Lenders.

     (f) In the event that all or any portion of the Collateral is acquired by Agent as the result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part the Obligations, title to any such Collateral or any portion

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thereof shall be held in the name of Agent or a nominee or subsidiary of
Agent, as agent, for the ratable benefit of Agent and Lenders. Agent shall prepare a recommended course of action for such Collateral (the "Post-Foreclosure Plan"), which shall be subject to the approval of the Majority Lenders. In the event that Majority Lenders do not approve such Post-Foreclosure Plan, any Lender shall be permitted to submit an alternative Post-Foreclosure Plan to Agent and Agent shall submit any and all such additional Post-Foreclosure Plans to the Lenders for evaluation and the approval of Majority Lenders. Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired and administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents of the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral. Upon demand therefor from time to time, each Lender will contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by Agent pursuant to the Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral. In addition, Agent shall render or cause to be rendered by the managing agent, to each of the Lenders, monthly, an income and expense statement for such Collateral, and each of the Lenders shall promptly contribute its Pro Rata Share of any operating loss for such Collateral, and such other expenses and operating reserves as Agent shall deem reasonably necessary pursuant to and in accordance with the Post-Foreclosure Plan. To the extent there is net operating income from such Collateral, Agent shall, in accordance with the Post-Foreclosure Plan, determine the amount and timing of distributions to Lenders. All such distributions shall be made to Lenders in accordance with their respective Pro Rata Shares. Lenders acknowledge that if title to any Collateral is obtained by Agent or its nominee, such Collateral will not be held as a permanent investment but will be liquidated as soon as practicable. Agent shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Majority Lenders shall reasonably determine to be most advantageous. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name Agent, as agent for Lenders, as the beneficiary or mortgagee. In such case, Agent and Lenders shall enter into an agreement with respect to such purchase money mortgage defining the rights of Lenders in the same Pro Rata Shares as provided hereunder, which agreement shall be in all material respects similar to this Agreement insofar as this Agreement is appropriate or applicable.

     SECTION 8.13   Defaulting Lenders.

     (a) If a Lender fails or refuses to fund its Pro Rata Share of an Advance hereunder and each other Lender has funded its Pro Rata Share of such Advance, Borrower may request that the Agent deliver to such non-funding Lender a notice stating that unless such Lender funds such Advance within five (5) days of its receipt of such notice, such Lender shall be a Defaulting Lender. The Agent, upon receipt of such request, shall send such notice if either (i) the Agent determines that such Lender, by not funding its Pro Rata Share of such Advance, has defaulted in its obligations hereunder or (ii) Borrower has obtained a judgment from a court of competent jurisdiction that such non-funding Lender has breach it obligations to Borrower by failing to fund its Pro Rata Share of such Advance. Any determination made in good faith by the Agent pursuant to clause (i) above

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

shall be conclusive and binding on Borrower and such Lender unless and until a judgment to contrary is obtained as described in clause (ii) above.

     (b) Once a Lender becomes a Defaulting Lender, the Agent shall notify the other Lenders of such occurrence, whereupon the Pro Rata Share of each of the other Lenders shall be recalculated to exclude the Pro Rata Share of such Defaulting Lender.

     (c) Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has funded its Pro Rata Share of any Advance which was previously a Non Pro Rata Advance, or such Lender is determined by a court of competent jurisdiction not to have defaulted in it obligations hereunder or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Non Pro Rata Advance, all of the Obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal, interest and fees in respect of all Non Pro Rata Advances in which the Defaulting Lender has not funded its Pro Rata Share (such principal, interest and fees being referred to as "Senior Loans"). All amounts paid by Borrower and otherwise due to be applied to the Obligations owing to the Defaulting Lender pursuant to the terms hereof shall be distributed by Agent to the other Lenders in accordance with their respective Pro Rata Shares (recalculated for purposes hereof to exclude the Defaulting Lender's Commitment), until all Senior Loans have been paid in full. This provision governs only the relationship among Agent, each Defaulting Lender, and the other Lenders; nothing hereunder shall limit the obligation of Borrower to repay all Advances in accordance with the terms of this Agreement. The provisions of this section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters which are subject to the consent or approval of Majority Lenders, Supermajority Lender or all Lenders.

     (d) Agent shall be entitled to (i) collect interest from such Lender for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate for each day during such period, (ii) withhold or setoff, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Defaulting Lender under this Agreement, and (iii) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. In addition, the Defaulting Lender shall indemnify, defend and hold Agent and each of the other Lenders harmless from and against any and all costs, expenses and liabilities plus interest thereon at the Default Rate set forth in the Loan Documents for funds advanced by Agent or any other Lender on account of the Defaulting Lender which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender's failure or refusal to abide by its obligations under this Agreement.

     (e) So long as any Lender is a Defaulting Lender, (i) no Unused Facility Fee shall accrue in favor of, or be payable to, such Defaulting Lender; (ii) the Defaulting Lender's outstanding portion of the Loan shall accrue interest during each month at a rate equal to the LIBOR Rate applicable to an Interest Period having a duration one-month and commencing

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on the first LIBOR Business Day of such month; and (iii) at the request of
Borrower, all interest payable to such Defaulting Lender shall be placed by the Agent in a cash collateral account and held as security for the Obligations owed to all of the Lenders and such interest shall not be paid to such Defaulting Lender until such time as either (A) the other Lenders have been paid in full or (B) such Lender is no longer a Defaulting Lender; provided, however, if such Lender has been found to be a Defaulting Lender pursuant to a judgment of a court of competent jurisdiction that such non-funding Lender has breached its funding obligations hereunder and such judgment is not a final, non-appealable judgment, then until Borrower obtains such a final, non-appealable judgment that such non-funding Lender is in breach of its funding obligations hereunder, Borrower shall continue to pay the Unused Facility Fee on such Defaulting Lender's Commitment and shall pay interest on the Defaulting Lender's portion of the outstanding Loan at the rate applicable to the other Lenders' portion of the outstanding Loan and the Agent shall, at the request of Borrower, deposit such Unused Facility Fee and the excess of such interest over the interest payable at the rate set forth in clause (ii) above into a cash collateral account, held as security for the Obligations owed to all of the Lenders and paid (x) to the Borrower, if such non-funding Lender is determined, in a final, non-appealable judgment from a court of competent jurisdiction to have breached its funding obligations hereunder, or (y) to such non-funding Lender, if such non-funding Lender is determined, in a final, non-appealable judgment from a court of competent jurisdiction not to have breached its funding obligations hereunder.

     (f)  A Defaulting Lender shall cease to be a Defaulting Lender upon
(i) the payment by such Defaulting Lender to the Agent, for the benefit of the Agent and the Lenders, as appropriate, of its Pro Rata Share (determined without giving affect to any recalculation thereof as a result of such Lender being a Defaulting Lender) of an amount equal to the amount of each Advance which was previously a Non Pro Rata Advance plus all other amounts required to be paid or funded by Lenders hereunder since the date such Lender became a Defaulting Lender and for which such Defaulting Lender has not paid or funded its Pro Rata Share, (ii) any judgment that such non-funding Lender has breached its obligations to Borrower in respect of such Non Pro Rata Advance is reversed or vacated for any reason; or (iii) the Agent and all other Lenders receiving payment in full (whether by repayment or prepayment) of the principal and interest due in respect of all such Non Pro Rata Advances and all such other amounts.

     (g) In the event a non-funding Lender is designated as a Defaulting Lender as a result of a judgment that such non-funding Lender has breached its obligations to Borrower in respect of such Non Pro Rata Advance and such judgment is subsequently reversed for any reason, then (i) such Lender shall not longer be a Defaulting Lender, (ii) the Pro Rata Share of each Lender shall be adjusted to include the Commitment of such Lender, (iii) such Lender shall be entitled to immediate payment of any and all amounts owed to it and held in any cash collateral account established pursuant to Section 8.13;
(iv) the Borrower shall, within three (3) Business Days, repay to the Agent, for the benefit of the other Lenders, the aggregate amount by which the outstanding Advances made by each Lender exceeds such Lender's Pro Rata Share of the Loan (giving effect to the recomputation of Pro Rata Share pursuant to clause (ii) above); and (v) such Lender shall have the right to recover from Borrower any damages that such Lender may have suffered as a result of having been categorized as "Defaulting Lender" and (vi) such Lender such other remedies against Borrower as it may have under this Agreement, at law or in equity.

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     SECTION 8.14   Borrower Not a Beneficiary. The provisions of this
Article 8 are solely for the benefit of the Agent and the Lenders and neither the Borrower nor any Affiliate of the Borrower shall have any right to rely on or enforce any of the provisions hereof; provided, however, that the Borrower shall have the rights granted to it in subsections (a), (b), (e) and
(f) of Section 8.13 hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as the agent of the Lenders and does not assume and shall not be deemed to have assumed any obligations or relationship of agency, trustee or fiduciary with or for the Borrower or any Affiliate of the Borrower. Lenders represent to Borrower that, other than letter agreements relating to the payment of fees and letters committing to participate as a Lender, the Loan Documents contain as of the date hereof all of the written agreements establishing the relationships between the Agent and the Lenders and among the Lenders in connection with the Loan.


                                 ARTICLE 9

                                MISCELLANEOUS

     SECTION 9.1 Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given if mailed by first-class United States mail, postage prepaid, registered or certified with return receipt requested, if sent by national overnight courier providing documentation of receipt, if delivered in person to the intended addressee or if sent by prepaid telegram, telex or telecopy, with a copy of such telegram, telex or telecopy sent by mail, overnight courier or personal delivery as aforesaid. Notice so mailed shall be effective three (3) Business Days after its deposit (provided however, that any Notice of Borrowing or Rate Selection Notice so mailed shall be effective only if and when received by Agent). Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of the parties shall be as set forth on the signature pages hereto; provided, however, that any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to the other parties in the manner set forth hereinabove.

     SECTION 9.2 No Waiver. Any failure by Agent or any Lender to insist, or any election by Agent or any Lender not to insist, upon strict performance by Borrower or its Affiliates of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same or of any other term, provision or condition thereof, and Agent and the Lenders shall have the right at any time or times thereafter to insist upon strict performance by Borrower and its Affiliates of any and all such terms, provisions and conditions. No delay or omission by Agent or any Lender to exercise any right, power or remedy accruing upon any Default or Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Default or Event of Default, or acquiescence therein, and every right, power and remedy given by this Agreement to Agent or any Lender may be exercised from time to time and as often as may be deemed expedient by Agent or any Lender. No consent or waiver, expressed or implied, by Agent or any Lender to or of any Default or

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Event of Default by Borrower or its Affiliates in the performance of the
Obligations of Borrower and its Affiliates hereunder or to any other Event of Default shall be deemed or construed to be a consent or waiver to or of any other Default or Event of Default in the performance of the same or any other Obligations of Borrower or its Affiliates hereunder. Failure on the part of Agent or any Lender to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Agent or any such Lender of its rights hereunder or impair any rights, powers, or remedies of Agent or any Lender hereunder.

     SECTION 9.3    Expenses; Documentary Taxes; Indemnification.

     (a) Borrower agrees to reimburse the Agent for all of the Agent's reasonable costs and expenses incurred in connection with the development, preparation, execution, delivery, modification or amendment of this Agreement, the Notes and the Collateral Documents, including reasonable audit costs, appraisal costs, the cost of searches, filings and filing fees, taxes and the fees and disbursements of Agent's attorneys, Messrs. Troutman Sanders and any counsel retained by them. Borrower further agrees to reimburse the Agent and each Lender for all reasonable third-party costs and expenses incurred by the Agent or such Lender (including attorneys' fees and disbursements provided that, if outside counsel is not used by the Agent, the allocated cost of in-house counsel of Agent shall be deemed to be a third-party cost and expense) from and after the occurrence of a Default to:
(i) commence, defend or intervene in any court proceeding; (ii) file a petition, complaint, answer, motion or other pleading, or to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) relating to the Collateral or this Agreement, the Notes or any of the Collateral Documents; (iii) protect, collect, lease, sell, take possession of, or liquidate any of the Collateral; (iv) attempt to enforce any security interest in any of the Collateral or to seek any advice with respect to such enforcement; and (v) enforce any of the Agent's and the Lenders' rights to collect any of the Obligations.

     (b) Borrower also agrees to pay, and to save harmless the Agent and the Lenders from any delay in paying, any intangibles, documentary stamp and other taxes, if any, which may be payable in connection with the execution and delivery of this Agreement, the Notes, the Letters of Credit or any of the Collateral Documents, or the recording of any thereof, or in any modification hereof or thereof.

     (c) Borrower agrees to indemnify Agent and each Lender, their respective Affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of the Loan Documents or the Collateral Documents or any actual or proposed use of proceeds of the Loan hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

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

     (d) In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of Mortgages, security agreements, or assignments of leases or debts secured thereby or the manner of collecting such taxes so as to adversely affect Agent or any Lender, Borrower will pay any such tax on or before the due date thereof. If Borrower fails to make such prompt payment or if, in the opinion of Agent, any such state, federal, municipal, or other governmental law, order, rule or regulation prohibits Borrower from making such payment or would penalize Agent if Borrower makes such payment or if, in the opinion of Agent, the making of such payment might result in the imposition of interest beyond the maximum amount permitted by applicable law, then the entire balance of the Obligations and all interest accrued thereon shall, at the option of Agent, become immediately due and payable.

     SECTION 9.4 Waiver of Set-Offs; Sharing of Set-Offs. (a) Each Lender hereby waives any right of set-off against the Obligations it has with respect to any deposit account of Borrower, its Subsidiaries or Affiliates maintained with such Lender or any other account or property of Borrower, its Subsidiaries or its Affiliates held by such Lender other than the Collateral; provided however, that the within waiver is not intended, and shall not be deemed, to waive any right of set-off (i) any Lender has with respect to any account required to be maintained pursuant to this Agreement or any other Loan Document or (ii) arising other than pursuant to this Agreement, the Collateral Documents or the other Loan Documents.

     (b) As to any set-off permitted pursuant to Section 9.4(a) above, each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to the Obligations held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to the Obligations held by such other Lender, such Lender receiving such proportionately greater payment shall promptly purchase such participation in the Obligations held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Obligations held by Lenders shall be shared by Lenders based upon each Lender's Pro Rata Share; provided that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of Indebtedness of Borrower other than the Obligations. Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Obligations, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrower in the amount of such participation.

     SECTION 9.5    Amendments and Waivers.

     (a) No amendment or modification of any provision of this Agreement shall be effective without the written agreement of the Majority Lenders (after notice to all Lenders) and Borrower (except for amendments which by the express terms of this Agreement do not require the consent of Borrower), and (b) no termination or waiver of any provision of this Agreement, or consent to any departure by Borrower therefrom (except as expressly provided

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in Section 9.5(a)(v) below with respect to waivers of late fees), shall in any event be effective without the written concurrence of the Majority Lenders (after notice to all Lenders), which Majority Lenders shall have the right to grant or withhold at their sole discretion; provided, however, that any amendment to Section 8.11(c) shall require the consent of the Supermajority Lenders; provided, further, that the following amendments, modifications or waivers shall require the consent of all Lenders:

          (i) increasing or decreasing the Commitment of any Lender (except for ratable decreases in the Commitments by Borrower pursuant to Section 2.1);

          (ii) changing the principal amount or final maturity of the Loan;

          (iii) reducing the interest rates applicable to the Loan;

          (iv) reducing the rates on which fees payable pursuant hereto are determined;

          (v) forgiving or delaying any amount payable or receivable under Article 2 or waiving any Default or Event of Default in respect thereof;

          (vi) changing the definition of "Majority Lenders", "Supermajority Lenders," "Pro Rata Share" or "Borrowing Base";

          (vii) changing any provision contained in this Section 9.5;

          (viii) releasing any obligor under any Loan Document or any Collateral, unless such release is otherwise required or permitted by the terms of this Agreement; or

          (ix) consent to assignment by Borrower of all of its duties and Obligations hereunder pursuant to Section 9.6;

          (x) permitting the term of any Letter of Credit to extend beyond the Termination Date;

provided, further, any amendment, waiver or modification of the provisions of Article 8 (other than subsections (a), (b), (e), (f) and (g) of Section 8.13) may be made without the consent of the Borrower. Agent agrees to provide Borrower with notice of any such amendment, waiver or modification; provided, however, that the failure to give such notice shall not invalidate such amendment, waiver or modification.

     No amendment, modification, termination or waiver of any provision of
Article 8 or any other provision referring to Agent shall be effective without the written concurrence of Agent, but only if such amendment, modification, termination or waiver alters the obligations or rights of Agent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.5

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shall be binding on each assignee, transferee or recipient of Agent's or any
Lender's Commitment under this Agreement or the Advances at the time outstanding.

     SECTION 9.6    Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders.

     (b) Any Lender may, in accordance with applicable law, at any time sell to one or more banks or other institutions (each a "Participant") participating interests in any Advances owing to such Lender, the Note held by such Lender, the Commitment held by such Lender hereunder or any other interests of such Lender hereunder. Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.6, 9.3(c) and 9.7 hereof with respect to its participation; provided that no Participant shall be entitled to receive any greater amount pursuant to such Section than such Lender would have been entitled to receive in respect of the amount of the participation transferred by such Lender to such Participant had no such transfer occurred. In no event shall a Lender that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder, under such Lender's Note or in respect of such Lender's Commitment except that such Lender may agree that it will not, without the consent of the Participant, agree to (i) the increase or extension of the term, or the extension of the time or waiver of any requirement for the reduction or termination, of such Lender's Commitment, (ii) the extension of any date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fees payable to the Participant, (iii) the reduction of any payment of principal thereof, or (iv) the reduction of the rate at which either interest is payable thereon to a level below the rate at which the Participant is entitled to receive interest in respect of such participation.

     (c) Each Lender may at any time assign, pursuant to an assignment substantially in the form of Exhibit H attached hereto and incorporated herein by reference, with (unless such assignment is to an existing Lender or to an Affiliate of any such Lender) the consent of the Agent and the Borrower (not to be unreasonably withheld) to one or more banks or other institutions (in either case, an "Assignee") all or any part of any Advances owing to such Lender, the Note held by such Lender, the Commitment held by such Lender or any other interest of such Lender hereunder; provided, however, that (i) each such assignment by a Lender shall be made in such manner so that the same portion of its Advances, Note and Commitment is assigned to the Assignee and (ii) unless Borrower and the Agent consent otherwise, and except in the case of an assignment to another Lender, any partial assignment of a Lender's Commitment shall be in a minimum principal amount of $10,000,000.00, and (iii) at all times prior to its resignation or replacement, Agent's Commitment shall be equal to or greater than the Commitment of each other Lender. Without restricting the right of Borrower or Agent to reasonably object to any bank or financial institutional becoming an assignee of an interest of a Lender hereunder, each proposed assignee must be an existing Lender or a bank or financial institution which (i) has (or, in the case of a bank which is a subsidiary, such bank's parent has) a rating of its senior debt obligations of not less than Baa-1 by Moody's Investors

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

Services, Inc. or a comparable rating by a rating agency acceptable to Agent and (ii) has total assets in excess of $10,000,000,000.00. Borrower and the Lenders agree that, to the extent of any assignment, the Assignee shall be deemed to have the same rights and benefits with respect to Borrower under this Agreement and the Notes as it would have had if it were a Lender hereunder on the date hereof with respect to its Pro Rata Share and the assigning Lender shall be released from its Commitment hereunder, to the extent of such assignment. Upon the making of an assignment, the assigning Lender shall pay to the Agent an assignment fee of $2,500.

     (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 9.6, any Lender may assign and pledge all or any portion of its Advances and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

     (e) Borrower authorizes each Lender to disclose to any Participant or Assignee ("Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning Borrower which has been delivered to such Lender by Borrower or the Agent pursuant to this Agreement or which has been delivered to such Lender by Borrower in connection with such Lender's credit evaluation of Borrower prior to entering into this Agreement.

     (f) Any Lender, at such Lender's sole cost and expense, shall be entitled to have the Note held by it subdivided in connection with a permitted assignment of all or any portion of such Note and the respective Advances evidenced thereby pursuant to Section 9.6(c) above. Any Lender, which by reason of an assignment pursuant to Section 9.6(c) hereof or otherwise, has or would have more than one (1) Note hereunder shall be entitled to have such Notes consolidated into a single Note. In the case of any such subdivision or consolidation, the new Note (the "New Note") issued in exchange for a Note or Notes (the "Old Note(s)") previously issued hereunder (i) shall be substantially in the form of Exhibit A hereto, as appropriate, (ii) shall be dated the date of such assignment or of the most recent Note held by such Lender, as the case may be, (iii) shall be otherwise duly completed and (iv) shall bear a legend, to the effect that such New Note is issued in exchange for such Old Note(s) and that the indebtedness represented by such Old Note(s) shall not have been extinguished by reason of such exchange.

     (g) Borrower will use reasonable efforts to cooperate with Agent and Lenders in connection with the assignment of interests under this Agreement or the sale of participations herein.

     SECTION 9.7 Capital Adequacy. If, after the date hereof, any Lender shall have determined that either (i) the adoption or implementation of any applicable law, rule, regulation or guideline of general applicability regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (ii) compliance by such Lender (or any lending office of such Lender) with any request or directive of general applicability regarding capital adequacy (whether or not having the force of law) of any

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such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its or Borrower's obligations hereunder to a level below that which such Lender could have achieved but for such adoption, implementation, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten (10) days after demand by such Lender, which demands shall include a calculation and a reference to the applicable law, rule or regulation, Borrower shall pay to such Lender such additional amount of amounts as will adequately compensate such Lender for such reduction. Such Lender will use good faith and reasonable efforts to designate a different lending office for such Lender's Advances if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender. Each Lender shall notify the Agent and the Borrower of any event occurring after the date of this Agreement entitling such Lender to compensation under this Section 9.7 within 45 days, after such Lender obtains actual knowledge thereof; provided that if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 9.7 in respect of any costs resulting from such event, only be entitled to payment for costs incurred from and after the date 45 days prior to the date that such Lender gives such notice. A certificate of such Lender claiming compensation under this Section 9.7 and setting forth the additional amount of amounts to be paid to it hereunder, together with the description of the manner in which such amounts have been calculated, shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     SECTION 9.8 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 9.9 Notice of Final Agreement. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

     SECTION 9.10 Invalid Provisions. Any provision of any Loan Document held by a court of competent jurisdiction to be illegal, invalid or unenforceable shall not invalidate the remaining provisions of such Loan Document which shall remain in full force and effect and the effect thereof shall be confined to the provision held invalid or illegal.

     SECTION 9.11 Maximum Rate. Regardless of any provision contained in any of the Loan Documents, Lenders shall never be entitled to receive, collect or apply as interest (whether termed interest herein or deemed to be interest by operation of law or judicial determination) on the Obligations any amount in excess of interest calculated at the Maximum Rate, and, in the event that any Lender ever receives, collects or applies as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Obligations are paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds interest

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

calculated at the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest; (ii) exclude voluntary prepayments and the effects thereof; and (iii) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations; provided that, if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds interest calculated at the Maximum Rate, Lenders shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal amount of the Obligations and, in such event, Lenders shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of interest calculated at the Maximum Rate.

     SECTION 9.12 Limitation Upon Liability. Subject to the exceptions and qualifications described below, Holdings I, Borrower's sole general partner, its successors and assigns (the "General Partner"), shall not be personally liable for the payment of the Obligations. Notwithstanding the foregoing provisions of this paragraph: (a) if an Event of Default occurs, nothing hereinabove stated shall in any way prevent or hinder the Agent or the Lenders in the enforcement or foreclosure of the Liens now or at any time hereafter securing the payment of the Obligations, or in the pursuit or enforcement of any remedy or judgment against Borrower and its assets; and
(b) the General Partner shall be fully liable to the Agent and the Lenders to the same extent that the General Partner would be liable absent the foregoing provisions of this Section 9.12: (i) for fraud or willful misrepresentation by the General Partner, its Affiliates or predecessor general partner (i.e., CBL Properties, Inc.), (to the full extent of losses suffered by the Agent or any Lender by reason of such fraud or willful misrepresentations); (ii) for the retention of any rental income or other income in excess of operating expenses of the property arising with respect to the property covered by any Loan Document and collected by Borrower after the Agent has given Borrower any notice that Borrower is in default under any of the Loan Documents and that the Agent and the Lenders have exercised their option to accelerate the maturity of the Obligations, foreclose or require the foreclosure of the Liens securing payment thereof or exercise any of the other rights, remedies and recourses of the Agent or the Lenders under the Loan Documents (to the full extent of the rental income or other income in excess of such operating expenses collected by Borrower after the giving of any such notice); (iii) for the fair market value, as of the time of the giving of any notice referred to in (ii) above, of any personalty or fixtures removed or disposed of by Borrower (other than in accordance with the terms of the Mortgage encumbering the same) after the giving of any notice referred to in (ii) above; and (iv) for the misapplication by Borrower (contrary to the provisions of this Agreement or the Loan Documents) of (x) any proceeds paid under any insurance policy by reason of damage, loss or destruction to any portion of the Collateral or the Projects (to the full extent of such proceeds so misapplied); or (y) any proceeds or awards resulting from the condemnation of all or any part of the Collateral or Projects (to the full extent of such proceeds or awards so misapplied). No subsequent owner of the Collateral or the Projects shall be liable under the foregoing clause (b) for the acts and omissions of any prior owner, provided such subsequent owner and any partner therein or other party thereto is not an Affiliate of such prior owner or any partner therein or other party thereto, and further provided

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that the Agent and the Majority Lenders have given their prior written approval to the transfer of such Collateral or Projects to such subsequent owner, if such approval is required under the Loan Documents.

     SECTION 9.13 Course of Dealing. Borrower and Lenders mutually agree that each shall proceed at all times in good faith and in a commercially reasonable manner in the performance of its obligations and in the exercise of its judgment or discretion hereunder and under the other loan documents.

     SECTION 9.14   Treatment of Certain Information; Confidentiality.

          (a) Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and Borrower hereby authorizes each Lender to share any information delivered to such Lender by Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate, it being understood that any such Subsidiary or Affiliate receiving such information shall be bound by the provisions of clause (b) below as if it were a Lender hereunder.

          (b) Each Lender agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by Borrower pursuant to this Agreement which is identified by Borrower as being confidential at the time the same is delivered to the Lenders, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders, (iii) to bank examiners, auditors or accountants, (iv) to any other Lender, (v) in connection with any litigation to which any one or more of the Lenders is a party (provided, that each such Lender will promptly notify Borrower of such litigation and of such proposed disclosure prior to the disclosure of such information (unless prohibited from doing so by the relevant court)) or (vi) to any Transferee (or prospective Transferee) so long as such Transferee (or prospective Transferee) first executes and delivers to the respective Lender a Confidentiality Agreement containing substantially the term of this Section 9.14.

     SECTION 9.15 Conflict of Terms. In the event of a conflict between the terms and provisions of this Agreement and the terms and provisions of any of the other Loan Documents, the terms of this Agreement shall govern; provided, however, that any term or provision of any Collateral Document applicable to the Collateral shall be deemed to be supplemental to, and not in conflict with, the terms and provisions of this Agreement.

     SECTION 9.16 Governing Law; Submission to Jurisdiction. THIS AGREEMENT AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA. BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT

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OF GEORGIA AND OF ANY GEORGIA STATE COURT SITTING IN ATLANTA, GEORGIA FOR
PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     SECTION 9.17 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT, ANY NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                      ________________
                           Initials


     SECTION 9.18 Amendment and Restatement. This Agreement constitutes an amendment to and a restatement in the entirety of the Original Credit Agreement, and the obligations set forth therein, as amended and restated hereby, continue in full force and effect. This Agreement is not and shall not be deemed to constitute a novation of the underlying obligations. The Original Credit Agreement shall govern the relationship of the parties and the Loan through the date preceding the Effective Date; from and after the Effective Date, this Agreement shall govern and control.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

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


                              "Borrower"

                              CBL & ASSOCIATES LIMITED PARTNERSHIP

                              By: CBL Holdings I, Inc.
                                  as General Partner


                              By:_____John N. Foy________________

                                 Name: ____John N. Foy___________

                                 Title:_____Vice President_______


                              Attest:___Jeffrey V. Curry_________

                                 Name: ___Jeffrey V. Curry_______

                                 Secretary:__Assistant Secretary_



                              Address for Notices:

                              CBL & Associates Limited Partnership
                              c/o CBL & Associates Properties, Inc.
                              One Park Place
                              6148 Lee Highway
                              Chattanooga, Tennessee  37421
                              Attn: President
                              Telecopy Number:  (615) 490-8662

                              with a copy to:

                              CBL & Associates Properties, Inc.
                              One Park Place
                              6148 Lee Highway
                              Chattanooga, Tennessee  37421
                              Attn: Mary Ann Okrasinski, Esq.
                              Telecopy Number:  (615) 490-8662




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           Signatures Continued from Previous Page


                              "Lenders"
Commitment:
$45,000,000                   WELLS FARGO BANK, NATIONAL
                              ASSOCIATION., as successor in interest
                              to Wells Fargo Realty Advisors Funding,
                              Incorporated


                              By: ___Robert W. Belson____________

                                 Name: __Robert W. Belson________

                                 Title:__Senior Vice President___



                              Wells Fargo Bank, National Association
                              2859 Paces Ferry Road, Suite 1805
                              Atlanta, Georgia  30339
                              Attn: Loan Administration Manager
                              Telecopy Number: (770) 435-2262

                              with copies to:

                              Wells Fargo Bank, National Association
                              420 Montgomery Street, 9th Floor
                              San Francisco, California  94163
                              Attn:     Leslie Eckstein
                              Telecopy Number:  (415) 391-2971

                              Wells Fargo Bank, National Association
                              2030 Main Street, Suite 800
                              Irvine, California  92714
                              Attn: Debra Autry
                              Telecopy Number:  (714) 261-0946

                              Troutman Sanders LLP
                              Suite 5200
                              600 Peachtree Street
                              Atlanta, Georgia  30308-2216
                              Attn:  Joseph R. White, Esq.
                              Telecopy Number: (404) 885-3900


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                                85
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           Signatures Continued from Previous Page


Commitment:
$40,000,000                    U.S. BANK NATIONAL ASSOCIATION, f/k/a
                               FIRST BANK NATIONAL ASSOCIATION


                              By:___Stephen P. Bailey___________

                                 Name: ___Stephen P. Bailey_____

                                 Title:___Vice President________



                              U.S. Bank National Association
                              First Bank Place
                              601 Second Avenue South
                              Minneapolis, Minnesota  55402-4302
                              Attn: Real Estate Banking Division
                              Telecopy Number:  (612) 973-0830




              Signatures Continued on Next Page

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           Signatures Continued from Previous Page


                              "Agent"

                              WELLS FARGO BANK, NATIONAL ASSOCIATION,
                              as successor in interest to Wells Fargo
                              Realty Advisors Funding, Incorporated,
                              as Agent


                              By: _____Robert W. Belson__________

                                 Name: ___Robert W. Belson_______

                                 Title:___Senior Vice President__



                              Wells Fargo Bank, National Association
                              2859 Paces Ferry Road, Suite 1805
                              Atlanta, Georgia  30339
                              Attn: Loan Administration Manager
                              Telecopy Number: (770) 435-2262

                              with copies to:

                              Wells Fargo Bank, National Association
                              420 Montgomery Street, 9th Floor
                              San Francisco, California  94163
                              Attn: Leslie Eckstein
                              Telecopy Number:  (415) 391-2971

                              Wells Fargo Bank, National Association
                              2030 Main Street, Suite 800
                              Irvine, California  92714
                              Attn: Debra Autry
                              Telecopy Number:  (714) 261-0946

                              Troutman Sanders LLP
                              Suite 5200
                              600 Peachtree Street
                              Atlanta, Georgia  30308-2216
                              Attn:  Joseph R. White, Esq.
                              Telecopy Number: (404) 885-3900


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
                                 EXHIBIT I

                          FORM OF EXTENSION REQUEST

                           ______________ __, 199_


Wells Fargo Bank, National Association
2859 Paces Ferry Road
Suite 1805
Atlanta, Georgia  30339
Attention: ________________

Ladies and Gentlemen:

     Reference is made to that certain Third Amended and Restated Credit Agreement dated as of _________ __, 1998, (the "Credit Agreement"), by and among CBL & Associates Limited Partnership (the "Borrower"), Wells Fargo Bank, National Association, and U.S. Bank National Association and their assignees under Section 9.6 thereof ("Lenders"), and Wells Fargo Bank, National Association, as Agent (the "Agent"). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

     Pursuant to Section 2.11 of the Credit Agreement, the Borrower hereby requests that the Lenders and Agent extend the current Termination Date of _____________ __, 199_ by a one-year period to _________________ __, 1999_.

     The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof (a) no Default or Event of Default has occurred and is continuing, and (b) the representations and warranties of the Borrower contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, except to the extent such representations or warranties specifically relate to an earlier date or such representations or warranties become untrue by reason of events or conditions otherwise permitted under the Credit Agreement or the other Loan Documents.

                              CBL & ASSOCIATES LIMITED PARTNERSHIP

                              By:  CBL Holdings I, Inc., as General
                                        Partner

                              By:

                                 Name:

                                 Title:


                              Attest:

                                 Name:

                                 Title:

                                Schedule 3.1


                              Eligible Projects


                                                        Attributable
Project                                                 Borrowing Base
------------                                            ---------------

1.  Post Oak Mall                                       $39,000,000
    Brazos County, Texas

2.  Georgia Square Mall                                 $28,600,000
    Clark County, Georgia

3.  Twin Peaks Mall                                     $19,500,000
    Boulder County, Colorado


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